SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          THE NETWORK CONNECTION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

     N/A
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

     N/A
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $4,419,000
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

     $4,419,000
--------------------------------------------------------------------------------
5)   Total fee paid:

     $883.80
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                          THE NETWORK CONNECTION, INC.
                              222 NORTH 44TH STREET
                             PHOENIX, ARIZONA 85034
                                 (602) 200-8900

                       -----------------------------------
                           NOTICE AND PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 17, 1999
                       -----------------------------------

To the Holders of Our Common Stock:

     A Special Meeting of Stockholders (the "Meeting") of The Network Connection, Inc. (the "Company") will be held at the offices of Streich Lang, PA, Two North Central Avenue, Phoenix, Arizona, on September 17, 1999, at 9:00 am, local time, to consider and act upon the following matters:

     1. A proposal to ratify and approve the acquisition of the interactive entertainment business of Interactive Flight Technologies, Inc., a Delaware corporation ("IFT"), and the related issuance of 1,055,745 shares of our Common Stock, par value $.001 per share, and 2,495,400 shares of our Series D Convertible Preferred Stock, par value $.01 per share, pursuant to an Asset Purchase and Sale Agreement, dated as of April 30, 1999, by and between the Company and IFT, as amended by the First Amendment to Asset Purchase and Sale Agreement, dated as of May 14, 1999.

     2. A proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the authorized number of shares of capital stock of the Company to 42,500,000, of which 40,000,000 shares will be Common Stock and 2,500,000 shares will be Preferred Stock.

     The Board of Directors has fixed the close of business on July 23, 1999 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Meeting only if the holder is present at the Meeting in person or by valid proxy.

This Notice and Proxy Statement was mailed on or about ___________ to all Stockholders of record as of the record date. The officers and directors of the Company cordially invite you to attend the Meeting.

     Your attention is directed to the attached Proxy Statement.

                                        By Order of the Board of Directors,


Phoenix, Arizona
August ___, 1999

================================================================================
                                    IMPORTANT

STOCKHOLDERS ARE EARNESTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID ENVELOPE IS PROVIDED FOR MAILING.
================================================================================

                          THE NETWORK CONNECTION, INC.
                              222 NORTH 44TH STREET
                             PHOENIX, ARIZONA 85034
                                 (602) 200-8900

                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

     This Proxy Statement and the accompanying proxy are furnished to the stockholders of The Network Connection, Inc., a Georgia corporation, (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Company's Special Meeting of Stockholders (the "Meeting") to be held on September 17, 1999 and at any and all adjournments or postponements thereof (all holders of Common Stock and Preferred Stock entitled to vote at the Special Meeting are referred to herein as the "Stockholders"). THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS (THE "BOARD") OF THE COMPANY. The proxy materials were mailed on or about ____________ to the Stockholders of record at the close of business on July 23, 1999 (the "Record Date").

     The purpose of the Meeting will be to consider and vote upon the following proposals:

     1. To approve a proposal to ratify and approve the acquisition of the interactive entertainment business of Interactive Flight Technologies, Inc., a Delaware corporation ("IFT") and the related issuance of 1,055,745 shares of the Common Stock, par value $.001 per share, and 2,495,400 shares of the Series D Convertible Preferred Stock, par value $.01 per share, pursuant to an Asset Purchase and Sale Agreement, dated as of April 30, 1999, by and between the Company and IFT, as amended by the First Amendment to Asset Purchase and Sale Agreement, dated as of May 14, 1999 (the "Purchase Agreement").

     2. To approve a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the authorized number of shares of capital stock of the Company to 42,500,000, of which 40,000,000 shares will be Common Stock and 2,500,000 shares will be Preferred Stock.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Company's Secretary at 222 North 44th Street, Phoenix, Arizona 85034. The Company will bear the cost of soliciting proxies. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegraph or tele-facsimile. The Company has arranged for D.F. King & Co. Inc. to serve as its proxy solicitation agent. The fee for these services is estimated to be $6,000.

                          VOTING SECURITIES OUTSTANDING

     As of the Record Date, there were 6,338,076 issued and outstanding shares of Common Stock, par value $.001 per share, 1,500 shares of Series B 8% Convertible Preferred Stock, par value $.01 per share (the "Series B Stock"), 800 shares of Series C 8% Convertible Preferred Stock, par value $.01 per share (the "Series C Stock") and 2,495,400 shares of Series D Preferred Stock, par value $.01 per share (the "Series D Stock"). Each holder of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Meeting. The holder of the Series B Stock has no voting rights. The Series C Stock and Series D Stock, when issued, did not entitle their holder to any voting rights (other than special protective rights with respect to certain extraordinary transactions), although by their terms such shares became entitled to voting rights in the event that on or before July 15, 1999, the Company's Amended and Restated Articles of Incorporation had not been amended to increase the number of authorized shares of Common Stock sufficiently to permit the Company to issue to IFT the number of shares of Common Stock necessary to satisfy the Company's obligations upon the exercise of all options and warrants and conversion of all convertible securities held by IFT. Such event has not occurred, and all such shares are now entitled to certain voting rights. However, for purposes of the Meeting only, IFT has agreed to vote such preferred shares at the Meeting with respect to Proposal 1 in the same proportion as the shares of Common Stock present at the meeting so that the actual votes cast will be in the same proportion as if the Series C Stock and Series D Stock were not voting shares. See "Proposal 1 - Required Vote." As of the Record Date, all issued and outstanding shares of Common Stock represent a total of 6,338,076 votes. As of the Record Date, all issued and outstanding shares of Preferred Stock represent a total of 15,996,241 votes.

     The  holders of a majority of all issued and  outstanding  shares of Common
Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Meeting. Treasury shares, if any, will not be voted and are not counted in determining the number of outstanding shares for voting purposes.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Meeting will be tabulated by the inspectors of elections appointed for the Meeting and will determine whether or not a quorum is present. The inspectors of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The information included herein should be reviewed in conjunction with the exhibit accompanying this Proxy Statement.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth, as of July 23, 1999, the number and percentage of outstanding shares of Common Stock and Preferred Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the executive officers of the Company required to be disclosed pursuant to Item 403(b) of Regulation S-K, and (d) all directors and executive officers of the Company as a group.

                                             SHARES OF                  SHARES OF
                                               COMMON                   PREFERRED
                                               STOCK      PERCENT OF      STOCK        PERCENT OF
       NAME AND ADDRESS OF                 BENEFICIALLY     COMMON     BENEFICIALLY    PREFERRED
        BENEFICIAL OWNER                     OWNED (1)      STOCK        OWNED (1)       STOCK
       -------------------                 ------------   ----------   ------------    ----------
Irwin L. Gross                                     -0-         -0-             -0-        -0-
1811 Chestnut Street, Suite 120
Philadelphia, Pennsylvania 19103
Chairman of the Board of Directors

Morris C. Aaron (2)                             10,000           *             -0-        -0-
222 North 44th Street
Phoenix, Arizona 85034
Director, Executive Vice President
and Chief Financial Officer

Frank E. Gomer (3)                              10,000           *             -0-        -0-
222 North 44th Street
Phoenix, Arizona 85034
Director, President and Chief
Operating Officer

Wilbur Riner, Sr. (4)                           11,100           *             -0-        -0-
1324 Union Hill Road
Alpharetta, Georgia  30201
Director, Executive Vice President
Business Development

Dr. Moshe M. Porat                                 -0-         -0-             -0-        -0-
1811 Chestnut Street, Suite 120
Philadelphia, Pennsylvania 19103
Director

Stephen Schachman                                  -0-         -0-             -0-        -0-
1811 Chestnut Street, Suite 120
Philadelphia, Pennsylvania 19103
Director

Interactive Flight Technologies, Inc. (5)    3,011,764        38.6       2,497,700        100(6)
222 North 44th Street
Phoenix, Arizona  85034

                                             SHARES OF                  SHARES OF
                                               COMMON                   PREFERRED
                                               STOCK      PERCENT OF      STOCK        PERCENT OF
       NAME AND ADDRESS OF                 BENEFICIALLY     COMMON     BENEFICIALLY    PREFERRED
        BENEFICIAL OWNER                     OWNED (1)      STOCK        OWNED (1)       STOCK
       -------------------                 ------------   ----------   ------------    ----------
Barbara Riner (7)
1324 Union Hill Road                           514,543         8.1             -0-        -0-
Alpharetta, Georgia  30201

All directors and executive officers
 as a group (6 persons)                         31,100           *             -0-        -0-

----------
* Less than 1%.

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) within 60 days of April 30, 1999. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Includes options currently exercisable to acquire 12,500 shares of the Company's Common Stock and an option to acquire 12,500 shares which will become exercisable December 31, 1999.

(3) Includes options currently exercisable to acquire 12,500 shares of the Company's Common Stock and an option to acquire 12,500 shares which will become exercisable December 31, 1999.

(4) Does not include 490,120 shares held by Barbara Riner, the wife of Wilbur Riner. Also does not include options exercisable to purchase an aggregate of 24,423 shares held by Barbara Riner. Mr. Riner has disclaimed all beneficial interest in the shares held by his wife. Includes options currently exercisable to acquire 11,100 shares of the Company's Common Stock.

(5) Includes 1,155,899 shares of Common Stock issuable upon conversion of certain shares of Series B Stock held by IFT and 310,000 shares of Common Stock issuable upon exercise of warrants. Does not include 18,317,571 shares of Common Stock issuable as of July 23, 1999 upon conversion of (i) the balance of the Series B Stock, (ii) the Series C Stock, (iii) the Series D Stock and (iv) certain secured debt for which there is not a sufficient number of authorized Common Stock available. Includes 490,120 shares held by Barbara Riner which are subject to a proxy in favor of two officers of IFT.

(6) Does not include the shares of Series C Preferred Stock issuable upon conversion of certain convertible debt.

(7) Includes options currently exercisable to acquire 24,423 shares of the Company's Common Stock. Barbara Riner is the wife of Wilbur Riner. Does not include options to acquire 11,100 shares of the Company's Common Stock held by Wilbur Riner. Ms. Riner has disclaimed beneficial interest in the shares held by her husband.

     CHANGE OF CONTROL. A change in control of the Company occurred in connection with the acquisition by the Company of substantially all of the assets of the interactive entertainment division of IFT, which was completed on May 18, 1999. IFT acquired 1,055,745 shares of the common stock and 2,495,400 shares of the Series D Stock of the Company under the Purchase Agreement. The

Common Stock of the Company acquired by IFT in the transaction (the "Transaction") effected under the Agreement, when combined with the number of shares of Common Stock of the Company into which the shares of Series D Stock can be converted, constitute approximately 60% of the outstanding Common Stock of the Company on a fully diluted basis, as that term is defined in the Agreement. The Company does, however, not currently have a sufficient number of shares of Common Stock authorized to permit such a conversion.

     The consideration paid by IFT for all of such shares consisted of substantially all of the assets of the IFT's Interactive Entertainment Division, plus cash in the amount of $4,250,000. IFT obtained the cash portion of the consideration from its working capital reserves. As part of the Transaction, the Company also assumed certain liabilities related to the IFT assets transferred. The Company did not assume any liabilities or obligations arising out of the crash of Swissair Flight #111.

     IFT now beneficially owns, directly or indirectly, 3,011,764 shares of Common Stock, or 38.6% of the Common Stock of the Company, assuming conversion of certain shares of Series B Stock held by IFT and exercise of warrants to purchase shares of Common Stock. This amount does not include securities convertible into 18,317,571 shares of Common Stock for which there is currently not a sufficient number of authorized shares of Common Stock available. IFT now beneficially owns, directly or indirectly, 38.6% of the voting securities of the Company. Included in the foregoing figures are 490,120 shares of Common Stock subject to an irrevocable limited proxy that IFT holds through two of its officers to vote the shares in favor of certain transactions, as described in the Agreement, which proxy will terminate no later than December 31, 1999.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"):

     (i) certain statements, including possible or assumed future results of operations of the Company, including operations subsequent to the Transaction contained in "TERMS OF TRANSACTION," and certain statements regarding discussions with Nasdaq contained in "REASONS FOR REQUEST FOR RATIFICATION";

     (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends" or similar expressions; and

     (iii) other statements contained or incorporated by reference herein regarding matters that are not historical facts.

     Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements; factors that could cause actual results to differ materially include, but are not limited to, the future market for the Company's products, uncertainties in integrating the acquired operations with those of the Company, and technological changes. Shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

                                   PROPOSAL 1
           RATIFICATION OF ACQUISITION OF ASSETS AND ISSUANCE OF STOCK

SUMMARY

     Effective April 30, 1999, the Company entered into an Asset Purchase and Sale Agreement, as amended by the First Amendment to Asset Purchase and Sale Agreement, dated as of May 14, 1999 (the "Purchase Agreement"), between the Company and IFT, pursuant to which the Company acquired substantially all of the assets of the interactive entertainment business of IFT, including $4,250,000 in cash (the "Transaction"). As part of the Transaction and in consideration for the purchase, the Company issued to IFT 1,055,745 shares of the Company's Common Stock and 2,495,400 shares of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Stock").

     A copy of the Asset Purchase and Sale Agreement was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999, and the Asset Purchase and Sale Agreement, together with the First Amendment to Asset Purchase and Sale Agreement dated as of May 14, 1999, were filed as Exhibits 2.1 and 2.2 respectively to the Company's Current Report on Form 8-K, filed June 2, 1999. A copy of the Series D Designations is attached hereto as Exhibit A. Copies of the Purchase Agreement may be obtained free of charge by contacting the Company at ____________________, Attention Morris C. Aaron or through the Securities and Exchange Commission EDGAR database located at HTTP:/WWW.SEC.GOV on the worldwide web.

     The Board of Directors approved the terms of the Transaction. Although there is no legal requirement that the stockholders ratify the Transaction, the Board of Directors has directed that the Transaction be presented to the stockholders for ratification. See "REASONS FOR REQUEST FOR RATIFICATION."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE TRANSACTION.

BACKGROUND

     The Company incurred continued losses from operations and faced substantial liquidity concerns in fiscal year 1998. In its annual report on Form 10-KSB for the year ended December 31, 1998 the Company reported a net loss of $10.2 million and was substantially out of cash. In its quarterly report on Form 10-QSB for the quarter ended March 31, 1999, the Company reported a further net loss of $1.3 million, bringing the accumulated deficit to $17.4 million resulting in a shareholder deficit of $645,000. The audit report for the year ended December 31, 1999, dated April 15, 1999 indicated substantial doubt about the Company's ability to continue as a going concern. Due in part to these financial concerns, and no available cash on hand, the Company's Board of Directors approved the Transaction, which was completed on May 18, 1999.

REASONS FOR REQUEST FOR RATIFICATION

     Each share of the Series D Stock issued to IFT as part of the Transaction is convertible into 6.05 shares of the Company's Common Stock. The Series D Stock when originally issued, did not entitle its holders to any voting rights (other than special protective rights with respect to certain extraordinary transactions). However, by its terms each share of the Series D Stock became entitled to six votes because the Company's Articles of Incorporation were not amended to increase the authorized shares of Common Stock sufficiently to permit the Company to satisfy its obligations to issue shares of Common Stock under all options and warrants and convertible securities held by IFT on or prior to July 15, 1999.

     Under the rules of the National Association of Securities Dealers (the "NASD"), issuers whose securities are included in the Nasdaq SmallCap Market, where the Common Stock is listed, are required to obtain stockholder approval prior to the issuance of listed securities or in connection with an acquisition (other than a public offering for cash) where the issuance of common stock (or securities convertible into common stock) is or will equal or will be in excess of 20% or more of the common stock or voting power prior to issuance or where the issuance will cause a change in control (the "Rules").

     The Company made an application to Nasdaq for an exception to the Rules based on the Company's determination that the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise. However, Nasdaq notified the Company that it would not grant the exception to the Rules. At that point the Company determined that it had no choice but to complete the proposed Transaction in May in light of its critical financial condition.

     The Company structured and closed the Transaction with the objective of complying with the Rules. Specifically, the Company issued 1,055,745 shares of its voting Common Stock to IFT, which equaled 19.9% of any shares of the outstanding Common Stock prior to the closing of the transaction and prior to the conversion of any shares of the Series D Stock into Common Stock. Further, the Company deferred the commencement of the voting rights on the Series D Stock to July 15, 1999. The Company believed that it would have held the Meeting and received the ratification of the Stockholders before such date. Because the Meeting has been delayed, IFT has voluntarily agreed to vote its Preferred Stock at the Meeting for this Proposal in the same proportion as the Common Stock voted by the other Stockholders at the Meeting (even though it has the right to vote all of the Preferred Stock as it determines in its own discretion).

     The Company has advised Nasdaq that it will seek Stockholder ratification of the Transaction at the Meeting and that IFT has committed to vote its Preferred Stock as indicated above. The Company hopes that Nasdaq will deem its actions to be in compliance with the Rules, or if Nasdaq deems the Company violated the Rules by closing the Transaction, that it will view such actions as mitigating factors. If Nasdaq ultimately determines that the Company violated the Rules, the Company could be subject to delisting from the Nasdaq SmallCap Market. There can be no assurance that the Company's securities will remain listed on Nasdaq even if the Stockholders ratify the Transaction at the Meeting.

     A vote of "no" by the Stockholders on this Proposal will not affect the Agreement or the Series D Stock issued thereunder.

TERMS OF TRANSACTION

     As part of the Transaction, the Company acquired substantially all of the assets of IFT's Interactive Entertainment Division ("IED") plus cash in the amount of $4,250,000 (the "Acquired Business"). The assets transferred to the Company included all rights in IED's interactive entertainment intellectual property, fixed assets, inventory and other intangibles of IFT, prepaid expenses, and other property used in its business, as described in Schedules to the Agreement. As part of the Transaction, the Company also assumed certain liabilities related to the IFT assets transferred. The Company assumed no liabilities or obligations respecting possible claims, if any, from arising out of crash of Swissair Flight #111.

     Through its Interactive Entertainment Division, IFT had been engaged in the development, assembly, installation and operation of a computer-based in-flight entertainment network. The Company intends to use the acquired assets, including the intellectual property, trade secrets, and know-how, to continue to pursue TNC's CruiseView(TM), TrainView(TM) and AirView(TM) entertainment opportunities.

     The consideration for the acquisition of the Acquired Business consisted of 1,055,745 shares of the Company's Common Stock and 2,495,400 shares of the Company's Series D Stock and the assumption of certain liabilities.

     In the Agreement, IFT agreed for a three (3) year period not to (i) engage in any Competitive Business (as defined in the Agreement), (ii) solicit or accept business for any Competitive Business from anyone who is or becomes an active or prospective customer of TNC or its affiliates or who was an active or prospective customer of the Business at or prior to the Closing Date of the Transaction, (iii) solicit for employment or hire any employee of TNC or its affiliates, or (iv) attempt to do any of the things or assist anyone else in doing any of the things specified in (i), (ii), or (iii) above.

TERMS OF THE SERIES D PREFERRED STOCK

     The following description of the Series D Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Series D Designations.

DIVIDENDS

     The holders of shares of Series D Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor.

CONVERSION AT OPTION OF HOLDER

     The shares of Series D Stock are convertible, in whole or in part, at the option of the holder thereof (subject to certain limitations), into shares of Common Stock at an initial conversion rate of 6.05 shares of Common Stock for each share of Series D Stock, subject to adjustment for certain capital events.

LIQUIDATION RIGHTS

     In the event of the liquidation, dissolution, winding up or event of bankruptcy of the business of the Company, the holders of Series D Stock are entitled to receive a liquidation preference (together with other PARI PASSU securities) for each share of Series D Stock in an amount equal to $10.00 per share. At the option of each holder, certain sales of the assets or stock of the Company or a merger or reorganization event may be deemed a liquidation event, entitling the Holder to a liquidation preference of $12.00 per share.

VOTING RIGHTS

     Except as otherwise provided by the Georgia Business Corporation Code and except for certain special protective provisions, the holders shall have no voting rights unless on or before July 15, 1999, the Articles of Incorporation of the Company have not been amended to increase the number of authorized shares of Common Stock sufficiently to permit the Company to issue to IFT the number of shares of Common Stock necessary to satisfy the Company's obligations upon the exercise of all options and warrants and conversion of all convertible securities held by IFT. In the event such amendment has not occurred on or before July 15, 1999, each share of Series D Stock shall be entitled to six (6) votes.

FAIRNESS OPINION

     In connection with the Transaction, the Company engaged the firm, ValueMetrics, Inc., a national valuation company, to advise the Company on the fairness to the Stockholders from a financial standpoint of the consideration to be paid to the Company under the terms of the Agreement. The Company's reasons for selecting ValueMetrics, Inc. included such firm's availability of resources to timely complete the engagement, cost, and expertise and knowledge of the relevant market. ValueMetrics, Inc. provided the Company with its favorable opinion that the consideration to be paid under the terms of the Agreement and in connection with the Transaction was fair to the Company and its shareholders from a financial standpoint. ValueMetrics had no relationship to the Company or IFT prior to this engagement. The procedures and methodology used by ValueMetrics, Inc. in reaching its determination are set forth in its opinion delivered to the Board of Directors, which is annexed hereto as Exhibit C.

REQUIRED VOTE

     The affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock present at the Meeting in person or by proxy will be required for the ratification of the Transaction and of the issuance of the 1,055,745 shares of the Common Stock and 2,495,400 shares of Series D Stock in connection therewith. However, because the Series C Stock and the D Stock have now become entitled to vote, IFT, the sole holder, has voluntarily decided to vote such shares at the Meeting in the same proportion as the shares of Common Stock present at the Meeting, such that the result obtained will be the same as if the Preferred Stock were not voting. Such decision relates to the Meeting only, and were a subsequent vote to occur, IFT would vote its shares in its sole discretion.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

     On May 18, 1999, Interactive Flight Technologies, Inc. ("IFT") received from The Network Connection, Inc. (the "Company") 1,055,745 shares of its common stock and 2,495,400 shares of its Series D Convertible Preferred Stock in exchange for $4,250,000 in cash and substantially all the assets and certain liabilities of IFT's Interactive Entertainment Division ("IED"), as defined in the Asset Purchase and Sale Agreement dated April 30, 1999, as amended. The transaction has been accounted for as a reverse merger whereby, for accounting purposes, IFT is considered the accounting acquiror and the Company is treated as the successor to the historical operations of IED. Accordingly, the historical financial statements of the Company, which previously have been reported to the Securities and Exchange Commission ("SEC") on Forms 10-KSB, 10-QSB, among others, as of and for all periods through March 31, 1999, will be replaced with those of IFT. The Company will continue to file as a SEC registrant and continue to report under the name The Network Connection, Inc. IFT will continue to report as a separate SEC registrant, owning the shares of the Company as described above. The historical financial statements of the Company up to the date of the transaction will no longer be included in future filings of the Company.

     The attached unaudited pro forma condensed combined balance sheet as of April 30, 1999 and the unaudited pro forma condensed combined statements of operations for the six months ended April 30, 1999(1) and the year ended October 31, 1998(2) give effect to the acquisition (as described above), as of April 30, 1999 for purposes of the balance sheet and as of the beginning of the periods presented for purposes of the statements of operations. As a result of the reverse merger, the assets and liabilities of IED are presented at their historical cost basis and the assets and liabilities of the Company have been recorded at their estimated fair market value at the date of the transaction for purposes of the purchase price allocation. The unaudited pro forma condensed combined statements of operations assume that the acquisition took place at the beginning of each period presented and combine the results of operations of the Company for the six months ended March 31, 1999 and IFT for the six months ended April 30, 1999 and the results of operations of the Company for the year ended December 31, 1998 and IFT for the year ended October 31, 1998. The unaudited pro forma condensed combined balance sheet combines the balance sheets of the Company as of March 31, 1999 and IFT as of April 30, 1999, giving effect to the acquisition as if it had occurred on April 30, 1999.

         The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and IFT's IED been combined during the periods presented. In addition, the unaudited pro forma results of operations are not intended to be a projection of future period results.

----------
(1) The Company reports on a calendar year basis, and as such, the underlying balance sheet data and results of operations are as of and for the six months ended March 31, 1999. The balance sheet data as of March 31, 1999 was derived from the Company's March 31, 1999 Form 10-QSB filed with the SEC. The results of operations data for the six months ended March 31, 1999 was derived from the results of operations for the fourth quarter of 1998 (three months ended December 31, 1998) included in the Company's December 31, 1998 Form 10-KSB filed with the SEC and the results of operations for the three months ended March 31, 1999 derived from the Company's March 31, 1999 10-QSB filed with the SEC. As such, the results of operations for the fourth quarter of 1998 for the Company are included in both the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended April 30, 1999 and the year ended October 31, 1998.

(2) The Company reports on a calendar year basis, and as such, the underlying results of operations are for the period ended December 31, 1998, as filed on Form 10-KSB.

                          THE NETWORK CONNECTION, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED APRIL 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                          Pro Forma    Pro Forma
                                       IFT       TNCI    Adjustments    Combined
                                     -------   -------   -----------    -------

Revenues                             $   627   $   (16)    $    --      $   611
Cost of revenues                         374       257          --          631
                                     -------   -------     -------      -------
Gross profit (loss)                      253      (273)         --          (20)
                                     -------   -------                  -------
Operating Expenses:
  Selling, general and
     administrative                    3,645     1,952        (207)(E)    5,390
  Research and development                --       290          --          290
  Provision for doubtful accounts
     and inventory reserves               --     3,622          --        3,622
  Reversal of warranty, maintenance
     and commission accruals          (1,987)       --          --       (1,987)
  Expenses associated with
     investments                         300        --          --          300
  Special charges                         --       595          --          595
  Amortization of goodwill                                     236 (E)      236
                                     -------   -------     -------      -------
                                       1,958     6,459          29        8,466
                                     -------   -------     -------      -------

Operating loss                        (1,705)   (6,732)        (29)      (8,466)
Interest income                          845        --          --          845
Interest expense                          (3)     (525)         --         (528)
Other income                              49        --          --           49
                                     -------   -------     -------      -------
Net loss                                (814)   (7,257)        (29)      (8,100)

Preferred stock dividends                 --       303          --          303

Net loss to common shareholders      $  (814)  $(7,560)    $   (29)     $(8,403)
                                     =======   =======     =======      =======

Basic and diluted net loss per share           $ (1.51)                 $ (1.39)
                                               =======                  =======

Weighted average shares outstanding              5,006       1,056 (F)    6,062
                                               =======     =======      =======

See accompanying notes to unaudited pro forma condensed combined financial statements.

                          THE NETWORK CONNECTION, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                          Pro Forma    Pro Forma
                                      IFT        TNCI    Adjustments   Combined
                                    --------   --------   --------     --------

Revenues                            $ 19,143   $  5,003   $     --     $ 24,146
Cost of revenues                      15,762      3,005         --       18,767
                                    --------   --------   --------     --------
Gross profit                           3,381      1,998         --        5,379
Operating Expenses:
  Selling, general and
     administrative                   11,388      3,966       (590)(E)   14,764
  Research and development             1,092        397         --        1,489
  Provision for doubtful
     accounts and inventory reserves      10      6,464         --        6,474
  Special charges                        400        595         --          995
  Amortization of goodwill                --         --        473 (E)      473
                                    --------   --------   --------     --------
                                      12,890     11,422       (117)      24,195
                                    --------   --------   --------     --------

Operating loss                        (9,509)    (9,424)       117      (18,816)
Interest income                        2,251         --         --        2,251
Interest expense                         (12)      (209)        --         (221)
Other income                              10         --         --           10
                                    --------   --------   --------     --------
Net loss                              (7,260)    (9,633)       117      (16,776)
Preferred stock dividends                 --        575         --          575
                                    --------   --------   --------     --------
Net loss to common shareholders     $ (7,260)  $(10,208)  $    117     $(17,351)
                                    ========   ========   ========     ========

Basic and diluted net loss per share           $  (2.31)               $  (3.16)
                                               ========                ========

Weighted average shares outstanding               4,427     (1,056)(F)    5,483
                                               ========   ========     ========

See accompanying notes to unaudited pro forma condensed combined financial statements.

                          THE NETWORK CONNECTION, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 APRIL 30, 1999
                             (DOLLARS IN THOUSANDS)

                                          IFT-IED        TNCI
                                         April 30,     March 31,     Pro Forma      Pro Forma
                                           1999          1999       Adjustments     Combined
                                         ---------     --------     -----------     --------
Current assets:
  Cash & cash equivalents                 $4,369       $    107      $     --        $ 4,476
  Restricted cash                            447            447            --             --
  Notes receivable                            --            229            --            229
  Accounts receivable                      1,251          1,478            --          2,729
  Inventories, net                         1,513          2,681        (1,281)(C)      2,913
  Prepaid expenses                             7             26            --             33
  Other current assets                       109             --            --            109
                                          ------       --------      --------        -------
     Total current assets                  7,696          4,521        (1,281)        10,936
Property and equipment, net                  594          2,414          (806)(B)      2,202
Goodwill                                      --             --         4,728 (A)      4,728
Other assets                                 555             84            --            639
                                          ------       --------      --------        -------
     Total assets                         $8,845       $  7,019      $  2,641        $18,505
                                          ======       ========      ========        =======
Current liabilities:
  Accounts payable and accrued
    liabilities                           $2,682       $  2,609      $     --        $ 5,291
  Notes payable                               --          2,293            --          2,293
  Deferred revenue                         2,158            521            --          2,679
  Accrued product warranties               3,836             --            --          3,836
                                          ------       --------      --------        -------
     Total current liabilities             8,676          5,423            --         14,099
Long term debt                                --            693            --            693
                                          ------       --------      --------        -------
     Total liabilities                     8,676          6,116            --         14,792

Series B 8% preferred (1,500
  shares $.01 par value)                      --          1,549        (1,549)(D)         --

Shareholders' equity:
  Series B 8% preferred (1,500 shares
    $.01 par value and $1,000 stated value)   --             --            15 (D)         15
  Series C 8% preferred (800 shares
    $.01 par value and $1,000 stated value)   --             --             8 (D)          8
  Series D preferred (2,495,400 shares
    $.01 par value and $10 stated value)      --             --            25 (D)         25
  Common stock                                --              5             1 (D)          6
  Additional paid in capital                  --         16,704       (13,214)(D)      3,490
  Retained earnings (deficit)                169        (17,355)       17,355 (D)        169
                                          ------       --------      --------        -------
     Total shareholders' equity              169           (646)        4,190          3,713
                                          ------       --------      --------        -------
Total liabilities and equity              $8,845       $  7,019      $  2,641        $18,505
                                          ======       ========      ========        =======

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1) BASIS OF ACCOUNTING

     On May 18, 1999, The Network Connection, Inc. (the "Company") completed the issuance of 1,055,745 shares of its common stock and 2,495,400 shares of its Series D Convertible Preferred Stock in exchange for $4,250,000 in cash and all the assets and certain liabilities of IFT's Interactive Entertainment Division ("IED"), as defined in the Asset Purchase and Sale Agreement, dated April 30, 1999, as amended. The transaction has been accounted for as a reverse merger whereby, for accounting purposes, IFT is considered the accounting acquiror and the Company is treated as the successor to the historical operations of IFT. Accordingly, the historical financial statements of the Company, which previously have been reported to the Securities and Exchange Commission ("SEC") on Forms 10-KSB, 10-QSB, among others, as of and for all periods through March 31, 1999, will be replaced with those of IFT (IED).

     The Company will continue to file as a SEC registrant and continue to report under the name The Network Connection, Inc. IFT will also continue to report as a separate SEC registrant, owning the shares of the Company as described above.

     The unaudited pro forma condensed combined balance sheet as of April 30, 1999, gives effect to the transaction as if the transaction had taken place on April 30, 1999 and combines IED's unaudited April 30, 1999 contributed assets and liabilities, as derived from IFT's unaudited April 30, 1999 financial statements, with the Company's unaudited balance sheet as of March 31, 1999.

     The unaudited pro forma condensed combined statement of operations for the six months ended April 30, 1999 is presented using the Company's unaudited statement of operations for the six months ended March 31, 1999 (see note 1 on page 12) combined with IFT's unaudited statement of operations for the six months ended April 30, 1999 as if the transaction had taken place on November 1, 1998.

     The unaudited pro forma condensed combined statement of operations for the year ended October 31, 1998 is presented using the Company's audited statement of operations for the year ended December 31, 1998 combined with IFT's audited statement of operations for the year ended October 31, 1998, as if the transaction had taken place on November 1, 1997.

     As a result, the Company's results of operations for the three months ended December 31, 1998 are included in the unaudited pro forma condensed combined statements of operations for both the six months ended April 30, 1999 and the year ended December 31, 1998.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's unaudited financial statements as of and for the three months ended March 31, 1999 as filed on Form 10-QSB and the audited financial statements as of and for the year ended December 31, 1998, as filed on Form 10-KSB, and with IFT's unaudited consolidated financial statements as of and for the six months ended April 30, 1999 as filed on Form 10-QSB and the audited consolidated financial statements as of and for the year ended October 31, 1998 as filed on Form 10-KSB.

     The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and IFT's IED been combined during the periods presented. In addition, the unaudited pro forma results are not intended to be a projection of future period results. The purchase price was allocated to assets and liabilities based on management's current estimate of their value. The final allocation of the purchase price may vary from the estimated allocation herein.

2) Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

     The  accompanying  pro  forma  adjustments   reflect  adjustments  for  the
following items:

          A. To reflect the excess of  acquisition  cost over the estimated fair
value  of  net   liabilities   assumed   (goodwill).   The  purchase  price  and
purchase-price allocation are summarized as follows (all dollars in thousands):


Purchase price paid as:
  Cash                                                        $ 4,250
  Net fair value of assets of
       IFT contributed per the Agreement (excluding
       cash contribution but including other cash               4,595
       equivalents)
  Net fair value of liabilities of IFT contributed per
       the Agreement                                           (8,676)
                                                              -------
  Total purchase consideration                                          $   169

Allocated to:
  Historical book value of TNCI's net liabilities                (971)

  Adjustments to write-down assets to fair value:
  Inventories, net                                             (1,281)

  Property and equipment                                         (806)

  Total fair value of net liabilities assumed                            (3,058)

  Excess of fair value of TNCI Series B and Series C
  preferred stock over its recorded or stated value                      (1,501)
                                                                        -------

Excess of purchase price over fair value of net liabilities
assumed (goodwill)                                                      $ 4,728
                                                                        =======

          B. To reflect the write-down in property and equipment to fair value based on new management's estimate of fair market value based on a review of such assets and independent third party data where available.

          C. To reflect adjustments to arrive at the fair market value of such assets based on management's estimate of fair market value based on a review of such assets and other available data. Adjustments to inventory reflect certain changes in business strategy and potential customer orders since March 31, 1999, with respect to market opportunities for the Company's future service offerings.

          D. To reflect the elimination of certain shareholders' equity and mezzanine preferred stock accounts of TNCI, to reflect the issuance of TNCI common stock and Series D preferred stock in connection with the Transaction and to reflect the separate purchase (prior to the acquisition date) of the Company's Series B and C preferred stock by IFT.

          E. To reflect the decrease in depreciation and amortization expense due to (1) the amortization of goodwill on a straight-line basis over ten years, and (2) decrease in depreciation resulting from the write-down of property and equipment, depreciated on a straight-line basis over periods of approximately five years.

          F. Weighted average common shares outstanding reflects the 1,055,745 common shares of the Company issued in connection with the Transaction as if such shares were outstanding as of the beginning of each period presented.

REGULATORY AND LEGAL REQUIREMENTS

     No federal or state approvals are required in connection with the Transaction.

ACCOUNTING TREATMENT AND INCOME TAX CONSEQUENCES OF TRANSACTION

     In accordance with generally accepted accounting principles, the Transaction has been accounted for as a reverse merger. See, "Notes to Unaudited Pro Forma Condensed Combined Financial Statements." The Company will not recognize any gain or loss for federal income tax purposes on the acquisition of the Acquired Business in consideration for Common Stock and Series D Stock of the Company and the assumption of certain liabilities of IFT, and the Company's adjusted basis in the non cash portion of the Acquired Business will be equal to the fair market value of the consideration paid by the Company for such Assets.

     The change in control of the Company that occurred in connection with the Transaction may restrict the future utilization by the Company of its net operating losses. As of December 31, 1998, the Company had net operating loss carry forwards of approximately $5,338,000.

CERTAIN RELATIONSHIPS

     Three of the directors of the Company, Messrs. Gomer, Gross and Aaron, are also affiliates of IFT. Prior to the Transaction, there was no relationship between the Company and IFT except:

     (i) subsequent to signing the February 4, 1999 Letter of Intent with IFT, the Company had significant cash flow and liquidity problems. To help remedy these problems, IFT made a number of advances to the Company, which advances are evidenced by a Secured Promissory Note dated January 26, 1999 and four separate amendments, or Allonges, to the Secured Promissory Note dated January 29, March 19, March 24, and May 10. Prior to the Transaction, the approximate principal balance of the Secured Promissory Note was $750,000;

     (ii) pursuant to the Fourth Allonge to the Secured Promissory Note evidencing such loan, the balance due from the Company to IFT is convertible into shares of the Series C Preferred at a conversion price of $1,000 per share, and such Series C Preferred Stock is convertible into Common Stock of the Company at a conversion price equal to the lesser of (a) $2.6875 per share; (b) 66.67% of the Average Share Price per share of the Company's Common Stock, as defined in the Articles of Amendment to Articles of Incorporation dated April 30, 1999 re Designations, Preferences and Rights of Series C Preferred Stock filed May 5, 1999 (the "Series C Designations"); or (c) at a reduced price pursuant to Section 6.5 of the Series C Designations, as described in the Articles of Amendment to the Articles of Incorporation filed May 5, 1999. The holders of the Series C Preferred have no voting power, except that in the event that on or before July 15, 1999, the Company's Articles of Incorporation have not been amended to increase the number of authorized shares of Common Stock sufficiently to permit the Company to issue to IFT, upon the exercise of all options and warrants and the conversion of all convertible securities held by IFT, that number of shares of Common Stock necessary to satisfy the Company's obligations under all such securities, then the shares of Series C Preferred, in combination with the shares of Series B Preferred, shall entitle the holders thereof to cast that number of votes at any duly called meeting of the stockholders of the Company which, when added to the shares of Common Stock held by any of the holders of the Series B Preferred and Series C Preferred on the record date for such stockholder meeting, shall be necessary to equal a majority of the number of votes entitled to be cast at such stockholder meeting by the holders of all voting shares of the Company; and

     (iii) on May 11, 1999, IFT acquired 1,500 shares of Series B Preferred of the Company and cash in the amount of $1,030,000 from a third party in exchange for 3000 shares of IFT's Series A 8% Convertible Preferred Stock, par value $.01 per share, Stated Value $1,000 per share and warrants to purchase 87,500 shares of IFT's Class A Common Stock at an exercise price of $3.00 per share, and acquired 800 shares of the Series C Preferred from the Company in consideration for waiving past arrearages and defaults under the Series B Preferred. The Series C Preferred is convertible to Common Stock of the Company as described above. The Series B Preferred is convertible into the Common Stock of the Company at a conversion price equal to the lowest of (a) 75% of the Average Price (as defined in the Articles of Amendment to the Articles of Incorporation of the Company dated as of April 29, 1999) of TNC's Common Stock calculated at the time of conversion; or (b) 75% of such Average Price calculated as if April 29, 1999 were the conversion date. The holders of Series B Preferred have no voting power.

MARKET DATA

     The per share closing sale price of TNCI Common Stock on Nasdaq on February 3, the last full trading day prior to the public announcement of the signing of the Letter of Intent was $3.81. On May 17, 1999, the last trading day prior to the public announcement of the signing of the Purchase Agreement, the per share closing price of TNCI Common Stock as reported on Nasdaq was $3.00.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE TRANSACTION.

                                   PROPOSAL 2
        AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

     The Company's Amended and Restated Articles of Incorporation currently authorizes the Company to issue Twelve Million Five Hundred Thousand shares of capital stock including Ten Million shares of Common Stock, par value $.001 per share. The Board of Directors has approved, subject to shareholder approval, an amendment to Article V of the Company's Amended and Restated Articles of Incorporation, as amended, to increase the total number of authorized shares of capital stock to 42,500,000 shares, of which 40,000,000 shares will be Common Stock and 2,500,000 shares will be Preferred Stock.

     The text of the  current  Article V and the text of proposed  amendment  to
Article V of the Company's Amended and Restated Articles of Incorporation is attached hereto as Exhibit C.

     In connection with the Transaction (see PROPOSAL 1), the Company issued 2,495,400 shares of its Series D Stock to IFT. Such shares are convertible into shares of the Company's Common Stock. As of July 23, 1999, 6,338,076 shares of Common Stock are issued and outstanding.

     The proposed increase in the number of shares of authorized Common Stock will ensure that shares will be available for future financings, acquisitions, stock splits, stock dividends and other corporate purposes and for issuance upon conversion of the Series D Stock and other outstanding convertible preferred shares, options and warrants. Except as set forth above, the Company has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.

     No further action by the Company's stockholders would be necessary to issue the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed.

     The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding.

     Except as stated above, the Company has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any additional shares of Common Stock which would be authorized by the proposed amendment. However, the increased authorized shares could be used to make a takeover attempt more difficult such as by using the shares to make a counteroffer for the shares of the bidder or by selling shares to dilute the voting power of the bidder.

     The Company is not proposing any increase in the number of shares of authorized preferred stock.

CHARACTERISTICS OF COMMON STOCK

     The holders of Common Stock elect all directors and are entitled to one vote per share on all matters submitted to a vote of the Stockholders. Stockholders are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose, subject to satisfaction of any preferences of the Preferred Stock. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro-rata in any distribution to Stockholder, subject to satisfaction of any preferences of the Preferred Stock. Holders of Common Stock have no preemptive, subscription or conversion rights.

     Shares of Common Stock generally may be issued by the Board for any proper corporate purpose without further Stockholder action, unless required by applicable laws, rules or regulations.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding Common Stock and Preferred Stock is required for the approval of the amendment to the Company's Certificate of Incorporation. The Series C Stock and the Series D Stock are entitled to vote at the Meeting and IFT intends to vote such shares at the Meeting in favor of Proposal 2.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission accompany this Proxy Statement and are incorporated by reference in this Proxy Statement:

     By the Company (File No. 001-13760)

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as amended by Amendment No. 1, filed April 15, 1999 (the "TNCI 10-KSB");

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

     By IFT (File No. 0-25668)

     1. IFT's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998, filed January 20, 1999.

     2. The  Company's  Quarterly  Reports on Form 10-QSB for the quarter  ended
January 31, 1999, filed March 17, 1999 and the quarter ended April 30, 1999, filed June 14, 1999.

     All documents filed by the Company and IFT pursuant to Sections 13, 14 or 15 of the 1934 Act, subsequent to the date of this Proxy Statement and prior to the date on which the Meeting is held, shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by referenced herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement is delivered, upon written or oral request of such person, and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the information incorporated by reference herein including subsequently filed documents, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests for information concerning the Company should be directed to Morris C. Aaron. Requests for information concerning IFT should be directed to David Shevrin.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse Coopers has served as independent auditors of the Company since December 1997. KPMG Peat Marwick has served as independent auditors of IFT since October 1995. A representative of each of Price Waterhouse Coopers and KPMG Peat Marwick is expected to be present at the Meeting and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Special Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Special Meeting other than as set forth in the Notice.

                                        By Order of the Board of Directors,




Phoenix, Arizona

                                   EXHIBIT A

                      Interactive Flight Technologies, Inc.
                        Asset Purchase and Sale Agreement

                      ARTICLES OF AMENDMENT TO THE ARTICLES
                               OF INCORPORATION OF
                          THE NETWORK CONNECTION, INC.

                                 ---------------

         These Articles of Amendment (the "Amendment") are being executed as of May 5, 1999, for the purpose of amending the Articles of Incorporation of The Network Connection, Inc. (the "Company"), pursuant to Section 14-2-602 of the Georgia Business Corporation Code.

         NOW, THEREFORE, the undersigned hereby certifies as follows:

         FIRST: The name of the corporation is The Network Connection, Inc.

         SECOND: Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors, adopted the following resolution providing for the creation of Two Million Four Hundred Ninety-Five Thousand Four Hundred (2,495,400) shares of Series D Convertible Preferred
Stock:

         RESOLVED, that pursuant to Article V of the Articles of Incorporation of the Company, there be and hereby is authorized and created a series of Preferred Stock, hereby designated as Series D Convertible Preferred Stock to consist of Two Million Four Hundred Ninety-Five Thousand Four Hundred (2,495,400) shares with a par value of $.01 per share and a Stated Value of $10.00 per share (the "Stated Value"), and that the designations, preferences and relative, participating, optional or other rights of the Series D Convertible Preferred Stock (the "Series D Preferred Stock") and qualifications, limitations or restrictions thereof, shall be as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The terms defined in this Article whenever used in this Amendment have the following respective meanings:

              (a)  "ADDITIONAL  CAPITAL  SHARES"  has the  meaning  set forth in
Section 6.1(c).

              (b) "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

              (c) "AGREEMENT" means that certain Asset Purchase and Sale Agreement dated April 29, 1999 between the Corporation and IFT.

              (d) "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

              (e) "CAPITAL SHARES" means the Common Shares and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Corporation.

              (f) "CLOSING DATE" means the date of closing under the Agreement.

              (g) "COMMON SHARES" or "COMMON STOCK" means shares of common stock, $.001 par value, of the Corporation.

              (h) "COMMON STOCK ISSUED AT CONVERSION" when used with reference to the securities issuable upon conversion of the Series D Preferred Stock, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which the Series D Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

              (i) "CONVERSION DATE" means any day on which all or any portion of shares of the Series D Preferred Stock is converted in accordance with the provisions hereof.

              (j) "CONVERSION NOTICE" has the meaning set forth in Section 6.2.

              (k) "CONVERSION PRICE" means on any date of determination the applicable price for the conversion of shares of Series D Preferred Stock into Common Shares on such day as set forth in Section 6.1.

              (l) "CORPORATION" means The Network Connection, Inc., a Georgia corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

              (m) "CURRENT MARKET PRICE" on any date of determination means the closing bid price of a Common Share on such day as reported on the NASDAQ or such other exchange or quotation system where such Common Stock is traded.

              (n) "HOLDER" means IFT, any successor thereto, or any Person to whom the Series D Preferred Stock is subsequently transferred in accordance with the provisions hereof.

              (o) "IFT" means Interactive Flight Technologies, Inc., a Delaware corporation.

              (p) "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

              (q) "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, a unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

              (r) "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

              (s) "VALUATION EVENT" has the meaning set forth in Section 6.1.

              All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2
                                    RESERVED

                                    ARTICLE 3
                                      RANK

         The Series D Preferred Stock shall rank (i) prior to the Common Stock;
(ii) prior to any class or series of capital stock of the Corporation hereafter created other than "Pari Passu Securities" (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with Corporation's Series B 8% Convertible Preferred Stock and with Corporation's Series C 8% Convertible Preferred Stock, and (iv) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the Series D Preferred Stock ("Pari Passu Securities").

                                    ARTICLE 4
                                    DIVIDENDS

         The Holder shall be entitled to receive dividends and distributions on or with respect to the Series D Preferred Stock if, as, when, and in the amounts declared by Corporation's Board of Directors.

                                    ARTICLE 5
                             LIQUIDATION PREFERENCE

         (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series D Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series D Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preferences payable on all such shares.

         (b) At the option of each Holder, the sale, conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of Series D Preferred Stock in accordance with and subject to the terms of this Article 5; PROVIDED, that all holders of Series D Preferred Stock shall be deemed to elect the option set forth above if at least a majority in interest of such holders elect such option. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

         (c) For purposes hereof, the "Liquidation Preference" with respect to a share of the Series D Preferred Stock shall mean an amount equal to the Stated Value thereof.

                                    ARTICLE 6
                     CONVERSION OF SERIES D PREFERRED STOCK

         SECTION 6.1 CONVERSION; CONVERSION PRICE. Each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock (rounded to the nearest 1/100 of a share) equal to a fraction, the numerator of which is (a) the product of One Hundred Fifty Percent (150%) multiplied by the number of outstanding shares of Common Stock on the Closing Date (excluding the shares of Common Stock and Preferred Stock issued to IFT on the Closing Date pursuant to the Agreement), treating all convertible securities (other than the Series D Preferred Stock), options, warrants, and other rights to acquire securities of Corporation outstanding on the Closing Date as if they had been converted or exercised (whether or not actually converted or exercised), as the case may be, minus (b) the number of shares of Common Stock issued to IFT on the Closing Date pursuant to the Agreement, and the denominator of which is 2,495,400.

         Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs after the date hereof as a result of which the number of Common Shares Outstanding (assuming for purposes of such determination, the issuance of all such shares pursuant to an exercise or conversion (as the case may be) of options, warrants, and other securities issued as part of such Valuation Event) shall be increased or decreased, then the Conversion Price shall automatically be proportionately decreased or increased, respectively, and the number of Common Shares reserved for issuance pursuant to the conversion of the then Outstanding Series D Preferred Stock shall be automatically proportionately increased or decreased respectively, so as appropriately to reflect the effects of such Valuation Event, effective immediately upon the effectiveness of such Valuation Event. The adjustment required by the foregoing sentence shall be effectuated each time a separate Valuation Event shall occur, and such adjustments shall therefore be cumulative.

For purposes of this Section 6.1, a "VALUATION EVENT" shall mean an event in which the Corporation at any time takes any of the following actions:

         (a) subdivides or combines its Capital Shares;

         (b) makes any distribution or dividend of its Capital Shares in respect of Outstanding Capital Shares;

         (c) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in the foregoing Sections 6.1(a) and 6.1(b) above, at a price per share less, or for other consideration lower, than the Current Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those presently in effect and issuances under presently outstanding warrants, options or convertible securities, to officers, directors or employees of the Corporation, or otherwise under the Corporation's 1994 Employee Stock Option Plan or non-employee Director Stock Option Plan;

         (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

         (e) issues any securities convertible into or exchangeable or exercisable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

         (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation's assets (other than under the circumstances provided for in the foregoing Sections 6.1(a) through 6.1(e)); or

         (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 6.1(a) through 6.1(f), inclusive, which in the opinion of the Corporation's Board of Directors, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of the Series D Preferred Stock.

         SECTION 6.2 EXERCISE OF CONVERSION PRIVILEGE. (a) Conversion of the Series D Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the "Conversion Notice") to the Corporation. Each date on which a Conversion Notice is telecopied to and received by the Corporation in accordance with the provisions of this Section 6.2 shall constitute a Conversion Date. The Corporation shall convert the Series D Preferred Stock and issue the Common Stock Issued at Conversion effective as of the Conversion Date. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. The Holder shall deliver the shares of Series D Preferred Stock to the Corporation by express courier within 30 days following the date on which the telecopied Conversion Notice has been transmitted to the Corporation. Upon surrender for conversion, the Series D Preferred Stock shall be accompanied by a proper assignment hereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Corporation's receipt of such Conversion Notice, or such Series D Preferred Stock, whichever is later, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 6, and (ii) cause to be mailed for delivery by overnight courier to the Holder (X) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion and (Y) cash, as provided in Section 6.3, in respect of any fraction of a Share issuable upon such conversion. Holder shall indemnify the Corporation for any damages to third parties as a result of a claim by such third party to ownership of the Series D Preferred Stock converted prior to the receipt of the Series D Preferred Stock by the Corporation. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates as long as the Series D Preferred Stock shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder of the Series D Preferred Stock, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 6.4), to surrender the Series D Preferred Stock and to release the Corporation from all liability thereon. No cash payment aggregating less than $1.50 shall be required to be given unless specifically requested by the Holder.

         (b) If, at any time (i) the Corporation challenges, disputes or denies the right of the Holder hereof to effect the conversion of the Series D Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 6.2 or (ii) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of the Series D Preferred Stock into Common Shares, then the Holder shall have the right but not the obligation, by written notice to the Corporation, to require the Corporation promptly to redeem the Series D Preferred Stock for cash at a redemption price equal to, in the case of (i), one hundred and twenty-five percent (125%) of the Stated Value thereof and, in the case of (ii), one hundred and fifteen percent (115%) of the Stated Value thereof (each, the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

         SECTION 6.3 FRACTIONAL SHARES. No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of the Series D Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction. No cash payment of less than $1.50 shall be required to be given unless specifically requested by the Holder.

         SECTION 6.4 RECLASSIFICATION, CONSOLIDATION, MERGER OR MANDATORY SHARE EXCHANGE. At any time while the Series D Preferred Stock remains outstanding and any shares thereof have not been converted, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of the Series D Preferred Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series D Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of the Series D Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series D Preferred Stock providing that the Holder shall have the right to convert such new Series D Preferred Stock (upon terms and conditions not less favorable to the Holder than those in effect pursuant to the Series D Preferred Stock) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the Series D Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the Series D Preferred Stock had the Series D Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 6.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

         SECTION 6.5 COMPLIANCE WITH SECTION 13(D). Notwithstanding anything herein to the contrary, until the Holder shall have filed a Schedule 13D or
Schedule 13G under the Securities Exchange Act of 1934 (the "Exchange Act") and otherwise complied with the requirements of Section 13 of the Exchange Act with respect to its beneficial ownership of the Common Stock, the Holder shall not have the right, and the Corporation shall not have the obligation, to convert all or any portion of the Series D Preferred Stock if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion would result in the Holder's being deemed the "beneficial owner" of more than 5% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Exchange Act, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series D Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series D Preferred Stock and the Holder shall have no interest in or rights under such Redemption Shares. Any and all dividends paid on or prior to the date of such determination shall be deemed dividends paid on the remaining shares of Series D Preferred Stock held by the Holder. Such redemption shall be for cash at a redemption price equal to the sum of (i) the Stated Value of the Redemption Shares and (ii) any accrued and unpaid dividends to the date of such redemption.

         SECTION 6.6 SHAREHOLDER APPROVAL. Unless the Corporation shall have obtained approval by its voting stockholders in accordance with the rules of the NASDAQ or such other stock market or quotation system as the Corporation shall be required to comply with, of the issuance of Common Shares to the Holder pursuant to a conversion of Series D Preferred Stock, then the Corporation shall not issue shares of Common Stock upon any such conversion if such issuance of

Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series D Preferred Stock, would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date. The limitation on the Holder's right of conversion contained in the preceding sentence shall terminate on July 15, 1999.

                                    ARTICLE 7
                                  VOTING RIGHTS

         Except as otherwise provided by the Georgia Business Corporation Code ("GCL"), in this Article 7, or in Article 8 below, the Holders of the Series D Preferred Stock shall have no voting power.

         In the event that on or before July 15, 1999, the Corporation's Articles of Incorporation have not been amended to increase the number of authorized shares of Common Stock sufficiently to permit the Corporation to issue to IFT, upon the exercise of all options and warrants and the conversion of all convertible securities held by IFT, that number of shares of Common Stock necessary to satisfy the Corporation's obligations under all such securities, then each share of Series D Preferred Stock shall be entitled to cast six (6) votes at any duly called meeting of the stockholders of the Corporation on any matter presented for consideration of such stockholders.

         During the period in which the Series D Preferred Stock shall be non-voting, the Corporation shall nonetheless provide each Holder of Series D Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Holder, at least thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the GCL the vote of the holders of the Series D Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series D Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the class. To the extent that under the GCL holders of the Series D Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series D Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the GCL.

                                    ARTICLE 8
                              PROTECTIVE PROVISIONS

         As long as shares of Series D Preferred Stock are Outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the GCL) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock:

         (a) alter or change the rights, preferences or privileges of the Series D Preferred Stock;

         (b) create any new class or series of capital stock having a preference over the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series D Preferred Stock;

         (c) increase the authorized number of shares of Series D Preferred Stock; or

         (d) do any act or thing not authorized or contemplated by this Amendment which would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         In the event holders of at least a majority of the then outstanding shares of Series D Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock, pursuant to subsection (a) above, so as to affect the Series D Preferred

Stock, then the Corporation will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Amendment as they exist prior to such alteration or change or continue to hold their shares of Series D Preferred Stock.

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1 LOSS, THEFT, DESTRUCTION OF SERIES D PREFERRED STOCK. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series D Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series D Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series D Preferred Stock, new shares of Series D Preferred Stock of like tenor. The Series D Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 10.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series D Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

         SECTION 9.2 WHO DEEMED ABSOLUTE OWNER. The Corporation may deem the Person in whose name the Series D Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series D Preferred Stock for the purpose of receiving payment of dividends on the Series D Preferred Stock, for the conversion of the Series D Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series D Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

         SECTION 9.3 NOTICE OF CERTAIN EVENTS. In the case of the occurrence of any event described in Section 6.1 of this Amendment, the Corporation shall cause to be mailed to the Holder of the Series D Preferred Stock at its last address as it appears in the Corporation's security registry, at least twenty
(20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not practicable, at the earliest practicable date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Series D Preferred Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Series D Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

         SECTION 9.4 REGISTER. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series D Preferred Stock. Upon any transfer of the Series D Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series D Preferred Stock register.

         The Corporation may deem the person in whose name the Series D Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series D Preferred Stock for the purpose of receiving payment of dividends on the Series D Preferred Stock, for the conversion of the Series D Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon the Series D Preferred Stock to the extent of the sum or sums so paid or the conversion or conversions so made.

         SECTION 9.5 WITHHOLDING. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series D Preferred Stock.

         SECTION 9.6 HEADINGS. The headings of the Articles and Sections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation to be signed by its duly authorized officers as of the day first above written.

                                         THE NETWORK CONNECTION, INC.




                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


INITIAL HOLDER

INTERACTIVE FLIGHT TECHNOLOGIES, INC.



By:
   ------------------------------------
   Name:
   Title:

                                     ANNEX I
                           [FORM OF CONVERSION NOTICE]


TO:



         The undersigned owner of this Series D Preferred Stock (the "Series C Preferred Stock") issued by The Network Connection, Inc. (the "Corporation") hereby irrevocably exercises its option to convert __________ shares of the Series D Preferred Stock into shares of the common stock, $.001 par value, of the Corporation ("Common Stock"), in accordance with the terms of the Amendment. The undersigned hereby instructs the Corporation to convert the number of shares of the Series D Preferred Stock specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 6 of the Amendment. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the Series D Preferred Stock recertificated, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Amendment.


Dated:
      ---------------------------

---------------------------------
           Signature


         Fill in for registration of Series D Preferred Stock:


Please print name and address
(including zip code number) :

--------------------------------------------------------------------------------

                                   EXHIBIT B
                                FAIRNESS OPINION


May 14, 1999


Board of Directors
The Network Connection, Inc.
1324 Union Hill Road
Alpharetta, GA  30201

Attention:  Mr. Wilbur Riner


Dear Sirs:

         We understand that The Network Connection, Inc. (the "Company" or "TNCI"), and Interactive Flight Technologies, Inc. ("IFT") have entered into an Asset Purchase and Sale Agreement, (the "Agreement"), whereby, among other things, the Company will purchase all, or substantially all, of the tangible and intangible assets relating to the IFT interactive entertainment device business (the "Business") and assume specific liabilities relating to the business (the "Transaction"). The difference between the purchased assets and assumed liabilities is defined herein as the "Net Assets".

         As consideration for the Transaction, (the "Consideration") the Company will issue to IFT (i) 1,055,745 restricted shares of its voting common stock $.001 par value ("Common Stock"); and (ii) a number of shares of Series D Preferred Stock such that the total of the number of shares of Common Stock into which the Series D Preferred Stock is convertible plus the number of shares of Common Stock issued to IFT set forth in subparagraph (i) is equal to sixty percent (60%) of the outstanding shares of capital stock of TNCI immediately following the Closing Date, taking into account the issuance of such Common Stock to IFT under subparagraph (i.) and the conversion of Series D Preferred Stock into Common Stock, and treating all convertible securities, options, warrants or other rights to acquire securities of TNCI as if converted or exercised as of the close of business on the date immediately preceding the Closing Date without consideration of any limits on conversion imposed under rules of the Nasdaq Stock Market, Inc. without stockholder approval (whether or not actually converted or exercised as of the Closing Date) into Common Stock. The shares of Common Stock and Series D Preferred Stock to be issued to IFT as consideration for the transaction contemplated in the Agreement are collectively referred to as the "TNCI Shares".

The Network Connection, Inc.
May 14, 1999
Page 2


         You have requested our opinion, as financial advisors, as to the fairness, from a financial point of view, to the Company and its stockholders of the Consideration to be paid in the Transaction.

         In conducting our analysis of the Company and arriving at our opinion as expressed herein, we have reviewed and analyzed certain financial and other information of the Company that was publicly available; including filings made with the Securities and Exchange Commission (the "SEC"). The documents reviewed by Valuemetrics include, but are not limited to:

(i) Forms 10-KSB for the years ended December 31, 1996, December 31, 1997, December 31, 1998;
(ii)   Forms 10-QSB for the quarter ended September 30, 1998;
(iii) Forms S-3 Registration Statements filed on May 17, 1996, June 28, 1996 and May 1, 1998;
(iv) Form 8-K filed with SEC on June 9, 1998 in connection with the sale of Convertible Debentures;
(v)    Form DEF - 14A Proxy  Statement as of April 30,  1998,  filed on June 11,
       1998;
(vi) Internally prepared list of Promissory Notes, Stock Options and Warrants outstanding;
(vii)  TNCI Investor Information Kit;
(viii) Turnkey Agreement between TNCI and Carnival Cruise Lines;
(ix) Financial forecast for TNCI on a stand-alone basis for the fiscal years ending December 31, 1999, December 31, 2000 and December 31, 2001;
(x) Articles of Amendment to the Articles of Incorporation of TNCI in connection with issuance of Series C and Series D Preferred Stock
(xi) Publicly reported trading activity in the common stock of TNCI for the period from February 1, 1997 through May 14, 1999; and
(xii) Public news releases by TNCI for the period from February 1, 1998 through May 14, 1999.

         In addition, Valuemetrics has reviewed available industry and market research and publicly available financial and stock performance data of companies that we deemed comparable to the Company.

         In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed certain financial and other information of the Company and IFT. The documents reviewed by Valuemetrics include, but are not limited to:

(i)    Form DEF 14A Proxy Statement of IFT filed as of January 20, 1999;
(ii) Form 10 KSB of IFT filed with SEC as of January 20, 1999 for the fiscal year ended October 31, 1998;
(iii) Form 10 QSB of IFT filed with SEC as of February 26, 1999 for the quarter ended January 31, 1999;

The Network Connection, Inc.
May 14, 1999
Page 3


(iv) Presentation to IFT Shareholders as of February 4, 1999 in connection with the Proposed Transaction;
(v) Forecasted Financial performance of TNCI post Transaction for the years ended December 31, 1999, December 31, 2000 and December 31, 2001;
(vi) Complaint filed by Philip Arnaldi, individually surviving father and in his representative capacity as the Administrator of the Estate of Adriene Valerie Neuweiler against SIAR GROUP, SWISSAIR TRANSPORT COMPANY, SR TECHNICS LTD., DELTA AIRLINES, INC., McDONNELL DOUGLAS CORPORATION, THE BOEING COMPANY and IFT ("Arnaldi v. IFT")
(vii) Aviation Products - Completed Operations and Grounding Liability Insurance Policy produced by Near North Insurance Brokerage, policy number APG 156315;
(viii) Draft Schedule 1.1.1 - Assets of the Asset Purchase and Sale Agreement as of April 22. 1999;
(ix) Internally Prepared List of all Fixed Assets and Inventory owned by IFT as of April 22, 1999;
(x) A detailed internally prepared list of Fixed Assets of IFT as of October 31, 1999;
(xi) Letter of Intent as of February 4, 1999 that documents the mutual intent of TNCI and IFT regarding the Proposed Transaction;
(xii) Asset Purchase and Sale Agreement as of April 29, 1999 in connection with the Proposed Transaction
(xiii) Asset Purchase and Sale Agreement as amended as of May 14, 1999 in connection with the Proposed Transaction
(xiv) Exhibits to Asset Purchase and Sale Agreement as of May 14, 1999 in connection with the Proposed Transaction
(xv)   Securities Purchase Agreement as of May 10, 1999 between TNCI and IFT;
(xvi) Supporting Data for IFT claim v. Avnet, Inc. prepared by management of IFT;
(xvii) Memo from Nixon, Hargrave, Devans & Doyle LLP in connection with IFT claim v. Avnet;
(xviii)Fourth,  Fifth and Sixth Alonges to Secured  Promissory Note between TNCI and IFT;
(xix)  TNCI Pro Forma Capital Structure schedule prepared by IFT

In addition, we have reviewed available industry and market research pertaining to IFT's operations and various assets.

         In rendering our opinion, we have conducted on site due diligence and held discussions with certain officers, employees and representatives (including counsel) of the Company and IFT, respectively, concerning the business and operations, assets, present condition and future prospects of the Company and IFT and undertook such other studies, analyses and investigations as we have deemed appropriate.

         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify such information. We have not assumed any responsibility

The Network Connection, Inc.
May 14, 1999
Page 4


for the independent verification of any such information or projections provided to us and we have further relied upon the assurance of the management of the Company and IFT that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of the Company, the Purchased Assets or Assumed
Liabilities. We have also assumed that the transactions described in the Agreement, as amended, would be consummated on the terms set forth therein, without waiver of any such terms.

         We have assumed, with the consent of the Company and IFT, that the Transaction will comply with applicable federal and state laws, including, without limitation laws relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally.

         As part of our professional services, we are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, leveraged buyouts, sales of unlisted securities, and valuations for estate, corporate and other purposes. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. Subsequent developments may affect this opinion, and we disclaim any obligation to update, revise or reaffirm this opinion.

         This letter and our opinion as expressed herein are for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction. The Board of Directors of the Company may rely upon this opinion with respect to the Transaction. This letter does not constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction. In addition, in rendering this opinion, we do not express any view as to the prices at which the Company's securities may trade prior to or following the Transaction. This letter does not constitute a recommendation by our firm to any particular member of the Board of Directors or to any stockholder as to how such member or stockholder should vote in connection with the Transaction. We understand that this Opinion will be filed with the SEC and distributed to IFT stockholders as part of a Proxy Statement relating to the Transaction. We hereby consent to the foregoing use of this letter. Otherwise, this letter and the contents hereof may not be published, disseminated, referred to, summarized, described or otherwise used, nor shall any public reference to Valuemetrics, Inc. be made, without our prior written consent (except in documents or communications filed with SEC and NASDAQ, including any proxy statements). As you are aware, we will receive a fee for our services to the Board of Directors in connection with rendering this opinion, and the Company has indemnified Valuemetrics for certain liabilities arising out of this engagement including the rendering of this opinion.

The Network Connection, Inc.
May 14, 1999
Page 5


         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid under the terms of the Agreement and in connection with the Transaction is fair, from a financial point of view, to the Company and to its stockholders.


                                          Very truly yours,


                                          VALUEMETRICS, INC.

                                    EXHIBIT C

           PROPOSED AMENDMENT TO ARTICLE V OF THE NETWORK CONNECTION,
               INC. AMENDED AND RESTATED ARTICLES OF INCORPORATION

RESOLVED, that the first paragraph of Article V. of the Corporation's Second Amended and Restated Articles of Incorporation be, and hereby is, amended in its entirety to read as follows:

                                   ARTICLE V.

     THE AGGREGATE NUMBER OF SHARES OF CAPITAL STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS FORTY TWO MILLION FIVE HUNDRED THOUSAND (42,500,000) SHARES CONSISTING OF:

          (A) 40,000,000 SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE (THE "COMMON STOCK"); AND

          (B) 2,500,000 SHARES OF PREFERRED STOCK, $.01 PAR VALUE PER SHARE (THE "PREFERRED STOCK").

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10-KSB

                  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Fiscal Year Ended December 31, 1998

                         Commission File Number: 1-13760

                          THE NETWORK CONNECTION, INC.

                              1324 Union Hill Road
                            Alpharetta, Georgia 30201
                                 (770-751-0889)

              A Georgia Corporation IRS Employer ID No. 58-1712432

           Securities registered pursuant to Section 12(b) of the Act:

            Common Stock, $.001 par value per share Registered on The
                               Nasdaq Stock Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(b) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment of this Form 10-KSB. [ ]

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant, based on the closing sale price of the Common Stock on March 31, 1999, in the over-the-counter market as reported by The Nasdaq SmallCap Market tier of The Nasdaq Stock Market, was approximately $10.0 million. Shares of Common Stock held by each officer and director and by each person who owns 5% or more of the outstanding Common Stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of March 31, 1999, the registrant had outstanding 5,179,646 shares of its Common Stock.

                       DOCUMENTS INCORPORATED BY REFERENCE

                                      None

                                     PART I

Item 1. Business

General

     The Company designs, manufactures and distributes computer networking products and systems, including complete video and data entertainment systems, high stream count videoservers and workstations, which provide users with video on demand applications and support and full motion digital video, imaging and other multimedia processes. The Company's networking products are used in connection with employee training, academic, telecommunications, entertainment and other industry applications. Video on demand permits new ways to employ video as an instructional, entertaining and communications medium over existing computer networks. Each user is given the ability to call-up video content as needed, without affecting any other network participant's requirements on the system, and without requiring any other system participant simultaneously to view the same content.

     The Company was originally incorporated in 1986 to distribute computer network products as a value added distributor ("VAD") of such products. Although its principal business continued as a VAD, in 1987 the Company made a strategic shift in its business operations by moving away from the distribution of products manufactured by others and to seek to become principally a manufacturer of its own superserver and workstation products. This shift resulted from changing trends in the computer industry, which included increased profit margin pressures on VADs due to the perception that VADs were offering simple commodities rather than value added products for sale to their customers.

     The Company's products are sold under the names TRIUMPH, Cheetah, and related sub product names. These systems are based upon non-proprietary PC hardware standards and utilize standard major components and subsystems in order to provide flexibility and reliability. The Company's products are designed to be compatible with industry standard network operating systems and new network operating systems as they become available. Product design allows compatibility with most applications running in such network environments, and enables the Company's systems to operate efficiently as servers and work stations for groups of interconnected PCs arranged in LANs, WANs, intranets and the Internet. The Company currently distributes its products worldwide principally through its own internal sales force and strategic resellers.

The Network Connection Solution

     In 1987, the Company first introduced the initial entry of its TRIUMPH family of multimedia information and entertainment systems, which are designed to provide the compatibility, performance, availability and scalability necessary for sophisticated interactive capable systems. The Company believes that its systems contain the following features.

* Compatibility

     The TRIUMPH family is based upon hardware standards and is designed to be compatible with industry standard network operating systems, such as Windows NT, Novell NetWare, Microsoft LAN Manager, SCO UNIX, Banyan VINES and Linux, and with new network operating systems as they become available. In addition, the Company's products are designed to be compatible with applications designed to run in such network environments. TRIUMPH familty systems use of common "interfaces" (e.g., products utilized to increase system functionality in terms of system power and/or special or additional features availability), such as the Small Computer System Interface ("SCSI"), and its employment of Peripheral Component Interconnect ("PCI"), FCAL (FiberChannel Arbitrated Loop), Gigabit ethernet and Fast ethernet, also enables the Company's products to connect with hardware produced by third-party vendors. The TRIUMPH systems also provide for ease of support of a wide range of network connectivity standards.

* Performance

     The TRIUMPH architecture consists of independent subsystems interfaced by a high-speed symmetric/asymmetric multiprocessor connected system. This architecture is designed to reduce the I/O bottlenecks and performance degradation typically associated with PC- based servers attempting to perform multiple tasks concurrently with a single microprocessor. The TRIUMPH open systems architecture and critical data flow design technology incorporates the fault tolerance and high throughput necessary to provide simultaneous services, such as video-on-demand, LAN-based video training, and database/file imaging and printing. In addition, as the TRIUMPH systems provide video/multimedia systems encompassing voice or sound, pictorial and graphic, live or recorded, and touch technologies, the Company believes that easy access to information in a "user friendly" environment is made available. In this respect, the TRIUMPH architecture is designed to provide abilities and features not found in mainframes and minicomputers at a significantly lower cost.

* Availability

     The TRIUMPH architecture is designed to permit systems to be configured to provide the high level of availability required for business-critical applications through reliability, data integrity and recoverability features. Reliability features available for certain TRIUMPH models include power supply and other key module redundancy to promote continued system operation, cooling system redundancy to protect against premature component failure and disk redundancy by providing an ability to replace hard disks during system operation without interruption. The TRIUMPH data integrity features minimize the potential for data loss during system operation and, in addition to the disk backup features described above, include data parity checking to enhance data integrity. Recoverability features facilitate recovery when a stoppage does occur and include subsystems which permit remote diagnostics subsystems for TRIUMPH systems.

* Scalability

     The TRIUMPH systems can scale from just a few interactive users to hundreds or thousands of interactive users providing an array of interactive services, which include internet, intranet, audio, audio/video, commerce and transactional information systems.

* Upgradability

     The TRIUMPH systems allow for upgrading without obsolescence of existing Triumph products. Upgrades may include architecture to allow increase in the number of interactive users, concurrent video streams, or other interactive applications.

Product Strategy

Technology and Product Strategy

* Support Popular Network Operating Systems

     The Company intends to support additional network operating systems if they augment the capabilities of the Triumph interactive systems. The TRIUMPH systems open architecture and compatibility features permit ease of support for new and emerging software technologies to leverage the time critical interactive data nature of the systems. As any new operating system or software technology is introduced, the Triumph architecture is readily capable to incorporate such as it may relate to the benefit of the Triumph family of interactive systems.

* Develop Higher Performance Systems While Maintaining Compatibility

     The Company's principal technological challenge with respect to the development of its TRIUMPH family of interactive systems is to simultaneously deliver high performance and compatibility with existing PC hardware and software standards. The Company intends to continue improving the performance of its systems while maintaining compatibility with popular network operating systems and hardware interfaces.

* Offer Broad Product Line

     The scalability of TRIUMPH systems is key to providing a diverse range of services for the educational, and transportation related markets. The product line, while broad within a given market segment, is specifically targeted to provide an easily deliverable custom system to meet the needs of the given customer. The flexibility of the Triumph interactive systems allows for quick and easy customization for any given customer within a target market.

* Packaging

     Sales of the Company's TRIUMPH systems are made as complete integrated, yet customizable, systems. The Company sells its products as a complete solution to a customer's needs, rather than as only a "finger in the dike" or a niche filler. In 1995, the Company introduced, hardware, software and services packaged as complete value added system solutions for the travel and transportation commercial markets: (i) "AirView," an in-flight interactive entertainment and cabin management system mounted in individual airline seats,
(ii) "TrainView." an in-transit interactive entertainment and railcar management system mounted in individual railcar seats, (iii) "InnView," an in-room interactive entertainment system for the hotel hospitality market and (iv) "CruiseView," an in-room interactive entertainment system for the cruise ship market.

Technology

     The Company believes that the TRIUMPH architecture allows its products to provide the performance and availability advantages of a mainframe without sacrificing compatibility with PC hardware and software standards. This architecture consists of independent subsystems interfaced by a high-speed system bus. These subsystems include: the Company's TRIUMPH RAID Accelerated Controller ("TRAC"), an intelligent Input/Output Processor subsystem; the primary CPU subsystem; the systembus subsystem; and the main memory subsystem. These subsystems operate independently and thus reduce the I/O bottlenecks and performance degradation typically associated with other approaches.

     Network Operating System Compatibility Features. Network operating systems are designed to work with architectures that incorporate industry standard connection features. When a server design features an architecture that does not incorporate such industry standards, the server manufacturer must modify the network operating systems utilized in order for it to work with its nonstandard architecture. Generally, the time, expense and knowledge necessary to complete these modifications limit the number of network operating systems supported by these proprietary servers and restrict their ability to respond quickly to new NOS releases. The TRIUMPH system open architecture is compatible with the basic I/O system that allows computer hardware to connect to a network operating system. This enables the TRIUMPH system to support any network operating systems with the relatively simple addition of drivers specific to that network operating system. The TRIUMPH system's are, therefore, compatible with leading network operating systems such as Linux, Windows NT, Novell NetWare, Microsoft LAN Manager, SCO UNIX and Banyan VINES. The Company's products are also designed to be compatible with new network operating systems as they become available.

     Application Compatibility Features. The TRIUMPH system's open architecture permits applications written for use with the network operating systems supported by the Company to run unmodified. The TRIUMPH systems, therefore, support applications that require both network operating systems and basic I/O system compatibility.

     Hardware Interface Protocols. Each TRIUMPH subsystem provides hardware compatibility by supporting industry standard interfaces with simple software drivers. The TRAC subsystem offers SCSI, FCAL, IDE, and SAN compatibility, the CPU subsystem offers CISC/RISC compatibility and the bus subsystem offers PCI compatibility. SCSI peripherals, network interface cards or other subsystems designed by third parties that incorporate technological advances in any of these standards-based product areas may be added easily to TRIUMPH systems.

     Intelligent I/0 Processor Subsystem. The TRAC subsystem utilizes an asymmetric approach to managing mass storage and consequently relieves the main CPU of that task and improves overall system performance. With the TRAC, data is accessed from the disk drives and is more easily and economically (in terms of bandwidth usage) available to the CPU and main memory. Multiple TRACs can be configured in a TRIUMPH server system, allowing an almost unlimited number of peripherals per system.

     The TRAC may also incorporate RAID technology based on the need of the system design to help protect the system from data loss. This technology, which is commonly referred to as data striping and disk mirroring, also improves system performance by reducing data transfer and access times from disk drives.

     Central Processing Unit Subsystem. The CPU subsystem runs the NOS and applications in client-server environments. The CPU offers CISC/RISC compatibility. Each subsystem may be upgraded with a CPU that incorporates a microprocessor operating at a higher clock speed.

     Availability Features. The TRIUMPH system architecture is designed to permit systems to be configured to provide the high level of availability required for critical applications through reliability, data integrity and recoverability features. Reliability features available for certain TRIUMPH models offer key module redundancy to promote continued system operation. The TRIUMPH systems data integrity features minimize the potential for data loss during system operation.

Products

     The current TRIUMPHr product line consists of: the Cheetah Enterprise Video File Server, the M2r Enterprise File Server, the TNXr Large Workgroup File Server, the T4000 Small Workgroup File Server, the T300 and T5000 high end network work stations, and the TNX/C Video File Encoder.

     The following lists the basic features of each model in the Company's current generation of TRIUMPH products:

VIDEO SERVERS

     CheetahO Enterprise Video File Server. The CheetahO or M2V has the same capabilities as the M2r Enterprise File Server (see below), except that it contains certain configuration enhancements that allow for the support of video applications across entire networks. It is designed to serve up to 300 simultaneous video users per single system and can be rack mounted to achieve up to 336 gigabytes of disk storage.

     CheetahO Large Workgroup Video File Server. The video capable version of the TNX is very similar to CheetahO described above, but with reduced work station service capacity and reduced disk storage capabilities.

FILE SERVERS

     M2r Enterprise File Server. The Company's top-level non-video file server, it is designed to serve over 1000 work stations. The M2 may contain up to six CPUs and has a disk storage capacity of up to 100 gigabytes. This system contains an enhanced cooling system and RAID 5 and multiple power supplies for support of its large disk hard drive capacity.

     TNXr Large Workgroup File Server. The Company's mid-level file server, it is designed to serve between 40-100 work stations. The TNX may contain up to 6 processors and has a disk capacity of between 12-16 gigabytes. This system may or may not contain disk redundancy features depending upon the needs of the particular customer.

WORK STATIONS

     T3000. An entry level network work station, includes the capability of providing normal office automation, graphics and word processing.

     T5000. A high end, engineering work station, with single or multiple processor configurations, designed for a range of desktop applications; including - computer aided design, graphics, mathematical applications and computer modeling.

OTHER PRODUCTS

     TNX-C Encoder. The TNX-C is a real-time, networked Motion Pictures Export Group (MPEG) encoder impression station. It converts analog video data to digital files when conjoined with either of the Company's video file servers. All encoded files are compressed and able to run throughout an associated network at 30 frames per second and near broadcast quality.

"TURN-KEY" PACKAGED SOLUTIONS

AirView. An in-flight interactive entertainment and cabin management system mounted in individual airline seats.

TrainView. An in-transit interactive entertainment and railcar management system mounted in individual railcar seats.

InnView. An in-room interactive entertainment system for the hotel hospitality market.

CruiseView An in-room interactive entertainment system for the cruise ship market.

These systems can support live-feed, closed-circuit and satellite based digital television programs in addition to personal interactive entertainment and video/audio on demand, shopping, multi-player games, gambling, shore excursion/ event booking, karaoke and Internet access all simultaneously, independently and with full user control via a wireless television remote control in each room or touch screen display at each seat. In addition, attendant interactive training can be provided at the same time.

Sales and Distribution

     The Company currently distributes its products principally through the efforts of its internal direct sales force and to a much lesser extent through independent sales representatives. In the future the Company intends to offer its products through an augmented internal sales force. The Company also distributes its superserver products through a select group of network-oriented resellers, including VADs and system integrators, OEMs and international distributors. Currently, the Company's principal means of conducting its sales effort internationally is through trade show attendance, holding end-user seminars to demonstrate Company products, internal and a limited amount of customer on site demonstrations of product use (solely for superserver products), print advertising in trade publications and telemarketing. The Company plans to continue and to accelerate these marketing efforts.

     The Company is also attempting to develop relationships with software and other product vendor "partners" capable of encouraging their customers to purchase the Company's systems in conjunction with their own products on the basis that overall system or product performance will be enhanced. The Company would assist these partner-vendors by determining the configuration of the Company's products that will deliver optimal performance along with the partner-vendor's products. An example is the Company's relationship with Tandberg Educational for the sale of the Company's superserver products in conjunction with Tandberg products for use in educational digital multimedia instruction applications.

     The Company's marketing efforts focus on holding end-user seminars and attending trade shows (including international trade shows) as the primary method to create market awareness of the Company and its products.

     The purchase price for the Company's "turn-key" packaged systems for the travel related entertainment market is relatively high depending upon various factors such as the size and type of airplane, train, hotel or ship, and the requested system features. The high system purchase price is anticipated to result in a relatively extensive sales cycle, which will include the evaluation of the Company's technology, a test installation of the system and negotiation of related agreements. The sales cycle is also dependent upon a number of factors beyond the Company's control, such as the financial condition, safety and maintenance concerns, regulatory issues and purchasing patterns of particular operators, and the respective industry generally. As a result, this can result in extremely cyclical buying patterns for the Company's travel related entertainment products. (see "Management's Discussion and Analysis of Financial Condition and Operating Results")

Competition

     The Company faces substantial competition from the manufacturers of several different types of products used as network servers. The Company expects competition to intensify as more firms enter the market and compete for market share. In addition, companies currently in the server market will continue to change product offerings in order to capture further market share. Many of these companies have substantially greater financial resources, research and development staffs, manufacturing, marketing and distribution facilities than the Company. The Company also expects its competitors to continue to improve their network-oriented distribution channels.

     With respect to base configuration TRIUMPH superservers for simple LANs, the Company competes with manufacturers of high-end PCs used as network servers. Competitors offering products in this market include International Business Machines Corporation ("IBM"), Compaq Computer, Inc. and Dell Corporation. One of the principal competitive factors in the market for simple LANs is price, and the economies of scale available to high-end PC manufacturers may permit them to offer their products at a lower price. The Company expects its competitors to continue to improve the performance, availability, scalability and upgradability features of their products. The Company expects all of its competitors in the simple LAN market to improve the distribution channels for their products used as servers.

     With respect to more fully configured TRIUMPH superservers for larger and more complex LANs and more sophisticated or business-critical applications, the Company competes indirectly with manufacturers of mainframes and minicomputers. In addition, certain manufacturers promote their mainframes and minicomputers as being appropriate for use as network servers. Competitors offering products in this market include IBM, Digital Equipment Corporation, Hewlett-Packard Corporation and UNYSIS, Inc. The Company believes that the positive competitive factors in this market include the Company's ability to provide server products with performance and availability characteristic of mainframes and minicomputers, at a significantly reduced cost, as well as with the compatibility to support current and future networking solutions built around industry standard hardware and software. The Company's operating results could, however, be adversely affected if one or more of these competitors elects to compete more aggressively with respect to price or product features of their mainframes or minicomputers. The Company competes in the market for complex LANs with other manufacturers of superservers, including Sun, Silicon Graphics and Ncube. The Company competes in the market for "turn-key" systems for travel related entertainment with other manufacturers of complete systems, including Rockwell Collins Passenger Systems, BE Aeorspace, Sony Transcom, Matsushita, Allin Interactive, Interactive Flight Technologies and Trans Digital. The

Company  believes  that  it  competes  favorably  with  other  manufacturers  of superservers and "turn-key" systems with respect to the compatibility, performance, availability, scalability, upgradability and technical support required for sophisticated network computing available with the Company's products. In addition, components of the company's products are smaller, weigh considerably less and consume much less power than those of several competitors. Because these factors affect operating costs for the operator, they may be critical factors for customers.

     The Company does not believe that its server products will compete in the near future with those manufactured by IBM, Compaq Computers, Inc. or the other "major players" in the industry. The Company believes that the major computer manufacturers will generally seek to produce and service higher production-lower margin commodity products, and will refrain from producing lower production-higher margin products (like the Company's video servers) until the market for each related product and product series is perceived to be large enough to support the sizable investments in production capability and advertising that the "major players" must make prior to launching new products. Nevertheless, based upon the perceived size of the market for video capable network equipment, the Company's management recognizes that it will only be a matter of time before the "major players" will start to produce higher margin network equipment products which will compete directly with those produced by the Company.

     There can be no assurance that alternative technologies will not be developed in the future that will be capable of providing certain services now performed by network servers. The development of such technologies could reduce the need for network servers and adversely affect the Company's operating results.

     As many of the Company's competitors are more established, benefit from greater market recognition and have greater financial, technological, production and marketing resources than the Company, establishing and maintaining the Company's competitive position will require continued investment by the Company in research and development and sales and marketing. There can be no assurance that the Company will have sufficient resources to make such investments or survive the sales cycle and support the receivables collection cycle or that the Company will be able to make the necessary technological advances. In addition, if more manufacturers of PCs, mainframes or minicomputers were to develop and market their own superserver class of products, the Company's operating results could be adversely affected.

End Users

     The Company's products are sold to end users in a wide range of industries. Customers that have purchased the Company's products are financial institutions, health care companies, academic institutions, communications/broadcasting companies, governmental agencies and other bureaucracies, entertainment providers, transportation operators and end-users operating in various other industries.

     The market niches for the Company's high-end, high performance, video capable products currently encompass, but are not limited to, applications for education and corporate skills training, product training, hotel, train, ship and airplane video-on-demand and retail facility information kiosks. Most sales efforts in 1998 were focused on larger system sales into niche markets of the Company's "turn-key" packaged solutions, AirView, CruiseView and TrainView, which have longer sales cycles. Sales of such products will contribute to sales backlog for revenues derived from multiple roll-out deliveries over 12 to 36 months. The Company currently has agreements (see "AirView", "CrusieView", "TrainView" below) for and has responded to major requests for proposal for CruiseView, AirView and TrainView systems with some of the world's largest travel and transportation-related companies. There can be no assurance, however, that the Company will successfully negotiate definitive agreements for the purchase of these systems. Due to the fact that all of the markets for this type of product are in their infancy, and their actual aggregate size is impossible to measure accurately, the Company is unable to determine the shares of these markets held by its own products. Nevertheless, Management of the Company expects the video server market to experience significant growth, with the growth to come principally from the high-performance superserver segment of the market.

AirView

In an Agreement dated as of June 19, 1997, the Company entered into an AirView Purchase Agreement (the "AirView Agreement") with Fairlines, a French corporation engaged in the start-up operation of a commercial airline, for the purchase of up to ten AirView systems for installation on ten Fairlines aircraft. The costs of purchase from the Company include the cost of training Fairlines employees for system use, and the cost of system installation, which installation is provided by Hollingsead International and its subsidiaries ("Hollingsead") on behalf of the Company under a separate agreement with the Company (see "PART I Manufacturing"). Delivery of all AirView systems under the terms of the agreement was originally expected to be completed by December 31, 1998. Due to Fairlines repeated delays in securing additional aircraft, it is unclear as to when, if ever, any additional systems will be sold to and installed by Fairlines. In March 1999, the Company filed to revoke the Supplemental Type Certificate (STC) (see "PART I -- Government Regulation") issued in connection with the two Fairlines aircraft on which AirView systems are installed and in operation due to Fairlines default in payment under terms of the AirView Agreement. Revocation of the STC would result in the inability for Fairlines to operate the aircraft commercially with the AirView system installed on the aircraft. The Company is pursuing its remedies, contractual and otherwise, in respect to collection of amounts due and damages incurred under the AirView Agreement. (see "PART I - ITEM 3 - Legal Proceedings")

In April 1998, the Boeing Company specified the Company's AirView Video/Audio on Demand server as part of the airplane manufacturer's completion Request For Proposal (RFP) for the new B737-73Q Business Jet. In November 1998 the Company received an order from Raytheon Systems Company, a unit of Raytheon Company, which was contracted by Boeing Company, to equip the Boeing Business Jet (BBJ) B737-73Q "Demonstrator" aircraft with the Company's AirView for an Integrated Business and Entertainment System (IBES). Installation began in late 1998. There can be no assurance however, that any additional orders for the Company's AirView system other than the Demonstrator will be received.

CruiseView

The Company entered into a CruiseView Purchase Agreement, dated as of February 13, 1998 (the "Star Agreement"), with Continuous Network Advisors ("CNA") on behalf of Star Cruises Management Limited ("Star"), an Isle of Man corporation engaged in the operation of a commercial cruise line, for the purchase of CruiseView systems for installation on up to two Star cruise vessels. The costs of purchase from the Company include the cost of training Star employees for system use and the cost of system installation. Delivery and installation of the CruiseView systems under the terms of the agreement for the first ship was completed and began commercial operation in October 1998, with the second ship originally expected to be completed by September 30, 1999. In March 1999, the Company filed for arbitration to enforce its rights under the terms of the Star Agreement. The Company claims that Star and CNA are in default under the payment obligations of the Star Agreement and intends to aggressively pursue its rights under the terms of the Star Agreement through arbitration and all remedies available, including repossession of inventory, contractual and otherwise. (see "PART I - ITEM 3 - - Legal Proceedings") The Company increased its provision for doubtful accounts by approximately $2.6 million in the fourth fiscal quarter of 1998 due to the uncertainty of recovery of certain amounts due the Company under the Star Agreement.

In September 1998, the Company entered into a Turnkey Agreement (the "Carnival Agreement") with Carnival Corporation ("Carnival"), a Panamanian registered corporation, for the purchase, installation and maintenance of CruiseView on a minimum of one Carnival Cruse Lines ship, and an unspecified maximum number of Carnival Cruse Line ships. During the four-year period commencing on the date of the Carnival Agreement, Carnival has the right to designate an unspecified number of additional ships for the installation of CruiseView by the Company. The cost per cabin for CruiseView purchase and installation on each ship is provided for in the Carnival Agreement, as is the minimum software license and installation cost per ship, with additional per ship costs charged based upon the number of actual cabins installed and operational. The cost of training up to ten Carnival personnel per ship for system operation is included in the contract cost for licensing and installation of CruiseView, with the cost of additional training and maintenance billed separately by the Company. The Carnival Agreement initially called for delivery of the CruiseView system for use aboard one ship, the Carnival Cruise Lines "M/S Triumph" currently under construction, which system is expected to be installed in mid 1999. In December 1998, Carnival exercised its right and ordered the installation of a CruiseView system on the Carnival Cruise Lines "M/S Sensation". Delivery and installation of CruiseView for the Sensation began in December 1998 and is expected to begin commercial operation in April 1999. The Company anticipates gross revenues of over $4.0 million from the purchase, installation and maintenance of CruiseView on these two Carnival cruise ships. There can be no assurance however, that Carnival will exercise its right under the Carnival agreement to order CruiseView for installation on any additional ships.

TrainView

In February 1999, the Company received an engineering design order from Alstom Transport Limited ("Alstom"), a unit of ALSTOM SA, to incorporate the design of TrainView, the Company's advanced Infoactive Business and Entertainment System, into Alstom's concept high speed train design. The TrainView all-digital system proposed is an adaptation of the Company's existing system currently installed for various in-flight and cruise customers. The system is expected to deliver personal interactive entertainment, video/audio on demand, E-Commerce for shopping, event booking, Internet and business services to the seat through the Company's TransPORTAL applications. There can be no assurance however, that Alstom will purchase a TrainView system for installation on any train.

Customer Concentration

In 1998, two customers accounted for an aggregate of 96% (76% and 20%, respectively) of the Company's revenues. In 1997, three customers accounted for an aggregate of 79% (38%, 30% and 11%, respectively) of the Company's revenues. Management believes that the concentration of credit risk with respect to trade accounts receivable is high due to the limited number of customers requiring large shipments.

Customer Support

     The Company believes that customer service and support is a significant competitive factor in the network server market which will become increasingly important as LANs become more complex and as more enterprises implement business-critical applications on their networks. The Company supports its customers by providing rapid problem resolution both during and after the installation process. The Company maintains a small, in-house technical support organization that assists customers in troubleshooting problems and providing replacement parts. The Company provides a toll-free hotline to help diagnose and correct system interruptions as they occur at customer sites and its support staff is available seven days a week.

     The Company warrants all of its TRIUMPH superservers against defects in materials and workmanship for one year (three years for disk drives). During the warranty period the Company will repair or replace, within four days, any TRIUMPH server component(s) which the Company identifies as containing defects which do not prevent the continued use of the server. For defects that do prevent the continued use of the server, the Company will attempt to repair or replace the identified defective component within 24-hours. The Company's product warranties do not materially differ from those generally available in the industry.

     To date, the Company has not experienced significant claims under such warranties, and its ability to meet the full demands of having a significant number of units sold to customers who require such service has not been tested. The Company also passes through to end users the warranties that it receives from vendors on any separate hardware, software or component parts that it sells independently of full systems.

Manufacturing

     The Company currently manufactures all of its TRIUMPH products in the United States at its Atlanta, Georgia metropolitan area facility.

     The Company obtains electronic components for its TRIUMPH products "off-the-shelf" from a number of wholesalers and performs at its own facility the assembly and test of the printed circuit boards and mechanical components incorporated into its products. The only significant subcontracted manufacturing work performed for the Company is the manufacture of cabinets for its file servers. The Company has established a comprehensive testing and qualification program with the goal of ensuring that all subassemblies meet the Company's specifications and standards before final assembly and testing.

     Diagnostic tests, assembly, burn-in, final configuration and final quality assurance tests currently are completed at the Company's manufacturing facility. The Company employs statistical process controls at its manufacturing facility. The Company has also implemented quality control policies that are reviewed and accepted by the Company's major customers. The Company believes that this procedure helps ensure a high-quality product.

     The Company has elected to assemble into its products principally off the shelf component parts available from multiple sources. The Company believes that this practice helps to ensure better quality control and pricing, by allowing the Company to select the best manufactured and best performing components available on the market (rather than a proprietary product that may fall behind the "curve" in terms of either such characteristic) and to purchase such components from marketplace sources that offer the best prices at the time that the particular components are needed for production (rather than to have prices dictated by the limited sources able to provide a proprietary component). The Company obtains component parts on a purchase order basis and does not have long-term contracts with any of its suppliers. To date, the Company has not experienced interruptions in the supply of such component parts, and believes that numerous qualified suppliers are available. The inability of any of its current suppliers, except as identified below, to provide component parts to the Company would not adversely affect the Company's operations. Alternate sources could be readily established.

Intellectual Property

     The Company currently holds no patents, but has a patent application pending with respect to its AirView products and technology. The Company currently holds federal trademarks, for the marks "TNX", "TRIUMPH", "THE NETWORK CONNECTION", "M2", "M2V" and "T.R.A.C.", "CHEETAH", "QUAD-CHEETAH", "CHEETAH WORKGROUP", "EDUVIEW", "AIRVIEW", "TRAINVIEW", "CRUISEVIEW" and "BATTLEVIEW" and has trademark applications pending for the mark "INNVIEW". The Company also relies on a combination of trade secret and other intellectual property law, nondisclosure agreements with all of its employees and other protective measures, to establish and protect its proprietary rights in its products. The Company believes that because of the rapid pace of technological change in the networking industry, legal protection of its proprietary information is less significant to the Company's competitive position than factors such as the Company's strategy, the knowledge, ability and experience of the Company's personnel, new product development, market recognition and ongoing product maintenance and support. Without legal protection, however, it may be possible for third parties to copy aspects of the Company's products or technology or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights in products and technology to the same extent as do the laws of the United States. Although the Company continues to implement protective measures and intends to defend its proprietary rights vigorously, there can be no assurance that these efforts will be successful. The failure or inability of the Company to effectively protect its proprietary information could have an adverse effect on the Company's business.

     There can be no assurance that third parties will not assert intellectual property infringement claims against the Company. Although no claims or litigation related to any such matter are currently pending against the Company, there can be no assurance that none will be initiated, that the Company would prevail in any such litigation seeking damages or an injunction against the sale of the Company's products, or that the Company would be able to obtain any necessary licenses on reasonable terms if at all.

Government Regulation

     The installation and use of AirView on any particular aircraft requires prior certification and approvals from the FAA and certification and approvals from aeronautical agencies of foreign governments. Because the installation of the AirView is considered a major modification to an aircraft, the Company must apply for and be granted an STC from the FAA. This is a multi-step process involving required interim approvals. A separate STC will be required with respect to each aircraft type on which AirView will be installed. Once an STC is issued with respect to an aircraft type, the unit may be installed on other aircraft of the same type with the same configuration provided each installation is performed in a manner as specified by the aircraft specific STC. To date, the Company has obtained an STC for Fairlines MD-81 aircraft.

     Because the process of obtaining an STC is highly technical, the Company has entered into agreements with Hollingsead and its subsidiary Elsinore Aerospace Services (collectively, "Hollingsead") to assist the Company in the application and approval process (see ITEM 1 --"Manufacturing"). Hollingsead is an FAA designated engineering representative experienced in in-flight entertainment systems and has the authority to approve, subject to final FAA review, certain aspects of the Company's STC applications.

Potential Change of Control Transaction

On February 4, 1999, the Company, entered into a non-binding Letter of Intent with Interactive Flight Technologies, Inc., a Delaware corporation ("IFT") regarding the acquisition by the Company of all or substantially all of the assets and specified liabilities of IFT (the "Net Assets") relating to IFT's interactive entertainment business (the "Business") in consideration for the Company's issuance to IFT of that number of shares of its Common Stock as would constitute 60% of the Company's fully-diluted equity (the "Acquisition"). The Net Assets will include: $5 million in cash; accounts receivable owing to IFT from Swissair; the proceeds and other recoveries generated by certain litigation brought by IFT; the Swissair warranty contract; the Swissair customer relationship; all IFT interactive entertainment intellectual property, and other tangible assets related to the Business (including but not limited to customer lists and files, trade secrets, trademarks, service marks, assignable government permits and other rights under leases and rights under specified contracts); inventory, furniture, fixtures, computers and equipment related to the Business; other infrastructure (including FAA certified repair station) relating to the Business; IFT's engineering and technical staff; and the benefit of all IFT research and development efforts. The Acquisition will be effected in accordance with a definitive agreement (the "Agreement") to be subsequently negotiated and signed following the completion of due diligence investigations by the Company and IFT. In addition to the usual and customary representations, covenants and conditions contained in agreements of the type used to consummate transactions like the Acquisition, the definitive agreement will provide that closing of the Acquisition is subject (i) to approval by the shareholders of the Company, if required under the rules of The Nasdaq Stock Market, and (ii) the receipt of a "fairness opinion" with respect to the terms of the Acquisition to the effect that the Acquisition is fair from a financial point of view, to the Company shareholders. Although the Letter of Intent is otherwise not binding, the Company has agreed to refrain from entering into negotiations with any other party for the sale of all or substantially all of its assets, or for the sale of control of the Company, until May 15, 1999. IFT similarly agreed not to enter into negotiations for the acquisition of control of any other company engaged in the interactive entertainment business until May 15, 1999. There is no guarantee that the Acquisition will be consummated on the terms set forth in the Letter of Intent. IFT developed interactive entertainment products for use in the airline and travel industry, and it has ceased all research and development activities with respect to such products except as required under contract. It currently maintains only one ongoing contract for its interactive entertainment products, and is currently engaged in the redirection of its business activities into new markets. IFT is a Nasdaq: NMS registrant and trades under the ticker symbol FLYT.

Research and Development

     The  market  for  the  Company's   products  is   characterized   by  rapid
technological change and evolving industry standards, and it is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. The Company believes that its future success will depend upon its ability to develop, manufacture and market new products and enhancements to existing products on a cost-effective and timely basis.

     If the Company is unable, for technological or other reasons, to develop products in a timely manner in response to changes in the industry, or if products or product enhancements that the Company develops do not achieve market acceptance, the Company's business will be materially and adversely affected. The Company has in the past experienced delays in introducing certain of its products and enhancements, and there can be no assurance that it will not encounter technical or other difficulties that could in the future delay the introduction of new products or enhancements. Such delays in the past have generally resulted from the Company's need to obtain a requisite component from a third-party vendor whose own development process has been delayed (e.g., 9 month delay in Microsoft's development in 1992 of Microsoft Windows NT, the primary operating software system used in the Company's superserver products).

     The Company performs all of its research and development activities at its headquarters in Alpharetta, Georgia. During 1998 and 1997, research and development expenses totaled $397,196 and $277,527, respectively. The Company intends to continue to invest in research and development.

Employees

     As of April 15, 1999, the Company had 22 full-time employees and 2 part-time employees. None of the employees are covered by a collective bargaining agreement. The Company's success depends to a significant extent upon the performance of its executive officers and other key personnel. The Company considers its relations with its employees to be good.

Item 2. Property

     The Company's primary operations are performed in its 20,000 square foot, owned facilities located on two acres in Alpharetta, Georgia. The Company is indebted to two institutional lenders as of December 31, 1998, in the aggregate amount of $227,102 and $470,000, respectively, for the purchase of this primary operating facility. These loans are secured by the purchased real estate and bear annual interest at the rate of such lender's prime rate plus 2% and 16%, respectively.

     The Company believes that its current facilities described above are adequate for its immediate and near-term needs and does not anticipate the need for significant expansion in the near future.

Item 3. Legal Proceedings

On December 1, 1998, Sigma Designs, Inc. ("Sigma"), filed a complaint against the Company in the United States District Court, Northern District of California, San Jose Division, Civil Action File No. 98-21149J(EAI) alleging breach of contract and action on account. Sigma claims that the Company failed to pay for goods shipped to the Company by Sigma. The matter was settled by written agreement dated January 22, 1999, contingent upon registration of Company stock issued to Sigma as a part of such settlement, and payment by the Company of $50,000, in two installments, the latter which was due on February 5, 1999. The Company made the $50,000 settlement payments and is in the process of filing for registration of the stock issued to Sigma, subject to penalty payments for late filing. Management of the Company expects to fully comply with the terms of the settlement agreement and expects that the claim will be dismissed with prejudice.

Hollingsead filed a complaint against the Company on January 28, 1999, in the State Court of Forsyth County, State Court of Georgia, Civil Action File No. 99sc0053, alleging the Company failed to pay invoices submitted for installation and service of audio-visual systems in certain aircraft. In its complaint Hollingsead requests $357, 850 in damages plus interest, costs, attorneys fees, and punitive damages of no less than $250,000. The Company filed an answer and a counterclaim on March 29, 1999 with the court alleging that any amounts allegedly owed Hollingsead should be set-off and/or recouped against damages incurred by the Company as a result of Hollingsead's negligence and/or breach of contract. The Company is seeking settlement of such claims with Hollingsead.

On March 29, 1999, the Company filed for arbitration under the rules of the United Nations Commission on International Trade Law and the Rules of Arbitration of the Kuala Lumpur Regional Centre for Arbitration, to enforce its rights under the terms of the Star Agreement with CNA and Star for the delivery, installation and maintenance of a CruiseView system on the Star cruise ship the SuperStar Leo. The CruiseView system on the SuperStar Leo was installed and has been in commercial operation since October 1998. The Company claims that Star and CNA are in default under the payment obligations of the Star Agreement and intends to aggressively pursue its remedies, including repossession of inventory, contractual and otherwise, to enforce its rights under the terms of the Star Agreement.

On March 29, 1999, the Company filed to revoke the Supplemental Type Certi ficate (STC) issued by the FAA and DGAC in connection with the two Fairlines aircraft on which AirView systems are installed and in operation due to Fairlines default in payment under terms of the AirView Agreement. Revocation of the STC would result in the inability for Fairlines to operate the aircraft commercially with the AirView system installed on the aircraft. The Company is pursuing its remedies, contractual and otherwise, in respect to collection of amounts due and damages incurred under the AirView Agreement.

Item 4. Submission of Matters to a Vote of Security Holders

None

                                     PART II

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters

Market for Common Stock

The Company's common stock trades on The Nasdaq SmallCap Market tier of The Nasdaq Stock Market under the symbol "TNCX." The following table sets forth the high and low sale prices for the Company's common stock for each quarter of fiscal 1997 and fiscal 1998 as reported by The Nasdaq Stock Market:

                                          High         Low
                                          ----         ---
          Fiscal 1997:
                    First Quarter        $12.375     $5.750
                    Second Quarter        12.000      6.000
                    Third Quarter         10.500      7.000
                    Fourth Quarter        10.375      5.750

          Fiscal 1998:
                    First Quarter        $ 7.125     $3.625
                    Second Quarter         5.688      3.188
                    Third Quarter          4.938      1.813
                    Fourth Quarter         4.125      2.000

Holders of Record

     At March 12, 1999, there were approximately 59 shareholders of record of the Company's common stock, but the Company believes that there are over 1,000 beneficial shareholders, based upon broker requests for distribution of annual meeting materials.

Dividends

     Other than prior to September 22, 1994 when the Company made distributions to shareholders as an S Corporation, the Company has not declared or paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future.

Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations

     The following discussion and analysis should be read in conjunction with the information set forth in the Financial Statements and notes thereto included elsewhere in this report.

Overview

The Company has incurred net losses from operations for several years, has an accumulated deficit at December 31, 1998, and has used substantial cash in its operations which raises substantial doubt about the Company's ability to continue as a going concern. The company has entered into negotiation with IFT in a change of control transaction that is expected to close by May 15, 1999. The Company believes the IFT transaction will generate sufficient cash to fund currently anticipated future cash requirements during the next twelve months. If the proposed change of control should not be completed, the Company will require additional cash from alternative external sources in order to fund currently anticipated cash requirements, including performance under existing contracts, repayment of indebtedness and ongoing payroll expense. If future financing is not available when needed, the Company will be forced to curtail or discontinue operations. In such event, the stockholders may lose, or experience a substantial reduction in, the value of their investment in the Company. (see "Liquidity and Capital Resources; Certain Transactions")

In 1998, two customers accounted for an aggregate of 96% (76% and 20%, respectively) of the Company's revenues. During 1997, three customers accounted for an aggregate of 79% (38%, 30% and 11%, respectively) of the Company's revenues. The Company's products are often used with other products in large complex projects with long delivery cycles. The Company expects to experience significant fluctuations in its future quarterly operating results that may be caused by many factors, including the Company's current dependence on and timing issues, not within the Company's control, for large shipments to a limited number of customers in the travel related entertainment market and also, customer payment of invoices and customer product satisfaction which determines when, after shipment and installation, the product is accepted by the customer for payment. Accordingly, quarterly revenues and operating results will be difficult to forecast, and the Company believes that period-to-period comparisons of its operating results will not necessarily be meaningful and should not be relied upon as an indication of future performance.

AirView

In an Agreement dated as of June 19, 1997, the Company entered into an AirView Purchase Agreement (the "AirView Agreement") with Fairlines, a French corporation engaged in the start-up operation of a commercial airline, for the purchase of up to ten AirView systems for installation on ten Fairlines aircraft. The costs of purchase from the Company include the cost of training Fairlines employees for system use, and the cost of system installation, which installation is provided by Hollingsead International and its subsidiaries ("Hollingsead") on behalf of the Company under a separate agreement with the Company (see "PART I Manufacturing"). Delivery of all AirView systems under the terms of the agreement was originally expected to be completed by December 31, 1998. Due to Fairlines repeated delays in securing additional aircraft, it is unclear as to when, if ever, any additional systems will be sold to and installed by Fairlines. In March 1999, the Company filed to revoke the Supplemental Type Certificate (STC) (see "PART I - - Government Regulation") issued in connection with the two Fairlines aircraft on which AirView systems are installed and in operation due to Fairlines default in payment under terms of the AirView Agreement. Revocation of the STC would result in the inability for Fairlines to operate the aircraft commercially with the AirView system installed on the aircraft. The Company is pursuing its remedies, contractual and otherwise, in respect to collection of amounts due and damages incurred under the AirView Agreement. (see "PART I - ITEM 3 - Legal Proceedings")

In April 1998, the Boeing Company specified the Company's AirView Video/Audio on Demand server as part of the airplane manufacturer's completion Request For Proposal (RFP) for the new B737-73Q Business Jet. In November 1998 the Company received an order from Raytheon Systems Company, a unit of Raytheon Company, which was contracted by Boeing Company, to equip the Boeing Business Jet (BBJ) B737-73Q "Demonstrator" aircraft with the Company's AirView for an Integrated Business and Entertainment System (IBES). Installation began in late 1998. There can be no assurance however, that any additional orders for the Company's AirView system other than for the Demonstrator will be received.

CruiseView

The Company entered into a CruiseView Purchase Agreement, dated as of February 13, 1998 (the "Star Agreement"), with Continuous Network Advisors ("CNA") on behalf of Star Cruises Management Limited ("Star"), an Isle of Man corporation engaged in the operation of a commercial cruise line, for the purchase of CruiseView systems for installation on up to two Star cruise vessels. The costs of purchase from the Company include the cost of training Star employees for system use and the cost of system installation. Delivery and installation of the CruiseView systems under the terms of the agreement for the first ship was completed and began commercial operation in October 1998, with the second ship originally expected to be completed by September 30, 1999. In March 1999, the Company filed for arbitration to enforce its rights under the terms of the Star Agreement. The Company claims that Star and CNA are in default under the payment obligations of the Star Agreement and intends to aggressively pursue its rights under the terms of the Star Agreement through arbitration and all remedies available, including repossession of inventory, contractual and otherwise. (see "PART I - ITEM 3 -- Legal Proceedings") The Company increased its provision for doubtful accounts by approximately $2.6 million in the fourth fiscal quarter of 1998 due to the uncertainty of recovery of certain amounts due the Company under the Star Agreement.

In September 1998, the Company entered into a Turnkey Agreement (the "Carnival Agreement") with Carnival Corporation ("Carnival"), a Panamanian registered corporation, for the purchase, installation and maintenance of CruiseView on a minimum of one Carnival Cruse Lines ship, and an unspecified maximum number of Carnival Cruse Line ships. During the four-year period commencing on the date of the Carnival Agreement, Carnival has the right to designate an unspecified number of additional ships for the installation of CruiseView by the Company. The cost per cabin for CruiseView purchase and installation on each ship is provided for in the Carnival Agreement, as is the minimum software license and installation cost per ship, with additional per ship costs charged based upon the number of actual cabins installed and operational. The cost of training up to ten Carnival personnel per ship for system operation is included in the contract cost for licensing and installation of CruiseView, with the cost of additional training and maintenance billed separately by the Company. The Carnival Agreement initially called for delivery of the CruiseView system for use aboard one ship, the Carnival Cruise Lines "M/S Triumph" currently under construction, which system is expected to be installed in mid 1999. In December 1998, Carnival exercised its right and ordered the installation of a CruiseView system on the Carnival Cruise Lines "M/S Sensation". Delivery and installation of CruiseView for the Sensation began in December 1998 and is expected to begin commercial operation in April 1999. The Company anticipates gross revenues of over $4.0 million from the purchase, installation and maintenance of CruiseView on these two Carnival cruise ships. There can be no assurance however, that Carnival will exercise its right under the Carnival agreement to order CruiseView for installation on any additional ships.

TrainView

In February 1999, the Company received an engineering design order from Alstom Transport Limited ("Alstom"), a unit of ALSTOM SA, to incorporate the design of TrainView, the Company's advanced Infoactive Business and Entertainment System, into Alstom's concept high speed train design. The TrainView all-digital system proposed is an adaptation of the Company's existing system currently installed for various in-flight and cruise customers. The system is expected to deliver personal interactive entertainment, video/audio on demand, E-Commerce for shopping, event booking, Internet and business services to the seat through the Company's TransPORTAL applications. There can be no assurance however, that Alstom will purchase a TrainView system for installation on any train.

Results of Operations

Revenues decreased 36% to $5.0 million for the fiscal year ended December 31, 1998 from $7.8 million for the fiscal year ended December 31, 1997. This decrease primarily resulted from deliveries in 1997 of the Company's larger AirView systems to Fairlines and shipments on the South Korean Government High School Program, which did not occur in the 1998 period.

Gross profit as a percentage of revenues increased by 4% to 40% for the fiscal year ended December 31, 1998 as compared to 36% for the 1997 year. This increase was primarily due to revenues generated during the 1998 period from larger system sales with higher margins and technology licensing fees that were not realized in the same 1997 periods. Gross margins for any particular period are not necessarily indicative of the results that may occur in any future period due to factors including, but not limited to, changes in product mix, fluctuating component cost, critical component availability and industry competition.

Selling, general and administrative expenses decreased $638,710 (14%) for the fiscal year ended December 31, 1998, as compared to the same 1997 period. This decrease related to expenses which were incurred in the respective periods in 1997 and not in 1998, primarily for additional (i) marketing expenses (including advertising, trade show, public relations, bidding and proposal and demonstration expenses) associated with the introduction of new products for Courseware on Demand, and (ii) employment of sales and marketing personnel and related payroll and non-recurring legal and administrative expenses related to establishing a sales office in Singapore (which office was eliminated in December 1998). The Company anticipates that it will continue to invest in its marketing and sales generation strategy (increasing advertising, trade show, demonstration and proposal expenses and sales and marketing personnel, with related payroll costs) to increase revenues and increase net income from operations in the future; such investment may adversely affect short-term operating performance.

Provision for doubtful accounts and inventory reflect an increase from fiscal 1997 of $6.5 million for the fiscal year ended December 31, 1998; $2.4 million resulted from a writedown of inventories and a reserve for the uncertainty and possible uncollectibility of outstanding receivables due to (i) repeated program schedule delays by Fairlines and (ii) the length of time that accounts receivable for extended programs with Fairlines and the South Korean Government High School Program have been past due; $1.0 million resulted from a reserve taken for a fixed fee arrangement with a major aeronautical electronics company negotiated in June 1998 with respect to the licensing of the Company's technology, the value of which licensing cannot now be considered fixed and determinable due to a change in facts and circumstances; and $2.6 million for uncertainty in collectibility of accounts receivable from the delivery and installation of a system under the Star Agreement.

Special charges in the fourth fiscal quarter resulted from $595,263 for the impairment of other assets capitalized in 1997 related to costs for obtaining Federal Aviation Administration (FAA) certification for the Company's AirView system which were being amortized over 10 years. These assets were written off due to the uncertainty of recoverability resulting from the termination of the Fairlines Agreement and the absence of any additional orders received for the AirView system for use in commercial aircraft requiring FAA certification.

Changes  in  interest  are  attributable  to  changes  in  average   outstanding
borrowings during the periods presented and interest income on restricted cash and short-term securities.

Liquidity and Capital Resources; Certain Transactions

The Company has entered into negotiation with IFT in a change of control transaction that is expected to close by May 15, 1999. The Company believes the IFT transaction will generate sufficient cash to fund currently anticipated future cash requirements during the next twelve months. If the proposed change of control should not be completed, the Company will require additional cash from alternative external sources in order to fund currently anticipated cash requirements, including performance under existing contracts, repayment of indebtedness and ongoing payroll expense. It is uncertain as to the Company's ability to obtain additional capital.

At December 31, 1998, the Company had working capital of approximately $1.4 million compared to $5.5 million as of December 31, 1997. The Company's primary source of funding was principally due to the net proceeds from the issuance of convertible preferred stock of $3.3 million, proceeds from the issuance of $2.2 million of debt and the sale of short term investments of $557,725. Cash used in operating activities was $5.6 million and the purchase of property and equipment was $534,084. The negative change in cash from operating activities primarily resulted from a net loss of $9.6 million, a decrease in accounts payable and accrued expenses of $1.2 million, and an increase of $3.1 million in accounts receivable, offset by a decrease in inventory of $424,827 and an increase in deferred revenue of $521,232. The reduction in cash from operating activities was offset by depreciation and amortization of $1.0 million and an increase in provision for doubtful accounts and inventory of $6.5 million.

The Company's primary source of funds at December 31, 1998 consisted of $1.1 million in cash and short term investments and funds available under a $1.0 million revolving line of credit. $1.0 million of cash represents two certificates of deposit which are restricted from use by the fact that they are pledged as collateral for the availability of the line of credit. The line of credit was to expire in May 1999, and bore interest at an annual rate of 7.05%. At December 31, 1998, the Company had $669,000 borrowings outstanding under the line of credit. On January 27, 1999, the line of credit was terminated and the restricted cash was used to payoff the borrowings of $1.0 million outstanding under the line of credit.

Capital expenditures for the purchase of property and equipment for the fiscal year ended December 31, 1998 were $534,084, primarily for the purchase of additional equipment and software in order to expand product demonstration and development capabilities for CruiseView and TrainView. During 1999, capital expenditures, if any, are anticipated to be funded through existing working capital or other financing.

Real Estate Indebtedness

The Company is indebted to an institutional lender, as of December 31, 1998, in the aggregate amount of $227,102, for the purchase of its primary operating facility. This loan is secured by the purchased real estate and the personal guarantees of Wilbur and Barbara Riner, and bears annual interest at the rate of such lender's prime rate plus 2%. A default by the Company in payment of this mortgage loan could result in foreclosure against the property.

On May 19, 1998, the Company entered into a promissory note with an institutional lender in the amount of $470,000. This note is secured by the real estate of the Company. The note is due and payable on April 19, 2001 and bears interest, payable monthly, at an annual rate of 16%.

Redeemable Convertible Preferred Stock

On March 11, 1998, the Company raised gross proceeds of $2.2 million in a private placement to a single institutional investor, KA Investments LDC (the "KA"), of five-year convertible debt securities (the "Debentures") pursuant to the terms of a Convertible Debenture Purchase Agreement, dated March 11, 1998, by and between the Company and the KA (the "Debenture Purchase Agreement"). Each Debenture was sold for $50,000.00, accrued interest at a rate of 4% per annum, and was convertible at the option of the holder into shares of the Company's Common Stock at a price per share equal to the lesser of (i) $8.02 or (ii) 80% of the average closing market price of the Company's Common Stock during the 21 trading days prior to conversion, but in no event less than $3.00 per share (as adjusted for stock splits). On June 9, 1998, the KA and the Company entered into a Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement A"), pursuant to which the KA agreed to exchange all of its Debentures for 220,000 shares of the Company's 4% Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The financial terms of the Series A Preferred Stock were identical to the financial terms of the Debentures for which they were exchanged. The Company was obligated to file and have declared effective by the Securities and Exchange Commission (the "Commission"), on or prior to June 24, 1998, a registration statement with respect to the resale of the Common Stock issuable upon conversion of the Series A Preferred Stock. The Company originally filed such Registration Statement on May 1, 1998, and such Registration Statement was declared effective by the Commission on June 8, 1998. As of December 31, 1998, holders of the Company's Series A Preferred Stock had exercised their right and converted all 220,000 shares of the Series A Preferred Stock into 746,653 shares of the Company's Common Stock.

On June 29, 1998, the Company entered into a promissory note (the "Investor Note") with an institutional investor in the amount of $1,250,000. This note was unsecured and was due and payable with accrued interest at an annual rate of 8% on August 28, 1998. The Company, in its sole discretion, could elect to pay this note on August 28, 1998, subject to a payment charge of $87,500, or exchange this note for a series of convertible preferred stock or convertible debentures of the Company. Repayment of the Investor Note was orally extended and made payable on demand.

On October 23, 1998, the Company elected to exchange the Investor Note for 1,500 shares of the Company's Series B 8% Convertible Preferred Stock (the " Series B Preferred Stock") and warrants to acquire 100,000 shares of Common Stock issued to the holder of the Series B Preferred Stock (the "Warrants"). The $1,000 stated value per share of Series B Preferred Stock is convertible at the option of the holder into shares of Common Stock, at a price per share equal to the lesser of $ 3.66 per share of Common Stock (the "Closing Price") or 75% of the average of the closing bid prices as reported on the Nasdaq SmallCap Market ("Nasdaq") for the lowest five of the 20 trading days immediately preceding the date of Series B Preferred Stock conversion (the "Average Price"). The Warrants are exercisable to acquire shares of Common Stock at a price per share equal to $4.125.

The shares of Series B Preferred Stock were issued pursuant to a Securities Purchase Agreement, dated as of October 23, 1998 (the "Purchase Agreement B"), entered into between the Company and a single institutional investor upon the exchange of outstanding loan principal and accrued interest pursuant to the Investor Note, plus certain premiums, owed by the Company to that investor. In connection with such exchange of indebtedness, the Company also issued the Warrant to the same institutional investor. The Company is obligated to file and have declared effective by the Commission, a registration statement with respect to the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the terms of a Registration Rights Agreement entered into between the Company and the holder of the Series B Preferred Stock and the Warrants (the "Registration Agreement"). Pursuant to the Registration Agreement, the Company is required to use its best efforts to maintain a continuously effective Registration Statement, with respect to the Common Stock underlying the Series B Preferred Stock and the Warrants until the earlier of three years after the Registration Statement is declared effective or until such earlier date on which such Common Stock may be sold pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any proceeds from the resale by the holders of any of the Common Stock issuable to the holders upon conversion of the Series B Preferred Stock. Pursuant to the terms of the Registration Agreement, the Registration Statement will cover up to 20% of the number of shares of Common Stock outstanding on the issue date of the Series B Preferred Stock under the Purchase Agreement B. The terms of the Purchase Agreement B require that the Company maintain a reserve of up to 20% of the number of shares of Common Stock outstanding on the issue date of the Series B Preferred Stock under the Purchase Agreement B for issuance upon conversion.

Through October 23, 2001, the Company may redeem all outstanding shares of the Series B Preferred Stock at 135% of the aggregate stated value ($1,000 per share) thereof, plus accrued and unpaid dividends on such shares (the "Redemption Price"), as long as the then Current Market Price (as defined) of the Common Stock at the time of optional redemption is less than $3.66 per share. Furthermore, all shares of Series B Preferred Stock that have not been converted to Common Stock prior to October 23, 2001 shall be converted to Common Stock on that date on the assumption that the Common Stock is listed on Nasdaq. Notwithstanding such mandatory conversion, however, absent approval of the Purchase Agreement B by Company Stockholders in satisfaction of applicable Nasdaq rules, rather than conversion of all then outstanding Series B Preferred Stock the Company shall be required to make cash redemption payments equal to the Redemption Price of such shares to the extent that any common shares issuable upon conversion, when aggregated with (i) all common shares previously issued on Series B Preferred Stock conversion, (ii) all common shares issued as stock dividends on the Preferred Stock, and (iii) all common shares issuable on exercise of the Warrants, would equal 20% or more of the number of outstanding shares of Common Stock on October 23, 1998.

Indebtedness

On August 12, 1998, the Company entered into promissory notes (collectively "Series Notes") with five individual investors in the aggregate amount of $650,000. The Series Notes were unsecured and were due and payable with accrued interest at an annual rate of 8% on October 14, 1998. The Company, in its sole discretion, could elect to pay these Series Notes on October 12, 1998, subject to a payment charge equal to 7% of the principal amount, or exchange the Series Notes for a series of convertible preferred stock or convertible debentures of the Company. On October 12, 1998, the Company entered into new promissory notes (collectively "Series A Notes") in the aggregate amount of $704,082 with the holders of the Series Notes to replace and rollover the Series Notes. The Series A Notes are unsecured and are due and payable with accrued interest at an annual rate of 8% on December 11, 1998. The Company, in its sole discretion, may elect to pay these Series A Notes on December 11, 1998, subject to a payment charge equal to 7% of the principal amount, or exchange the Series A Notes for a series of convertible preferred stock or convertible debentures of the Company. On December 11, 1998, the Company and the holders of the Series A Notes agreed to extend the due date for repayment of the Series A Notes until February 25, 1999. On February 25, 1999 the Series A Notes were orally extended and made payable on demand. The Company is currently in negotiation with the holders for the exchange of the Series E Notes into equity of the Company.

On October 20, 1998, the Company entered into promissory notes (collectively "Series D Notes") with three individual investors in the aggregate amount of $350,000. The Series D Notes were unsecured and were due and payable with accrued interest at an annual rate of 8% on January 18, 1999. The Company, in its sole discretion, could elect to pay these Series D Notes on January 18, 1999, subject to a payment charge equal to 5% of the principal amount, or exchange the Series D Notes for a series of convertible preferred stock or convertible debentures of the Company. On January 18, 1999, the Company and the holders of the Series D Notes agreed to extend the due date for repayment of the Series D Notes until April 15, 1999, subject to a payment charge equal to 5% of the principal amount plus an additional 2.5% of the principal amount for each 30 day period after January 18, 1999 the Series D Notes are outstanding. The Company is currently in negotiation with the holders for the exchange of the Series E Notes into equity of the Company.

From November 17 to December 17, 1998, the Company entered into promissory notes (collectively "Series E Notes") with five individual investors in the aggregate amount of $550,000. The Series E Notes were unsecured and were due and payable with accrued interest at an annual rate of 8% from January 18 to February 8, 1999. The Company, in its sole discretion, could elect to pay these Series E Notes on the due date, subject to a payment charge equal to 7% of the principal amount, or exchange the Series E Notes for a series of convertible preferred stock or convertible debentures of the Company. On February 12, 1999, the Company and the holders of the Series E Notes agreed to extend the due date for repayment of the Series E Notes until March 15, 1999. On March 15, 1999 the Series E Notes were orally extended and made payable on demand. The Company is currently in negotiation with the holders for the exchange of the Series E Notes into equity of the Company.

On January 25, 1999, the Company entered into a loan transaction with IFT, pursuant to (i) a promissory note in the principal amount of $750,000, bearing a rate of interest of 9.5% per annum, for a term ending on the earlier of May 15, 1999, or the closing date of a change of control transaction between the Company and IFT and (ii) a security agreement granting IFT a security interest in all accounts receivable of the Company.

Equity Sale

On December 29, 1998, in consideration for $280,000 in cash the Company sold in a private placement to a single institutional investor, 80,000 shares of its Common Stock (the "Initial Shares") in association with the right to acquire up to 80,000 additional Repricing Shares of Common Stock without the payment of additional consideration (collectively, the "Shares"), pursuant to the terms of a Common Stock Purchase Agreement, dated as of December 28, 1998, by and between the Company and the Investor (the "Purchase Agreement C"). Under the terms of the Purchase Agreement C, Repricing Shares are issuable to the investor in the event that on the 45th day (with respect to 25% of the Initial Shares), the 90th day (with respect to 25% of the Initial Shares) and the 135th day (with respect to 50% of the Initial Shares) subsequent to the closing date for sale of the Initial Shares (with each such date being referred to as a "Repricing Date"), the average of the lowest twenty closing sale prices during each such 45-day period, respectively (each a "Discounted Share Price"), does not exceed $4.22 per share (the "Multiple Share Price"). The number of Repricing Shares to be issued on each Repricing date, subject to the maximum of 80,000 Repricing Shares, equals the product of (i) the difference between the Multiple Share Price and the relevant Discounted Share Price, and (ii) a fraction equal to the number of Initial Shares subject to repricing (e.g., 25% of 80,000 shares, or 20,000) divided by the relevant Discounted Share Price. The Company intends to limit the number of Repricing Shares which will be issued by, from time to time, exercising its right to repurchase Repricing Shares at the Call Price established in the Purchase Agreement C, which is a minimum of $4.49 per share. The Company is obligated to file with the Securities and Exchange Commission, a registration statement with respect to the shares issuable under the Purchase Agreement C and to use its best efforts to keep the registration statement effective for a period of five (5) years after the registration statement is declared effective, or until such earlier date when the Offered Shares may be sold pursuant to Rule 144(k) under the Securities Act. At any time prior to sale by the Investor, the Company may redeem the Shares at the Call Price established in the Purchase Agreement C, which price is the greater of $4.49 per share, or 100% of the closing bid price per share on the date of redemption minus $3.50.

Outlook: Issues and Risks

Potential Change of Control Transaction

On February 4, 1999, the Company, entered into a non-binding Letter of Intent with Interactive Flight Technologies, Inc., a Delaware corporation ("IFT") regarding the acquisition by the Company of all or substantially all of the assets and specified liabilities of IFT (the "Net Assets") relating to IFT's interactive entertainment business (the "Business") in consideration for the Company's issuance to IFT of that number of shares of its Common Stock as would constitute 60% of the Company's fully-diluted equity (the "Acquisition"). The Net Assets will include: $5 million in cash; accounts receivable owing to IFT from Swissair; the proceeds and other recoveries generated by certain litigation brought by IFT; the Swissair warranty contract; the Swissair customer relationship; all IFT interactive entertainment intellectual property, and other tangible assets related to the Business (including but not limited to customer lists and files, trade secrets, trademarks, service marks, assignable government permits and other rights under leases and rights under specified contracts); inventory, furniture, fixtures, computers and equipment related to the Business; other infrastructure (including FAA certified repair station) relating to the Business; IFT's engineering and technical staff; and the benefit of all IFT research and development efforts. The Acquisition will be effected in accordance with a definitive agreement (the "Agreement") to be subsequently negotiated and signed following the completion of due diligence investigations by the Company and IFT. In addition to the usual and customary representations, covenants and conditions contained in agreements of the type used to consummate transactions like the Acquisition, the definitive agreement will provide that closing of the Acquisition is subject (i) to approval by the shareholders of the Company, if required under the rules of The Nasdaq Stock Market, and (ii) the receipt of a "fairness opinion" with respect to the terms of the Acquisition to the effect that the Acquisition is fair from a financial point of view, to the Company shareholders. Although the Letter of Intent is otherwise not binding, the Company has agreed to refrain from entering into negotiations with any other party for the sale of all or substantially all of its assets, or for the sale of control of the Company, until May 15, 1999. IFT similarly agreed not to enter into negotiations for the acquisition of control of any other company engaged in the interactive entertainment business until May 15, 1999. There is no guarantee that the Acquisition will be consummated on the terms set forth in the Letter of Intent. IFT developed interactive entertainment products for use in the airline and travel industry, and it has ceased all research and development activities with respect to such products except as required under contract. It currently maintains only one ongoing contract for its interactive entertainment products, and is currently engaged in the redirection of its business activities into new markets. IFT is a Nasdaq: NMS registrant and trades under the ticker symbol FLYT.

The Company is currently using its working capital to finance its current expenses, including installations, equipment purchases, product development, inventory and other expenses associated with the delivery and installation of systems for Carnival. Cash liquidity from external sources will be required to finance existing and anticipated growth in the Company's accounts receivable and inventories resulting from performance under outstanding orders, including ongoing payroll expenses. The Company believes that its working capital requirements will increase throughout 1999 and beyond, particularly as its focus continues on large, long-term projects. The Company is in discussions with commercial and private lenders to obtain the availability of borrowings secured by assets of the Company and with investors for equity financing to prepare for future operating needs in the event that the IFT transaction is not completed. (see "Potential Change of Control Transaction" above) Even if the IFT transaction is completed, maintaining an adequate level of working capital through the end of 1999, and thereafter, will depend in part on collection of accounts receivable on a timely basis, successful litigation with non-paying customers already delinquent, satisfactory settlements with vendor-creditors (including those already suing the Company) (see "PART I Item 3 - Legal Proceedings"), the success of the Company's products in the marketplace, the relative profitability of those products, continued availability of memory and storage components at favorable pricing and the Company's ability to control operating expenses. Following completion of the IFT transaction, the Company may still seek or require additional financing for growth opportunities, including any expansion that the Company may undertake internally, for strategic acquisitions or partnerships, or for expansion of additional sites or major long-term projects. There can be no assurance that the IFT transaction will be completed and that if not any financing will be available on terms acceptable to the Company, if at all. If future financing is not available when needed, the Company will be forced to curtail or discontinue operations. In such event, the stockholders may lose, or experience a substantial reduction in, the value of their investment in the Company.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this ITEM 6 and elsewhere in this annual Report on Form 10KSB are forward-looking statements (within the meaning of Section 27 of the Securities Act of 1933, as amended (the "Securities Act") and Section 21 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the failure to execute definitive agreements with additional customers on favorable terms or at all, the failure of the Company to receive sufficient financing to perform under any new contracts or to perform sufficient research and development, the impact of competition and downward pricing pressures, the effect of changing economic conditions and conditions in the specific industries the Company has targeted, the impact of any changes in domestic and foreign regulatory environments or the Company's inability to obtain requisite government approvals, risks in technology development, the risks involved in currency fluctuations, the risks of not being able to obtain additional future financing by sale of securities due to the inability to maintain Nasdaq listing for Company Common Stock, and the other risks and uncertainties detailed herein.

Risks Associated With Year 2000

The commonly referred to Year 2000 ("Y2K") problem results from the fact that many existing computer programs and systems use only two digits to identify the year in the date field. These programs were designed and developed without considering the impact of a change in the century designation. If not corrected, computer applications that use a two-digit format could fail or create erroneous results in any computer calculation or other processing involving the Year 2000 or a later date. The Company has identified two main areas of Y2K risk:

     1. Internal computer systems or embedded chips could be disrupted or fail, causing an interruption or decrease in productivity in the Company's operations and

     2. Computer systems or embedded chips of third parties including (without limitation) financial institutions, suppliers, vendors, landlords, customers and service providers and others ("Material Third Parties") could be disrupted or fail, causing an interruption or decrease in the Company's ability to continue operations.

The Company has developed, or is in the process of developing, detailed plans for implementation and testing of any necessary modifications to its key computer systems and equipment with embedded chips to ensure that it is Y2K compliant. The Company estimates that its internal systems will be Y2K ready by September 30, 1999. The Company believes that with these detailed plans and completed modifications, the Y2K issue will not pose significant operational problems for it. However, if the modifications and conversions are not made, or completed in a timely fashion, the Y2K could have a material impact on its operations. The Company has performed an assessment of its Triumph products for Y2K issues. The Triumph products use a four digit identifier and is, therefore, Y2K compliant.

The Company's cost of addressing Y2K has been insignificant to date. The financial impact of making any required systems changes or other remediation efforts cannot be known precisely at this time, but it is not expected to be material to the Company's financial position, results of operations, or cash flows.

In addition, the Company has identified and prioritized and is communicating with Material Third Parties to determine their Y2K status and any probable impact on them. The Company will continue to track and evaluate its long-term relationships with Material Third Parties based on the responses it receives from such persons and on information learned from other sources. If any of the Company's Material Third Parties are not Y2K ready and such non-compliance causes a material disruption to any of their respective businesses, the Company's business could be materially adversely affected. Disruptions could include, among other things: the failure of a Material Third Party's business; a financial institution's inability to take and transfer funds; an interruption in delivery of supplies from vendors; a loss of voice and data connections; a loss of power to the Company's facilities; and other interruptions in the normal course of the Company's operations, the nature and extent of which the Company cannot foresee. The Company will continue to evaluate the nature of these risks, but at this time the Company is unable to determine the probability that any such risk will occur, or if it does occur, what the nature, length or other effects, if any, that it may have on the Company. If a significant number of Material Third Parties experience failures in their computer systems or operations due to Y2K non-compliance, it could affect the Company's ability to process transactions or otherwise engage in similar normal business activities. For example, while the Company expects its internal systems to be Y2K ready in

September 1999, the Company and its customers will be dependant upon the Y2K readiness of many providers of communications services and in turn, those providers' vendors and suppliers. If, for example, such providers and others are not Y2K ready, the Company and its customers may not be able to send and receive data and electronic transmissions, which would have a material adverse effect on the business and revenues of the Company and its customers. While many of these risks are outside the Company's control, the Company has instituted a program to identify Material Third Parties and to address any non-compliance issues.

While the Company believes that it is adequately addressing the Y2K issue, there can be no assurance that its Y2K analysis will be completed on a timely basis, or that the cost and liabilities associated with the Y2K issue will not materially adversely impact its business, prospects, revenues or financial position. The Company is uncertain as to its most reasonably likely worst case Y2K scenario, and it has not yet developed a contingency plan to handle a worst case scenario. The Company expects to have a contingency plan to handle this situation by September 30, 1999.

Item 7. Financial Statements and Supplementary Data

INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Accountants                                             27

Balance Sheet as of December 31, 1998 28
Statements of Operations  for the years ended December 31, 1998 and 1997      30

Statements of Changes in Shareholders' Equity for the years ended
December 31, 1998 and 1997                                                    31

Statements of Cash Flows for the years ended December 31,
1998 and 1997                                                                 32

Notes to Financial Statements                                                 33

                        Report of Independent Accountants

To the Board of Directors and Shareholders of The Network Connection, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of The Network Connection, Inc. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred net losses from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

April 15, 1999
Atlanta, Georgia

                          THE NETWORK CONNECTION, INC.
                                 BALANCE SHEET

                                                                    December 31,
                                                                        1998
                                                                    -----------
ASSETS

Current assets:
Restricted cash                                                     $ 1,015,000
Short term investments                                                   80,834
   Accounts receivable, less allowance of $2,792,000                  1,874,779

Inventories:
   Raw materials, less allowance of $262,000                          1,357,674
   Work in process                                                    1,400,494
Prepaid expenses                                                        245,360
                                                                    -----------
Total current assets                                                  5,974,141

Property and equipment:
Land                                                                    150,000
   Building and improvements                                            763,055
   Furniture, fixtures and equipment                                  2,602,303
Software                                                                 60,192
Vehicles                                                                162,773
                                                                    -----------
                                                                      3,738,323
            Less accumulated depreciation                            (1,383,635)
                                                                    -----------
                                                                      2,354,688
Other assets, net                                                        86,972
                                                                    -----------
Total assets                                                        $ 8,415,801
                                                                    ===========

                          THE NETWORK CONNECTION, INC.
                                  BALANCE SHEET

                                                                    December 31,
                                                                        1998
                                                                   ------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses                              $  2,924,132
Payable to shareholders                                                  74,429
Borrowings under bank line of credit                                    669,000
    Notes payable                                                     1,604,082
Deferred revenues                                                       521,332
Current portion of long-term debt
  and capital lease obligations                                          36,974
                                                                   ------------
Total current liabilities                                             5,829,949
  Long-term debt, less current portion                                  699,998
                                                                   ------------
Total liabilities                                                     6,529,947

Commitments and contingencies (Note 2)

Redeemable convertible
preferred stock, $.01 par
value, $1,000 stated value:
  Authorized, 1,500 shares;
  Issued and outstanding,                                             1,522,667
                                                                          1,500

Shareholders' equity:
 Preferred stock, $.01 par value:
      Authorized, 2,500,000 shares;
       Issued and outstanding, none
 Common stock, $.001 par value:
      Authorized, 10,000,000 shares;
       Issued and outstanding, 5,069,646 shares                           5,070

 Additional paid-in capital                                          16,443,552
Accumulated deficit                                                 (16,085,435)
                                                                   ------------
            Total shareholders' equity                                  363,187
                                                                   ------------
Total liabilities and shareholders' equity                         $  8,415,801
                                                                   ============

                          THE NETWORK CONNECTION, INC.
                            STATEMENTS OF OPERATIONS

                                                      For the years ended
                                                          December 31,
                                                 ------------------------------
                                                     1998              1997
                                                 ------------      ------------
Revenues                                         $  5,003,290      $  7,848,444
Cost of revenues                                    3,005,151         5,044,258
                                                 ------------      ------------
Gross profit                                        1,998,139         2,804,186

Selling, general and administrative                 3,965,878         4,346,318
Provision for doubtful
  accounts and inventory reserve                    6,464,064           258,270
    Special charges                                   595,263                 0
      Research and development                        397,196           277,527
                                                 ------------      ------------
Operating loss                                     (9,424,262)       (2,077,929)
Interest, net                                        (209,036)           52,301
                                                 ------------      ------------
Net loss                                           (9,633,298)       (2,025,628)
Preferred stock dividends                             574,951                 0
                                                 ------------      ------------
Net loss to common shareholders                  $(10,208,249)     $ (2,025,628)
                                                 ============      ============

Basic and Diluted Net loss per share             $      (2.31)     $      (0.53)
                                                 ============      ============

Weighted average shares outstanding                 4,426,535         3,845,097
                                                 ============      ============

                          THE NETWORK CONNECTION, INC.
                  STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

                                     Common Stock         Additional    Accumulated
                                   Shares     Amount         PIC          Deficit     Total Equity
                                   ------     ------      ----------    -----------   ------------
Balance at January 1, 1997       3,036,710    $ 3,037    $ 9,179,825   $ (4,426,509)   $ 4,756,353

Exercise of  warrants to
  acquire common stock           1,065,392      1,065      5,276,763                     5,277,828
   Stock option plan                50,291         50        165,801        165,851
   Net Loss                                                              (2,025,628     (2,025,628)
                                ----------    -------    -----------   ------------    -----------

Balance at December 31, 1997     4,152,393      4,152     14,622,389     (6,452,137)     8,174,404
  Common stock sold                 80,000         80        213,350                       213,430
  Conversion of preferred
    stock to common stock          746,653        747      1,984,575                     1,985,322
  Stock option plan                 90,600         91        198,189                       198,280
   Preferred stock dividends                                (574,951)                     (574,951)
   Net Loss                                                              (9,633,298)    (9,633,298)
                                ----------    -------    -----------   ------------    -----------

Balance at  December 31, 1998    5,069,646    $ 5,070    $16,443,552   ($16,085,435)   $   363,187

                          THE NETWORK CONNECTION, INC.
                            STATEMENTS OF CASH FLOWS

                                                         For the years ended
                                                             December 31,
                                                     ---------------------------
                                                         1998           1997
                                                     -----------    -----------
Operating activities
  Net loss                                           ($9,633,298)   ($2,025,628)
                                                     -----------    -----------

  Adjustments to reconcile net loss to net
    cash used in operating activities:
     Depreciation and amortization                     1,030,265        334,029
     Provision for doubtful accounts                   6,202,064              0
     Provision for inventory                             262,000              0

  Changes in operating assets and liabilities:
    Accounts receivable                               (3,140,341)    (3,131,223)
    Inventories                                          424,827     (2,336,585)
      Prepaids and other assets                           11,328       (728,070)
  Accounts payable and accrued expenses               (1,243,985)     2,990,205
      Payable to shareholders                              3,500          2,078
      Deferred revenues                                  521,332              0
                                                     -----------    -----------
  Net cash used in operating activities               (5,562,308)    (4,895,194)

  Investing activities:
    Purchase of property and equipment                  (534,084)      (417,291)
    Purchase of short-term investments                   557,725       (142,846)
                                                     -----------    -----------
  Net cash (used in) provided by investing
    activities                                            23,641       (560,137)

  Financing activities:
    Proceeds from bank line of credit                    143,000         30,000
    Proceeds from issuance of promissory notes         1,601,600              0
    Proceeds from issuance of long-term debt             470,000         18,077
    Net proceeds from issuance of stock                3,344,749      5,443,679
    Payment of long-term debt and capital lease
      obligations                                        (30,330)       (11,777)
                                                     -----------    -----------
Net cash provided activities                           5,529,019      5,479,979
                                                     -----------    -----------
Net change in cash                                        (9,648)        24,648
Cash at beginning of year                              1,024,648      1,000,000
                                                     -----------    -----------
Cash at end of year                                  $ 1,015,000    $ 1,024,648
                                                     ===========    ===========

Supplemental Information:
  Conversion of debt to convertible preferred stock    3,450,000              0
  Preferred stock dividends                              574,951              0

1. Significant Accounting Policies

Description of Business

The Network Connection, Inc. (the "Company") was incorporated on December 30, 1986. The Company designs, manufactures and distributes computer networking products for use in employee training, academic, telecommunications, entertainment and other industry applications. The Company's products are based upon a proprietary engineered process utilizing non-proprietary personal computer hardware standards with standard major components and subsystems. The Company's products are designed to be compatible with industry-standard network operating systems.

Basis of Presentation - Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred net losses from operations for several years, has an accumulated deficit at December 31, 1998, and has used substantial cash in its operations which raises substantial doubt about the Company's ability to continue as a going concern. Management believes that the completion of the change of control transaction with Interactive Flight Technologies, Inc. ("IFT") described in Note 9, future debt and equity offerings and successful commercialization of its products and services will generate the required capital necessary to continue as a going concern.

Concentration of Credit Risk

The Company's principal financial instruments subject to potential credit risk are cash and equivalents and trade accounts receivable. The Company invests its cash and credit instruments with highly rated financial institutions and performs periodic evaluations of the relative standing of these financial institutions. Trade accounts receivable are generally unsecured; therefore, the Company is at risk to the extent such amounts become uncollectible.

In 1998, two customers accounted for an aggregate of 96% (76% and 20%, respectively) of the Company's revenues. In 1997, three customers accounted for an aggregate of 79% (38%, 30% and 11%, respectively) of the Company's revenues. Management believes that the concentration of credit risk with respect to trade accounts receivable is high due to the limited number of customers requiring large shipments.

Inventories

Inventories consist primarily of components purchased for assembly into products and are stated at the lower of cost or market using the first-in, first-out
(FIFO) method.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, principally five years, except for buildings for which the life is forty years.

Income Taxes

Under the Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes", the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company provides a valuation allowance for deferred tax assets which are determined by management to be below the threshold for realization established by SFAS 109.

Revenue Recognition

Revenues are recognized when the products are shipped or installed based upon the terms of the contract, expiration of rights of acceptance or return and determination that the related receivables are collectible. Revenues pursuant to contracts that provide for revenue sharing with customers or others is recognized as cash is received in the amount of the Company's retained portion of the cash pursuant to the revenue sharing agreement.

The Company's products are often used with other products in large complex projects. As a result, the Company may grant extended payment terms for certain sales of up to 180 days based on the nature of the project.

Deferred Revenue

Deferred revenue represents the advance billings of equipment sales as allowed under purchase and installation contracts.

Other Assets

Costs incurred to establish and defend trademarks and patents are capitalized. Such costs are amortized using the straight-line method over 20 years.

Basic and Diluted Net Loss Per Common Share

Basic and Diluted net loss per common share have been computed by dividing net loss by the weighted average number of common shares outstanding during each period.

Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Advertising Costs

Costs of advertising are expensed when incurred. The Company recognized advertising expenses of approximately $234,000 and $656,000 in 1998 and 1997, respectively.

2. Commitments and Contingencies

The Company leases certain equipment and office space. Property and equipment includes $15,230 of equipment under capital lease agreements at December 31, 1998. Accumulated amortization was $13,707 at December 31, 1998. Amortization of leased assets is included in depreciation and amortization expense. The Company also leases certain equipment under noncancelable operating leases that expire in various years through 2001.

Future minimum lease payments required under capital lease obligations and noncancelable operating leases with initial or remaining terms of one year or more are summarized as follows at December 31, 1998:

     Year ending December 31,                          Capital        Operating
     ------------------------                          -------        ---------
              1999                                       970            15,288
              2000                                         0            15,288
              2001                                         0             7,644

     Total minimum lease payments                       $970           $38,220
     Less amounts representing interest                   90
     Present value of minimum capital lease payments     880
     Less current portion                                880
     Long-term obligations under capital leases         $  0

During 1998 and 1997, total rental expense for all operating leases was approximately $33,574 and $36,000, respectively.

To date, the Company has not experienced significant claims under product warranties due to the pass through to end users of the warranties that the Company receives from vendors.

On December 1, 1998, Sigma Designs, Inc. ("Sigma"), filed a complaint against the Company in the United States District Court, Northern District of California, San Jose Division, Civil Action File No. 98-21149J(EAI) alleging breach of contract and action on account. Sigma claims that the Company failed to pay for goods shipped to the Company by Sigma. The matter was settled by written agreement dated January 22, 1999, contingent upon registration of Company stock issued to Sigma as a part of such settlement, and payment by the Company of $50,000, in two installments, the latter which was due on February 5, 1999. The Company has made the $50,000 settlement payments and is in the process of filing for registration of the stock issued to Sigma. Management of the Company expects to fully comply with the terms of the settlement agreement and the claim will be dismissed with prejudice.

Hollingsead International, Inc. ("Hollingsead") filed a complaint against the Company on January 28, 1999, in the State Court of Forsyth County, State Court of Georgia, Civil Action File No. 99sc0053, alleging the Company failed to pay invoices submitted for installation and service of audio-visual systems in certain aircraft. In its complaint Hollingsead requests $357, 850 in damages plus interest, costs, attorneys fees, and punitive damages of no less than $250,000. The Company filed an answer and a counterclaim with the court on March 29, 1999 alleging that any amounts allegedly owed Hollingsead should be set-off and/or recouped against damages incurred by the Company as a result of Hollingsead's negligence and/or breach of contract. The Company is seeking settlement of such claims with Hollingsead.

On March 29, 1999, the Company filed for arbitration under the rules of the United Nations Commission on International Trade Law and the Rules of Arbitration of the Kuala Lumpur Regional Centre for Arbitration, to enforce its rights under the terms of the Star Agreement with CNA and Star for the delivery, installation and maintenance of a CruiseView system on the Star cruise ship the SuperStar Leo. The CruiseView system on the SuperStar Leo was installed and has been in commercial operation since October 1998. The Company claims that Star and CNA are in default under the payment obligations of the Star Agreement and intend to aggressively pursue its remedies, including repossession of inventory, contractual and otherwise, to enforce its rights under the terms of the Star Agreement.

On March 29, 1999, the Company filed to revoke the Supplemental Type Certi ficate (STC) issued by the FAA and DGAC in connection with the two Fairlines aircraft on which AirView systems are installed and in operation due to Fairlines default in payment under terms of the AirView Agreement. Revocation of the STC would result in the inability for Fairlines to operate the aircraft commercially with the AirView system installed on the aircraft. The Company is pursuing its remedies, contractual and otherwise, in respect to collection of amounts due and damages incurred under the AirView Agreement.

3. Debt Obligations

Debt obligations consist of the following:
                                                           1998          1997
                                                         --------      --------
Note payable due in varying installments through
 2009, interest at prime (7.5% at December 31, 1998)
 plus 2%, collateralized by certain commercial
 property and personally guaranteed by two
 shareholders                                            $227,102      $238,767
Note payable due in varying installments through 2000,
 interest at 6.9%, collateralized by a vehicle.            31,456        40,845
Note payable due and payable April 19, 2001, interest
 at 16% payable monthly, collateralized by certain
 commercial property                                      470,000             0
Note payable due in varying installments through 2000,
interest at 11.0%, collateralized by a vehicle.             7,444        12,458
                                                         --------      --------
                                                          736,002       292,070
                                                         --------      --------
Less current portion                                       36,004        32,964
                                                         --------      --------
                                                         $699,998      $259,106
                                                         ========      ========

Aggregate maturities of long-term debt as of December 31, 1998 are as follows:

     1999                       36,004
     2000                       31,072
     2001                      486,457
     2002                       18,848
     2003                       22,050
     Thereafter                141,571
                              --------
                              $736,002
                              ========

On May 28, 1998, the Company entered into a $1.0 million line of credit agreement with a bank. Outstanding advances bear interest at 7.05% per annum through the maturity date of May 28, 1999. Interest is payable monthly in arrears, commencing January 1, 1998. As of December 31, 1998, there was $669,000 advanced under this line of credit. This line of credit is collateralized by two certificates of deposit in the total amount of $1.0 million and are presented in the balance sheet as restricted cash.

On August 12, 1998, the Company entered into promissory notes (collectively "Series Notes") with five individual investors in the aggregate amount of $650,000. The Series Notes were unsecured and were due and payable with accrued interest at an annual rate of 8% on October 14, 1998. The Company, in its sole discretion, could elect to pay these Series Notes on October 12, 1998, subject to a payment charge equal to 7% of the principal amount, or exchange the Series Notes for a series of convertible preferred stock or convertible debentures of the Company. On October 12, 1998, the Company entered into new promissory notes (collectively "Series A Notes") in the aggregate amount of $704,082 with the holders of the Series Notes to replace and rollover the Series Notes. The Series A Notes are unsecured and are due and payable with accrued interest at an annual rate of 8% on December 11, 1998. The Company, in its sole discretion, may elect to pay these Series A Notes on December 11, 1998, subject to a payment charge equal to 7% of the principal amount, or exchange the Series A Notes for a series of convertible preferred stock or convertible debentures of the Company. On December 11, 1998, the Company and the holders of the Series A Notes agreed to extend the due date for repayment of the Series A Notes until February 25, 1999. On February 25, 1999 the Series A Notes were orally extended and made payable on demand.

On October 20, 1998, the Company entered into promissory notes (collectively "Series D Notes") with three individual investors in the aggregate amount of $350,000. The Series D Notes were unsecured and were due and payable with accrued interest at an annual rate of 8% on January 18, 1999. The Company, in its sole discretion, could elect to pay these Series D Notes on January 18, 1999, subject to a payment charge equal to 5% of the principal amount, or exchange the Series D Notes for a series of convertible preferred stock or convertible debentures of the Company. On January 18, 1999, the Company and the holders of the Series D Notes agreed to extend the due date for repayment of the Series D Notes until April 15, 1999, subject to a payment charge equal to 5% of the principal amount plus an additional 2.5% of the principal amount for each 30 day period after January 18, 1999 the Series D Notes are outstanding.

From November 17 to December 17, 1998, the Company entered into promissory notes (collectively "Series E Notes") with five individual investors in the aggregate amount of $550,000. The Series E Notes were unsecured and were due and payable with accrued interest at an annual rate of 8% from January 18 to February 8, 1999. The Company, in its sole discretion, could elect to pay these Series E Notes on the due date, subject to a payment charge equal to 7% of the principal amount, or exchange the Series E Notes for a series of convertible preferred stock or convertible debentures of the Company. On February 12, 1999, the Company and the holders of the Series E Notes agreed to extend the due date for repayment of the Series E Notes until March 15, 1999. On March 15, 1999 the Series E Notes were orally extended and made payable on demand.

The Company paid interest of approximately $311,000 and $62,000 during fiscal years 1998 and 1997, respectively.

4. Common Stock, Preferred Stock and Warrants

On March 11, 1998, the Company raised gross proceeds of $2.2 million in a private placement to a single institutional investor, KA Investments LDC (the "KA"), of five-year convertible debt securities (the "Debentures") pursuant to the terms of a Convertible Debenture Purchase Agreement, dated March 11, 1998, by and between the Company and KA (the "Debenture Purchase Agreement"). Each Debenture was sold for $50,000.00, accrued interest at a rate of 4% per annum, and was convertible at the option of the holder into shares of the Company's Common Stock at a price per share equal to the lesser of (i) $8.02 or (ii) 80% of the average closing market price of the Company's Common Stock during the 21 trading days prior to conversion, but in no event less than $3.00 per share (as adjusted for stock splits). On June 9, 1998, KA and the Company entered into a Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement A"), pursuant to which KA agreed to exchange all of its Debentures for 220,000 shares of the Company's 4% Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The financial terms of the Series A Preferred Stock were identical to the financial terms of the Debentures for which they were exchanged. The Company was obligated to file and have declared effective by the Securities and Exchange Commission (the "Commission"), on or prior to June 24, 1998, a registration statement with respect to the resale of the Common Stock issuable upon conversion of the Series A Preferred Stock. The Company originally filed such Registration Statement on May 1, 1998, and such Registration Statement was declared effective by the Commission on June 8, 1998. As of December 31, 1998, holders of the Company's Series A Preferred Stock had exercised their right and converted all 220,000 shares of the Series A Preferred Stock into 746,653 shares of the Company's Common Stock.

On June 29, 1998, the Company entered into a promissory note (the "Investor Note") with an institutional investor in the amount of $1,250,000. This note was unsecured and was due and payable with accrued interest at an annual rate of 8% on August 28, 1998. The Company, in its sole discretion, could elect to pay this note on August 28, 1998, subject to a payment charge of $87,500, or exchange this note for a series of convertible preferred stock or convertible debentures of the Company. Repayment of the Investor Note was orally extended and made payable on demand. On October 23, 1998, the Company elected to exchange the Investor Note for 1,500 shares of the Company's non-voting Series B 8% Convertible Preferred Stock (the " Series B Preferred Stock") and warrants to acquire 100,000 shares of Common Stock issued to the holder of the Series B Preferred Stock (the "Warrants") pursuant to a Securities Purchase Agreement of even date ("Purchase Agreement B"). The $1,000 stated value per share of Series

B Preferred Stock is convertible at the option of the holder into shares of Common Stock, at a price per share equal to the lesser of $ 3.66 per share of Common Stock (the "Closing Price") or 75% of the average of the closing bid prices as reported on the Nasdaq SmallCap Market ("Nasdaq") for the lowest five of the 20 trading days immediately preceding the date of Series B Preferred Stock conversion (the "Average Price"). The Warrants are exercisable to acquire shares of Common Stock at a price per share equal to $4.125.

On December 29, 1998, in consideration for $280,000 in cash the Company sold in a private placement to a single institutional investor, (the "Investor"), 80,000 shares of its Common Stock (the "Initial Shares") in association with the right to acquire up to 80,000 additional Repricing Shares of Common Stock without the payment of additional consideration (collectively, the "Shares"), pursuant to the terms of a Common Stock Purchase Agreement, dated as of December 28, 1998, by and between the Company and the Investor (the "Purchase Agreement C"). Under the terms of the Purchase Agreement C, Repricing Shares are issuable to the Investor in the event that on the 45th day (with respect to 25% of the Initial Shares), the 90th day (with respect to 25% of the Initial Shares) and the 135th day (with respect to 50% of the Initial Shares) subsequent to the closing date for sale of the Initial Shares (with each such date being referred to as a "Repricing Date"), the average of the lowest twenty closing sale prices during each such 45-day period, respectively (each a "Discounted Share Price"), does not exceed $4.22 per shares (the "Multiple Share Price"). The number of Repricing Shares to be issued on each Repricing date, subject to the maximum of 80,000 Repricing Shares, equals the product of (i) the difference between the Multiple Share Price and the relevant Discounted Share Price, and (ii) a fraction equal to the number of Initial Shares subject to repricing (e.g., 25% of 80,000 shares, or 20,000) divided by the relevant Discounted Share Price. The Company intends to limit the number of Repricing Shares which will be issued by, from time to time, exercising its right to repurchase Repricing Shares at the Call Price established in the Purchase Agreement C, which is a minimum of $4.49 per share. At any time prior to sale by the Investor, the Company may redeem the Shares at the Call Price established in the Purchase Agreement C, which price is the greater of $4.49 per share, or 100% of the closing bid price per share on the date of redemption minus $3.50.

See also Note 2 and Note 9.

5. Income Taxes

The Company accounted for income taxes under the liability method required by SFAS 109. Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 1998, the Company had a net deferred tax asset of approximately $6,491,000 which was totally offset by a valuation allowance because the assets do not meet the criteria for recognition in SFAS 109. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 and 1997 are as follows:

                                                       1998             1997
                                                   -----------      -----------
     Deferred tax liabilities:
        Tax over book depreciation                 ($  188,000)     ($  122,000)
        Tax over book amortization                           0                0
                                                   -----------      -----------
     Total deferred tax liabilities                ($  188,000)     ($  122,000)
                                                   -----------      -----------
     Deferred tax assets:
         Bad debt reserve                          $ 1,061,000      $    57,000
         Uniform capitalization                         81,000           10,000
         Book over tax amortization                    195,000            9,000
         Charitable contributions                        4,000            3,000
         Net operating loss                          5,338,000        3,013,000
                                                   -----------      -----------
     Total deferred tax assets                     $ 6,679,000      $ 3,092,000
                                                   -----------      -----------
     Net deferred tax assets                         6,491,000        2,970,000
     Valuation allowance                            (6,491,000)      (2,970,000)
                                                   -----------      -----------
     Net deferred taxes                            $         0      $         0
                                                   ===========      ===========

The valuation allowance for deferred tax assets as of January 1, 1998 was approximately $2,970,000. The net change in the total valuation allowance for 1998 was approximately $3,521,000. This change resulted primarily from increases in the above described temporary differences on which a valuation allowance was provided.

The Company did not record any income tax expense or benefit from operations for the years ended December 31, 1998 and 1997, respectively. The following table provides a reconciliation between the Federal income tax rate and the Company's effective income tax rate:

                                                         1998         1997
                                                         ----         ----
     Statutory Federal income tax rate                    34%          34%
     Disallowed meals and entertainment                   (0)          (1)
     Increase in valuation allowance                     (36)         (51)
     Other, net                                            2           18
     Effective tax rate                                    0%           0%

At December 31, 1998, the Company has net operating loss (NOL) carryforwards of approximately $14,049,000. The NOL's expire, if not utilized, as follows:

     December 31, 2009             $  168,000
     December 31, 2010             $1,027,000
     December 31, 2011             $4,071,000
     December 31, 2012             $2,438,000
     December 31, 2018             $6,345,000

6. Related Party Transactions

The Company was owed approximately $68,000 from two shareholders/officers as of December 31, 1998.

On September 1, 1994, the Company entered into four promissory notes in the aggregate amount of _______ $69,290 payable to certain shareholders/officers for accrued and unpaid salaries owed through August 31, 1994. Under the terms of the notes, outstanding amounts bear interest at 5% per annum, with payments of principal and accrued interest being payable to the extent certain operating cash flow requirements are met. As of December 31, 1998, $74,429 of principal and accrued interest remained outstanding under these notes.

7. 401(k) Plan

During 1996,  the Company  established a defined  contribution  plan (the 401(k)
Plan) pursuant to Section 401(k) of the Internal Revenue Code, whereby substantially all employees are eligible to contribute up to 15% of their pre-tax earnings, not to exceed amounts allowed under the Internal Revenue Code. The Company may make contributions to the 401(k) Plan at the discretion of the Board of Directors. No employer contributions have been made to the 401(k) Plan by the Company.

8. Stock Options

Under the Company's 1994 Employee Stock Option Plan (the "Plan"), as amended, the Company has reserved an aggregate of 1,200,000 shares of Common Stock for issuance under the Plan. Options granted under the Plan are for periods not to exceed ten years. Under the Plan, incentive and non-qualified stock options may be granted. All option grants under the Plan are subject to the terms and conditions established by the Plan and the Stock Option Committee of the Board of Directors. Options must be granted at not less than 100% of fair value for incentive options and not less than 85% of fair value of non-qualified options of the stock as of the date of grant and generally are exerciseable in increments of 25% each year subject to continued employment with the Company. Options generally expire five years from the date of grant. Options canceled represent the unexercised options of former employees, returned to the option pool in accordance with the terms of the Plan upon departure from the Company. The Board of Directors may terminate the Plan at any time at their discretion. During 1998, options to purchase 355,000 shares were granted at per share price of $2.00. Options to purchase 652,478 shares were outstanding at December 31, 1998. Options to purchase 265,578 shares under the Plan were exercisable at December 31, 1998. There were 712,328 options outstanding as of December 31, 1997.

On August 16, 1995, the Company adopted the 1995 Stock Option Plan For Non-Employee Directors (the "Directors Plan") and reserved 100,000 shares of unissued common stock for issuance to all non-employee directors of the Company. The Directors Plan is administered by a committee appointed by the Board of Directors consisting of directors who are not eligible to participate in the Directors Plan. Pursuant to the Directors Plan, directors who are not employees of the Company receive for their services, on the date first elected as a member of the Board and on each anniversary thereafter, if they continue to serve on the Board of Directors, an automatically granted option to acquire 5,000 shares of the Company's common stock at its fair market value on the date of grant; such options become exercisable in two equal annual installments if the individual continues at that time to serve as a director, and once exercisable remain so until the fifth anniversary of the date of grant. During 1998, options to purchase 10,000 shares were granted at per share prices ranging from $2.59 to $3.25. Options to purchase 24,000 shares under the Directors Plan were outstanding at December 31, 1998. Options to purchase 9,000 shares under the Directors Plan were exercisable at December 31, 1998. There were 14,000 options to purchase shares under the Directors Plan outstanding at December 31, 1997.

                                                     Shares     Average Exercise
                                                    Weighted       Share Price
                                                    --------    ----------------
Options outstanding at December 31, 1996             579,869          7.67
Granted                                              425,000          7.51
Canceled or expired                                 (208,300)         7.60
Exercised                                            (50,291)         4.19

Options outstanding at December 31, 1997             746,328          7.85
Granted                                              365,000          2.03
Canceled or expired                                 (344,250)         8.73
Exercised                                            (90,600)         2.00

Options outstanding at December 31, 1998             676,478          5.00

The Company accounts for its employee stock option plans in accordance with the provisions of Accounting Principles Board Opinion No. 25. In October 1995, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No, 123, "Accounting for Stock Based Compensation" ("SFAS 123") which requires that companies with stock-based compensation plans either recognize compensation expense based on new fair value accounting methods or continue to apply existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. The Company elected to adopt the disclosure method of SFAS 123. Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates, as prescribed in SFAS 123, the Company's net loss and pro forma net loss per share would have been as follows:

                                                  1998           1997
                                                  ----           ----
     Net loss: (millions)
          As reported                           ($10.21)       ($2.03)
          Pro forma                             ($10.64)       ($3.44)

     Net loss per share:
          As reported                            ($2.31)       ($0.53)
          Pro forma                              ($2.40)       ($0.89)

The fair value was determined using the Black-Sholes option pricing model incorporating the following range of assumptions in the calculations:

                                                  1998           1997
                                                  ----           ----
     Expected life                              5.0 years      9.8 years
     Interest rate at grant date                  4.57%          6.19%
     Volatility at grant date                       86%            78%
     Dividend yield                                  0%             0%

The following table summarizes information about all options outstanding as of December 31, 1998:

                                       Outstanding    Average                 Exercisable
                                         Weighted    Remaining                 Weighted
                                         Average     Years in                   Average
                          Outstanding     Share     Contractual  Exerciseable    Share
Range of Exercise Prices     Shares       Price        Life         Shares       Price
------------------------     ------       -----        ----         ------       -----
 $2.00 - $2.15               319,728      $2.09        4.61         131,478       3.25
  4.17 -  6.00                99,000       6.07        3.83          84,000       6.75
  7.13 -  7.40               169,750       7.43        6.91          93,500       8.00
  8.75 -  8.81                32,000       8.78        7.40          16,500       9.82
 10.25 - 10.42                56,000      10.42        7.57          53,500      13.26
 $2.00 - $5.76               676,478      $5.05        5.46         378,978      13.26

Because additional stock options are expected to be granted each year, the above pro forma disclosures are not representative of pro forma effects on reported financial results for future years.

9. Subsequent Events

On January 22, 1999, in consideration for the settlement of outstanding litigation brought by Sigma Designs, Inc., a vendor to the Company (the "Sigma") and the mutual release of claims, under the terms of the Settlement Agreement, the Company agreed to pay $50,000 in cash to Sigma and to issue to Sigma 110,000 Initial Shares of Common Stock. The Company also issued to Sigma a warrant to acquire 40,000 shares of Common Stock, exercisable at $3.44 per share. The Company is obligated to file with the Securities and Exchange Commission, a Registration Statement and to use its best efforts to keep the Registration Statement effective for a period of five (5) years after the Registration
Statement is declared effective, or until such earlier date when the Offered Shares may be sold pursuant to Rule 144(k) under the Securities Act. Under the terms of the Settlement Agreement, the Company may be required to pay an additional cash amount to the holder of the Shares in the event that on the date of Registration (the "Repricing Date"), the market price for the Initial Shares (the "Market Price") is not at least $319,850 (the "Repricing Price").

The Company is currently using its working capital to finance its current expenses, including installations, equipment purchases, product development, inventory and other expenses associated with the delivery and installation of current systems. Cash liquidity from external sources will be required to finance existing and anticipated growth in the Company's accounts receivable and inventories resulting from performance under outstanding orders, including ongoing payroll expenses. The Company believes that its working capital requirements will increase throughout 1999 and beyond, particularly as its focus continues on large, long-term projects. The Company is in discussions with commercial and private lenders to obtain the availability of borrowings secured by assets of the Company and with investors for equity financing to prepare for future operating needs in the event that the IFT transaction is not completed. Even if the IFT transaction is completed, maintaining an adequate level of working capital through the end of 1999, and thereafter, will depend in part on collection of accounts receivable on a timely basis, successful litigation with non-paying customers already delinquent, satisfactory settlements with vendor-creditors (including those already suing the Company), the success of the Company's products in the marketplace, the relative profitability of those products, continued availability of memory and storage components at favorable pricing and the Company's ability to control operating expenses. Following completion of the IFT transaction, the Company may still seek or require additional financing for growth opportunities, including any expansion that the Company may undertake internally, for strategic acquisitions or partnerships, or for expansion of additional sites or major long-term projects. There can be no assurance that the IFT transaction will be completed and that if not any financing will be available on terms acceptable to the Company, if at all. If future financing is not available when needed, the Company will be forced to curtail or discontinue operations.

On February 4, 1999, the Company, entered into a non-binding Letter of Intent with Interactive Flight Technologies, Inc., a Delaware corporation ("IFT") regarding the acquisition by the Company of all or substantially all of the assets and specified liabilities of IFT (the "Net Assets") relating to IFT's interactive entertainment business (the "Business") in consideration for the Company's issuance to IFT of that number of shares of its Common Stock as would constitute 60% of the Company's fully-diluted equity (the "Acquisition"). The Net Assets will include: $5 million in cash; accounts receivable owing to IFT from Swissair; the proceeds and other recoveries generated by certain litigation brought by IFT; the Swissair warranty contract; the Swissair customer relationship; all IFT interactive entertainment intellectual property, and other tangible assets related to the Business (including but not limited to customer lists and files, trade secrets, trademarks, service marks, assignable government permits and other rights under leases and rights under specified contracts); inventory, furniture, fixtures, computers and equipment related to the Business; other infrastructure (including FAA certified repair station) relating to the Business; IFT's engineering and technical staff; and the benefit of all IFT research and development efforts. The Acquisition will be effected in accordance with a definitive agreement (the "Agreement") to be subsequently negotiated and signed following the completion of due diligence investigations by the Company and IFT. In addition to the usual and customary representations, covenants and conditions contained in agreements of the type used to consummate transactions like the Acquisition, the definitive agreement will provide that closing of the Acquisition is subject (i) to approval by the shareholders of the Company, if required under the rules of The Nasdaq Stock Market, and (ii) the receipt of a "fairness opinion" with respect to the terms of the Acquisition to the effect that the Acquisition is fair from a financial point of view, to the Company shareholders. Although the Letter of Intent is otherwise not binding, the Company has agreed to refrain from entering into negotiations with any other party for the sale of all or substantially all of its assets, or for the sale of control of the Company, until May 15, 1999. IFT similarly agreed not to enter into negotiations for the acquisition of control of any other company engaged in the interactive entertainment business until May 15, 1999. There is no guarantee that the Acquisition will be consummated on the terms set forth in the Letter of Intent. IFT developed interactive entertainment products for use in the airline and travel industry, and it has ceased all research and development activities with respect to such products except as required under contract. It currently maintains only one ongoing contract for its interactive entertainment products, and is currently engaged in the redirection of its business activities into new markets. IFT is a Nasdaq: NMS registrant and trades under the ticker symbol FLYT.

The Company also entered into a loan transaction with IFT, pursuant to (i) a promissory note in the principal amount of $750,000, bearing a rate of interest of 9.5% per annum, for a term ending on the earlier of May 15, 1999, or the closing date of a change of control transaction between the Company and IFT and
(ii) a security agreement granting IFT a security interest in all accounts receivable of the Company.

10. Fourth Quarter Adjustments

The Company increased its provision for doubtful accounts and inventory reserve by approximately $3.6 million in the fourth fiscal quarter primarily due to the uncertainty of recovery of certain amounts due from Continuous Network Advisors ("CNA") related to the sale and installation of CruiseView on a cruise ship for Star Cruises Management Ltd. ("Star"). In March 1999, the Company filed for arbitration to enforce its rights under the terms of the Star Agreement. The CruiseView system on the vessel was installed and has been in commercial operation since November 1998. The Company claims that Star and CNA are in default under the payment obligations of the Star Agreement and intends to aggressively pursue its rights under the terms of the Star Agreement through arbitration and all remedies available, including repossession of inventory, contractual and otherwise.

Special charges in the fourth fiscal quarter resulted from $595,263 for the impairment of other assets capitalized in 1997 related to costs for obtaining Federal Aviation Administration (FAA) certification for the Company's AirView system which were being amortized over 10 years. These assets were written off due to the uncertainty of recoverability resulting from the termination of the Fairlines Agreement and the absence of any additional orders received for the AirView system for use in commercial aircraft requiring FAA certification.

Item 8. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

     None

                                    PART III

Information with respect to Items 9, 10, 11 and 12 of Form 10-KSB is hereby incorporated by reference into this Part III of Form 10-KSB from the Registrant's Definitive Proxy Statement relating to the Registrant's 1998 Annual Meeting of Stockholders to be filed by the Registrant with the Securities and Exchange Commission on or before April 30, 1999.

Item 13. Exhibits and Reports on Form 8-K

(a) The following documents are filed as part of this report:

Exhibit                            Description
-------                            -----------
3.1 Amended and Restated Certificate of Incorporation of Registrant (including all amendments thereto). (7)
3.2   Amended and Restated By-laws of Registrant. (5)
4.3 1994 Employee Stock Option Plan , including form of Stock Option Agreement. (1)
10.1 Employment Agreement, dated October 31, 1998, by and between the Registrant and Wilbur L. Riner.
10.3 Employment Agreement, dated October 31, 1998, by and between the Registrant and James E. Riner.
10.5 Employment Agreement, dated October 31, 1998, by and between the Registrant and Bryan R. Carr.
10.10 Promissory Note, dated September 1, 1994, made by the Company to the order of Wilbur Riner. (1)
10.12 Promissory Note, dated September 1, 1994, made by the Company to the order of James Riner. (1)
10.18 Business Partner Agreement, dated February 24, 1995, by and between the Company and Conhan Co. Ltd. (South Korea distribution). (3)
10.19 1995 Stock Option Plan for Non-Employee Directors. (4)
10.22 Note and Security Agreement, dated May 26, 1995, by and between the Company and Wachovia Bank of Georgia N.A. (4)
10.25 Securities Purchase Agreement dated as of October 23, 1998, between the Shaar Fund Ltd. (the "Shaar") and the Registrant (7)
10.26 Registration Rights Agreement dated as of October 23, 1998, between Shaar and the Registrant (7)
10.27 Warrant Agreement dated October 23, 1998, between Shaar and the Registrant
      (7)
10.28 Securities Purchase Agreement dated as of December 28, 1998, between Cache Capital and the Registrant
10.29 Registration Rights Agreement dated as of December 28, 1998, between Cache Capital and the Registrant
10.30 Letter of Intent, dated as of February 4, 1999, among The Network Connection, Inc. and Interactive Flight Technologies, Inc.
27    Financial Data Schedule.

----------
1.   Incorporated  by  reference,   filed  as  an  exhibit  with  the  Company's
     Registration Statement on Form SB-2 on October 26, 1994. SEC File No. 33-85654.
2. Incorporated by reference, filed as an exhibit with Amendment No. 1 to the Company's Registration Statement on Form SB-2 on March 24, 1994.
3. Incorporated by reference, filed as an exhibit with Amendment No. 2 to the Company's Registration Statement on Form SB-2 on April 27, 1995.
4. Incorporated by reference, filed as an exhibit with the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 on April 12, 1996.
5. Incorporated by reference, filed as an exhibit with the Company's report on Form 8-K on June 21, 1996
6. Incorporated by reference, filed as an exhibit with the Company's report on Form 8-K on March 17, 1998
7. Incorporated by reference, filed as an exhibit with the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1998 on November 16, 1998.

(b) Reports on form 8-K for the fourth quarter ended December 31, 1998:

     None

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized, in the city of Alpharetta, State of Georgia.

                                        THE NETWORK CONNECTION, INC.


Dated: April 15, 1999                   By: /s/ Wilbur R. Riner
                                            ------------------------------------
                                            Wilbur L. Riner
                                            Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                Title                                    Date
---------                -----                                    ----

/s/ Wilbur L. Riner      Chairman, Chief Executive Officer        April 15, 1999
Wilbur L. Riner          and Director


/s/ Bryan R. Carr        Vice President - Finance, Chief          April 15, 1999
Bryan R. Carr            Financial and Principal Accounting
                         Officer and Director


/s/ James E. Riner       Vice President - Engineering,            April 15, 1999
James E. Riner           Secretary and Director


Marc Doyle               Director                                 April 15, 1999


Arthur Bauer             Director                                 April 15, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 10-KSB/A

                  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Fiscal Year Ended December 31, 1998

                         Commission File Number: 1-13760

                          THE NETWORK CONNECTION, INC.

                              1324 Union Hill Road
                            Alpharetta, Georgia 30201
                                 (770-751-0889)

              A Georgia Corporation IRS Employer ID No. 58-1712432

           Securities registered pursuant to Section 12(b) of the Act:

            Common Stock, $.001 par value per share Registered on The
                               Nasdaq Stock Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(b) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment of this Form 10-KSB. [ ]

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant, based on the closing sale price of the Common Stock on April 15, 1999, in the over-the-counter market as reported by The Nasdaq SmallCap Market tier of The Nasdaq Stock Market, was approximately $12.7 million. Shares of Common Stock held by each officer and director and by each person who owns 5% or more of the outstanding Common Stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of April 15, 1999, the registrant had outstanding 5,179,646 shares of its Common Stock.

                       DOCUMENTS INCORPORATED BY REFERENCE

                                      None

This filing amends the Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed on April 15, 1999, by adding Part III which was omitted from the original filing.

                                    PART III

Item 9. Directors and Executive Officers of the Registrant

     The following table sets forth information with respect to directors, executive officers and key employees of the Company as of April 30, 1999.

          Name                Age                  Position
          ----                ---                  --------
Wilbur Riner(1)(2)(3)(4)       71      Chief Executive Officer and Chairman of
                                       the Board of Directors since  1986;
                                       President since 1997

James Riner(3)                 34      Vice President - Research and Development
                                       and Engineering; Director since 1986

Bryan Carr(3)                  44      Vice President-Finance; Chief Financial
                                       Officer; Chief Operating Officer;
                                       Treasurer; Director since 1996

(1) Member of the Employee Stock Option Committee.

(2) Member of the Audit Committee.

(3) Member of the Director Stock Option Committee.

(4) Member of the Compensation Committee.

     Wilbur Riner - Chairman, President and Chief Executive Officer. Mr. Riner co-founded the Company with his son, James Riner, in 1986, at which time he became Chairman and Chief Executive Officer. He is responsible for the overall direction of the Company and its operating divisions. Prior to joining the Company, from 1984 to 1986, Mr. Riner was the CEO of Asher Technologies, which was a manufacturer of telecommunications products. Prior to that, Mr. Riner had served as Executive Vice President for OKI Telecom's operations in the United States (1981-1984), Vice President /United States Sales and Marketing for Mitel Corp. (1979 to 1981), and General Manager of ITT North Microsystems for ITT Telecommunication (1975 to 1979). In all of these positions, Mr. Riner has combined technical expertise in telecommunications engineering with sales and marketing business acumen. Mr. Riner is the husband of Barbara Riner and the father of James Riner.

     James Riner-Vice President-Research and Development and Engineering, Secretary and Director. Mr. Riner co-founded the Company in 1986, joining the Company on a full-time basis as Vice President - Engineering and Research and Development, Secretary and Treasurer in 1987. In that capacity he is responsible for all product technical support, as well as all new product development. Mr. Riner co-developed the Company's TRIUMPH family of servers, including the TRAC asymmetric I/0 processor to provide RAID level protection (1992). Mr. Riner is the son of Wilbur Riner and the stepson of Barbara Riner.

     Bryan Carr-Vice President-Finance, Chief Financial Officer, Chief Operating Officer, Treasurer and Director. Mr. Carr joined the Company in July 1995 as Chief Financial Officer and was appointed Vice President - Finance in November 1995. Mr. Carr was appointed a director of the Company in April of 1996, Treasurer of the Company in November of 1996 and Chief Operating Officer in August of 1997. He is responsible for the Company's overall financial and operational management and policy making and conduct of the Company's relationship with creditors, shareholders and the financial community. Prior to joining the Company, from 1988 to 1995, Mr. Carr was Director of Business Administration for LXE, Inc., a public company providing wireless data communications products worldwide. From 1981 to 1988 he was Controller for UTL Corporation, a public company providing advanced communications systems for Government and commercial applications internationally. Prior to 1981 he was a senior auditor with Coopers & Lybrand.

Director's Terms

     The Company has a classified Board of Directors. Messr. James Riner currently serves as director under a three-year term ending at the date of the 2001 Annual Meeting of Shareholders. Messrs. Wilbur Riner and Bryan Carr currently serve as directors under three-year terms ending at the date of the 1999 Annual Meeting of Shareholders.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that persons subject to the reporting requirements complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 1998.

                                    PART III

Item 10. Executive Compensation

     The following table sets forth certain information, for the years ended December 31, 1998, 1997 and 1996, with respect to compensation paid or accrued by the Company to the Company's Chief Executive Officer and to each of the most highly compensated other executive officers whose combined salary and bonus compensation for 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation

                             Long Term Compensation

                                                     Other         Securities
Name and                                             Annual        Underlying
Principal Position     Year     Salary    Bonus   Compensation   Options/SARs(#)
------------------     ----     ------    -----   ------------   ---------------
Wilbur Riner,          1998    $156,000    -0-     $22,900(1)       100,000
Chairman,              1997     104,322    -0-      23,400(1)       100,000
President and          1996     101,414    -0-      24,375(1)        20,000
Chief Executive
Officer

Bryan Carr, Vice       1998    $120,000    -0-     $10,501(1)        50,000
President -            1997     101,667    -0-      30,171(1)        80,000
Finance and Chief      1996      95,625    -0-      18,888(1)        99,000
Financial Officer

(1) Consists of the following:

                                             Automobile
                                              Allowance   Commissions     Total
                                              ---------   -----------     -----
Wilbur Riner - 1998                             $5,400      $17,500      $22,900
Wilbur Riner - 1997                              5,400       18,000       23,400
Wilbur Riner - 1996                              5,625       18,750       24,375
Bryan Carr - 1998                               $4,800      $10,501      $15,301
Bryan Carr - 1997                                5,000       25,171       30,171
Bryan Carr - 1996                                4,800       14,088       18,888

     Mr. Riner and Mr. Carr, from time to time, provided significant assistance to the Company's sales and marketing staff in effecting sales of the Company's products, for which sales they received commission compensation.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth certain information with respect to individual grants of stock options and freestanding SARs made to the named executive officer during the year ended December 31, 1998.

                                Individual Grants

                                        % of Total
                      Number of          Options/
                      Securities           SARs          Exercise
                      Underlying        Granted to       of Base
                       Options/        Employees in       Price      Expiration
   Name              SARs Granted       Fiscal Year       ($/Sh)        Date
   ----              ------------       -----------       ------        ----
Wilbur Riner            100,000            27.4%          $2.00       9/10/08
Bryan Carr               50,000            13.7%          $2.00       9/10/08

Aggregated Option/SAR Exercises in Last Fiscal Year and
FY-End Option/SAR Values

     The following table sets forth certain information with respect to the exercise of stock options and freestanding SARs by each of the named executive officers during the last completed fiscal year, and the fiscal year-end value of unexercised options and SARs for the last completed fiscal year.

                                               Number of
                                               Securities           Value of
                                               Underlying          Unexercised
                                               Unexercised        In -the-Money
                                               Options/SARs       Options/SARs
                  Shares                       at FY-End (#)      at FY-End ($)
                Acquired on      Value         Exercisable/       Exercisable/
  Name          Exercise (#)   Realized ($)    Unexercisable      Unexercisable
  ----          ------------   ------------    -------------      -------------
Wilbur Riner      38,100       $39,429          21,900/81,900    $14,875/$62,500
Bryan Carr           -0-           -0-        132,000/197,000    $31,250/$62,500

Compensation of Directors

     Directors who are employees of the Company receive no remuneration for their service as directors of the Company. Pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors, directors who are not employees of the Company receive for their services, on the date first elected as a member of the Board and on each anniversary thereafter if they continue to serve on the Board of Directors, an automatically granted option to acquire 5,000 shares of the Company's common stock at its fair market value on the date of grant; such options become exercisable in two equal annual installments if the individual continues at that time to serve as a director, and once exercisable remain so until the fifth anniversary of the date of grant. The Company reimburses directors for travel and lodging expenses, if any, in connection with attendance at Board meetings. Employment and Consulting Arrangements

     All of the Company's executive officers are employed under contracts approved by the Board of Directors.

     Wilbur L. Riner serves as Chief Executive Officer and President of the Company pursuant to the terms of a three-year employment agreement that terminates on October 31, 2001. Mr. Riner receives a minimum annual base salary of $156,000 per year. The employment agreement provides for a severance payment in the event of termination due to certain events; including a change-in-control or the disposition of substantially all of the business and/or assets of the Company and any event which has the effect of significantly reducing the duties or authority of Mr. Riner. The severance payment amount would equal the greater of the present value of his base annual salary for one year or the remainder of his term. The employment agreement also provides for payment of bonuses and for such other fringe benefits as are paid to other executive officers of the Company. Such fringe benefits take the form of medical coverage and an automobile expense allowance of $450 per month, the aggregate value of which is estimated at approximately $5,400 per year.

     James E. Riner serves as Vice President of Research and Development and Engineering and Secretary of the Company pursuant to the terms of a three-year employment agreement that terminates on October 31, 2001. Mr. Riner receives a minimum annual base salary of $86,790 per year. The employment agreement provides for a severance payment in the event of termination due to certain events; including a change-in-control or the disposition of substantially all of the business and/or assets of the Company and any event which has the effect of significantly reducing the duties or authority of Mr. Riner. The severance payment amount would equal the greater of the present value of his base annual salary for one year or the remainder of his term. The employment agreement also provides for payment of bonuses and for such other fringe benefits as are paid to other executive officers of the Company. Such fringe benefits take the form of medical coverage and an automobile expense allowance of $300 per month, the aggregate value of which is estimated at approximately $3,600 per year.

     Bryan Carr serves as Vice President - Finance, Treasurer, Chief Financial Officer and Chief Operating Officer of the Company pursuant to the terms of an employment agreement that terminates on October 31, 2001. Mr. Carr receives a minimum annual base salary of $120,000 per year. Mr. Carr also receives commissions of .5% for net sales that exceed $500,000 in any calendar month. The employment agreement provides for a severance payment in the event of termination due to certain events; including a change-in-control or the disposition of substantially all of the business and/or assets of the Company and any event which has the effect of significantly reducing the duties or authority of Mr. Carr. The severance payment amount would equal the greater of, the present value of his base annual salary for one year or the remainder of his term. The employment agreement also provides for payment of bonuses and for such other fringe benefits as are paid to other executive officers of the Company. Such fringe benefits take the form of medical coverage and an automobile expense allowance of $400 per month, the aggregate value of which is estimated at approximately $4,800 per year.

Item 11. Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information concerning shares of the Company's Common Stock beneficially owned as of April 30, 1999 by the Company's directors and named officers, and as of December 31, 1998 by persons who beneficially own more than 5% of the Common Stock. Except as otherwise indicated, the named person has sole voting power and sole investment power of the securities.

Name and Address of Beneficial Owner                      Number
                                                          Shares
                                                       Beneficially
                                                          Owned        Percent
                                                          -----        -------
Wilbur Riner (2)(3)                                        21,900            *
Barbara Riner (2)(4)                                      514,543          9.8
James Riner (2)(5)                                         31,948            *
Bryan Carr (2)(6)                                         166,000          3.1
Officers and Directors as a Group                         734,391         14.0
(3 Persons) (7)

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) within 60 days of April 30, 1999. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment power with respect to all shares shown as beneficially owned by them.

(2) The business address for the named person is 1324 Union Hill Road, Alpharetta, Georgia 30004.

(3) Does not include 490,120 shares held by Barbara Riner, the wife of Wilbur Riner. Also does not include options exercisable to purchase an aggregate of 24,443 shares held by Barbara Riner. Mr. Riner has disclaimed all beneficial interest in the shares held by his wife. Includes options currently exercisable to acquire 21,900 shares of the Company's common stock.

(4) Includes options currently exercisable to acquire 24,443 shares. Barbara Riner is the wife of Wilbur Riner. Does not include options to acquire 21,900 shares of the Company's common stock held by Wilbur Riner. Ms. Riner has disclaimed beneficial interest in the shares held by her husband.

(5) Includes options currently exercisable to acquire 31,948 shares of the Company's common stock.

(6) Includes options currently exercisable to acquire 132,000 shares of the Company's common stock.

(7) Includes options, which are exercisable to acquire 178,848 shares of the Company's common stock by officers and directors of the Company.

* Less than 1%.

Certain Relationships and Related Transactions

None

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized, in the city of Alpharetta, State of Georgia.

                                        THE NETWORK CONNECTION, INC.


Dated: April 30, 1999                   By: /s/ Wilbur R. Riner
                                            ------------------------------------
                                            Wilbur L. Riner
                                            Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                             Title                           Date
---------                             -----                           ----

/s/ Wilbur L. Riner      Chairman, Chief Executive Officer        April 30, 1999
-----------------------  and Director
Wilbur L. Riner


/s/ Bryan R. Carr        Vice President - Finance, Chief          April 30, 1999
-----------------------  Financial and Principal Accounting
Bryan R. Carr            Officer and Director


/s/ James E. Riner       Vice President - Engineering,            April 30, 1999
-----------------------  Secretary and Director
James E. Riner

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10-QSB

                QUARTERTLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the Quarterly Period Ended March 31,1999

                         Commission File Number: 1-13760

                          THE NETWORK CONNECTION, INC.

                              1324 Union Hill Road
                            Alpharetta, Georgia 30004
                                 (770-751-0889)

A Georgia Corporation                                        IRS Employer ID No.
                                                                  58-1712432

           Securities registered pursuant to Section 12(b) of the Act:

        Common Stock, $.001 par value per share Registered on The Nasdaq
                                  Stock Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(b) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS

As of May 10, 1999, the registrant had outstanding 5,278,737 shares of its Common Stock.

Transitional Small Business Disclosure Format (Check One): Yes [ ] No [ X ]

                                TABLE OF CONTENTS

                                                                         PAGE(S)
                                                                         -------
                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (Unaudited)

     Balance Sheet March 31,1999                                             3,4

     Statements of Operations Three Months Ended
     March 31,1999 and 1998                                                    5

     Statements of Cash Flows Three Months Ended
     March 31,1999 and 1998                                                    6

     Notes to Financial Statements March 31,1999                               7

2.   Management's Discussion and Analysis of Financial
     Condition and Results of Operations                                    8-12

                           PART II. OTHER INFORMATION

5.   Other Information                                                        13

6.   Exhibits and Reports on Form 8-K                                         13

                          PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

                          THE NETWORK CONNECTION, INC.
                            BALANCE SHEET (Unaudited)

                                                                     March 31,
                                                                       1999
                                                                    -----------
ASSETS

Current assets:
Cash                                                                    106,629
      Short-term investments                                             45,834
   Accounts receivable, less                                          1,478,496
     allowance of $2,792,000 Inventories:
   Raw materials, less allowance of $205,000                          1,162,778
   Work in process                                                    1,518,069
Prepaid expenses                                                        209,120
                                                                    -----------
Total current assets                                                  4,520,926
                                                                    -----------

Property and equipment:
Land                                                                    150,000
   Building and improvements                                            763,055
     Furniture, fixtures and equipment                                2,468,918
Software                                                                 40,734
Vehicles                                                                162,773
                                                                    -----------
                                                                      3,585,479
            Less accumulated depreciation                            (1,170,741)
                                                                    -----------
                                                                      2,414,738
Other assets, net                                                        83,618
                                                                    -----------
Total assets                                                        $ 7,019,282
                                                                    ===========

                          THE NETWORK CONNECTION, INC.
                            BALANCE SHEET (Unaudited)

                                                                     March 31,
                                                                       1999
                                                                    -----------
LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
      Accounts payable and                                         $  2,497,200
          accrued expenses
Payable to shareholders                                                  74,429
Notes payable                                                         2,293,082
Deferred revenue                                                        521,332
  Current portion of long-term debt and capital
         lease obligations                                               36,974
                                                                   ------------
Total current liabilities                                             5,423,017

      Long-term debt, less current portion                              693,002
                                                                   ------------
Total liabilities                                                     6,116,018

Commitments and contingencies (Notes)

Redeemable convertible preferred
stock, $.01 par value, $1,000 stated value:
  Authorized, 1,500 shares;
  Issued and outstanding, 1,500                                       1,548,667

Shareholders' equity:
 Preferred stock, $.01 par value:
     Authorized, 2,500,000 shares;
   Issued and outstanding, none
   Common stock, $.001 par value:
   Authorized, 10,000,000 shares;
   Issued and outstanding, 5,200
          5,199,646 shares

Additional paid-in capital                                           16,704,015
Accumulated deficit                                                 (17,354,618)
                                                                   ------------
     Total shareholders' deficit                                       (645,403)
                                                                   ------------
     Total liabilities and shareholders' deficit                   $  7,019,282
                                                                   ============

                          THE NETWORK CONNECTION, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                   Three             Three
                                                   Months            Months
                                                   Ended             Ended
                                                  March 31,         March 31,
                                                    1999              1998
                                                 -----------       -----------
Revenues                                         $   121,764       $   111,907
Cost of revenues                                      93,926           102,206
                                                 -----------       -----------
Gross profit                                          27,838             9,701

Selling, general and administrative                  842,189         1,028,426
Research and development                              94,519            52,380
                                                 -----------       -----------
Operating (loss) income                             (908,870)
Interest, net                                       (360,313)          (85,160)
                                                 -----------       -----------
Net loss                                          (1,269,183)       (1,156,265)
Preferred stock dividends                             26,000                 0
                                                 -----------       -----------
Net loss to common shareholders                  $(1,295,183)      $(1,156,265)
                                                 ===========       ===========
Basic and Diluted Net loss per share             $     (0.25)      $     (0.28)
                                                 ===========       ===========
     Shares used in per share calculation          5,192,979         4,152,393
                                                 ===========       ===========

                          THE NETWORK CONNECTION, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                      Three          Three
                                                      months         months
                                                      Ended          Ended
                                                     March 31,      March 31,
                                                       1999           1998
                                                    -----------    -----------
Operating activities
Net loss                                            $(1,269,183)   $(1,156,265)
Adjustments to reconcile net loss to net cash used
In operating activities
     Depreciation and amortization                      108,524        153,598
     Changes in operating assets and liabilities:
  Accounts receivable                                   396,283        518,444
  Inventory                                             (81,117)        44,609
         Prepaid expenses and other assets               36,070       (101,340)
         Accounts payable and accrued expenses         (105,339)    (1,458,554)
                                                    -----------    -----------
 Net cash used in operating activities                 (914,762)    (1,999,508)

Investing activities:
Purchase of property and equipment                       (6,612)       (16,994)
Sale of short-term investments                                0        531,275
                                                    -----------    -----------
Net cash (used in) provided by investing activities      (6,612)       514,281

Financing activities:
Payment of bank borrowings under line of credit        (669,000)      (526,000)
Net proceeds from issuance of promissory notes          689,000              0
Net proceeds from issuance of convertible debt                0      2,037,722
Payment of long-term debt and
    capital lease obligations                            (6,997)       (11,143)
                                                    -----------    -----------
Net cash provided by financing activities                13,003      1,500,579
                                                    -----------    -----------
Net change in cash                                     (908,371)        15,352
Cash at beginning of period                           1,015,000      1,024,648
                                                    -----------    -----------
Cash at end of period                               $   106,629    $ 1,040,000
                                                    ===========    ===========
Supplemental Information:
Fully depreciated assets written off                $   317,894              0
Preferred stock dividends                           $    26,000              0
Inventory transferred to
  property and equipment                            $   158,438              0
Common Stock issued in lieu of
  payment of accounts payable                       $   321,593              0

                          THE NETWORK CONNECTION, INC.
           CONDENSED NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

Description of Business

The Network Connection, Inc. (the "Company") was incorporated on December 30, 1986. The Company designs, manufactures and distributes computer networking products for use in employee training, academic, telecommunications, entertainment and other industry applications. The Company's products are based upon a proprietary engineered process utilizing non-proprietary personal computer hardware standards with standard major components and subsystems. The Company's products are designed to be compatible with industry-standard network operating systems.

Basis of Presentation - Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred net losses from operations for several years, has an accumulated deficit at March 31, 1999, and has used substantial cash in its operations which raises substantial doubt about the Company's ability to continue as a going concern. Management believes that the completion of the change of control transaction with Interactive Flight Technologies, Inc. ("IFT") described below, future debt and equity offerings and successful commercialization of its products and services will generate the required capital necessary to continue as a going concern.

Concentration of Credit Risk

The Company's principal financial instruments subject to potential credit risk are cash and equivalents and trade accounts receivable. The Company invests its cash and credit instruments with highly rated financial institutions and performs periodic evaluations of the relative standing of these financial institutions. Trade accounts receivable are generally unsecured; therefore, the Company is at risk to the extent such amounts become uncollectible.

Inventories

Inventories consist primarily of components purchased for assembly into products and work in process and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, principally five years, except for buildings for which the life is forty years.

Income Taxes

Under the Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes", the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company provides a valuation allowance for deferred tax assets which are determined by management to be below the threshold for realization established by SFAS 109.

Revenue Recognition

Revenues are recognized when the products are shipped or installed based upon the terms of the contract, expiration of rights of acceptance or return and determination that the related receivables are collectible. Revenues pursuant to contracts that provide for revenue sharing with customers or others is recognized as cash is received in the amount of the Company's retained portion of the cash pursuant to the revenue sharing agreement.

The Company's products are often used with other products in large complex projects. As a result, the Company may grant extended payment terms for certain sales of up to 180 days based on the nature of the project.

Deferred Revenue

Deferred revenue represents the advance billings of equipment sales as allowed under purchase and installation contracts.

Other Assets

Costs incurred to establish and defend trademarks and patents are capitalized. Such costs are amortized using the straight-line method over 20 years.

Basic and Diluted Net Loss Per Common Share

Basic and Diluted net loss per common share have been computed by dividing net loss by the weighted average number of common shares outstanding during each period.

Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Potential Change of Control Transaction

On April 29, 1999, the Company, entered into a definitive agreement ("IFT Agreement") with Interactive Flight Technologies, Inc., a Delaware corporation ("IFT"), regarding the acquisition by the Company of all or substantially all of the assets and specified liabilities of IFT (the "Net Assets") relating to IFT's interactive entertainment business (the "Business") in consideration for the Company's issuance to IFT of that number of shares of its Capital Stock as would constitute 60% of the Company's fully-diluted equity as defined in the IFT Agreement (the"Acquisition").The NetAssets will include:$4.25 million in cash benefit of accounts receivable and warranty contracts owing to IFT; the proceeds and other recoveries generated by certain litigation brought by IFT; all IFT interactive entertainment intellectual property, and other tangible assets related to the Business (including but not limited to customer lists and files, trade secrets, trademarks, service marks, assignable government permits and other rights under leases and rights under specified contracts); inventory, furniture, fixtures, computers and equipment related to the Business; other infrastructure (including FAA certified repair station) relating to the Business; IFT's engineering and technical staff; and the benefit of all IFT research and development efforts. In addition to the usual and customary representations, covenants and conditions contained in agreements of the type used to consummate transactions like the Acquisition, the definitive agreement provides that closing of the Acquisition is subject to the receipt of a "fairness opinion" with respect to the terms of the Acquisition to the effect that the Acquisition is fair from a financial point of view, to the Company shareholders. The Company has agreed to refrain from entering into negotiations with any other party for the sale of all or substantially all of its assets, or for the sale of control of the Company, until May 15, 1999. IFT similarly agreed not to enter into negotiations for the acquisition of control of any other company engaged in the interactive entertainment business until May 15, 1999. The tansaction is expected to be treated as a reverse acquisition of the Company by IFT under the purchase method of accounting. There is no guarantee that the Acquisition will be consummated on the terms set forth in the IFT Agreement. IFT developed interactive entertainment products for use in the airline and travel industry. It currently maintains only one ongoing contract for its interactive entertainment products, and is currently engaged in the redirection of its business activities into new markets. IFT is a Nasdaq: NMS registrant and trades under the ticker symbol FLYT.

Settlement of Litigation

On January 22, 1999, in consideration for the settlement of outstanding litigation brought by Sigma Designs, Inc., a vendor to the Company (the "Sigma") and the mutual release of claims, under the terms of the Settlement Agreement, the Company agreed to pay $50,000 in cash to Sigma and to issue to Sigma 110,000 Initial Shares of Common Stock. The Company also issued to Sigma a warrant to acquire 40,000 shares of Common Stock, exercisable at $3.44 per share. The Company is obligated to file with the Securities and Exchange Commission, a Registration Statement and to use its best efforts to keep the Registration Statement effective for a period of five (5) years after the Registration
Statement is declared effective, or until such earlier date when the Offered Shares may be sold pursuant to Rule 144(k) under the Securities Act. Under the terms of the Settlement Agreement, the Company may be required to pay an additional cash amount to the holder of the Shares in the event that on the date of Registration (the "Repricing Date"), the market price for the Initial Shares (the "Market Price") is not at least $319,850 (the "Repricing Price").

Subsequent Events

In April 1999, the Company issued to an institutional investor $400,000 face amount of short-term indebtedness due September 5, 1999 for $320,000, which indebtedness bears interest at 7% per annum, and which indebtedness the Company may repay (at its option) with the issuance of shares of its common stock at a discount to the then market price per share.

Effective May 10, 1999, the Company entered into a Securities Purchase Agreement with IFT pursuant to which, in consideration for the waiver of any prior defaults under the terms of the Company's Series B Preferred Stock (then owned by IFT), the Registration Rights Agreement related to the shares of Common Stock into which the Series B Preferred Stock is convertible and any other agreements under which IFT had rights with respect to the Series B Preferred Stock, the Company issued to IFT 800 shares of the Company's newly created Series C 8% Convertible Preferred Stock, $1,000 stated value, which shares are convertible into shares of the Company's common Stock at a 33.3% discount to the market price of the Company's Common Stock at the time of conversion and subject to mandatory redemption for cash under certain circumstances. Also effective May 10, 1999, the Company entered into a Fourth Allonge to its January 25, 1999 $750,000 note made in favor of IFT, as amended (the "IFT Note"), whereby in consideration for IFT's waiver of all prior defaults under the terms of the IFT Note, the Company agreed to make principal and accrued interest under the IFT Note convertible into shares of the Company's Series C Preferred Stock. Pursuant to Amendment No.1 to the Registration Rights Agreement originally entered into with the prior holder of the Series B Preferred Stock, the shares of Common Stock to be owned by IFT following conversion of its shares of the Company's Series C Preferred Stock will be subject to registration rights under the terms of such registration Rights Agreement, rights under which have been assigned to IFT. Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

RESULTS OF OPERATIONS

Revenues increased $9,857 to $121,764 for the quarter ended March 31, 1999 from $111,907 for the quarter ended March 31, 1998. This increase primarily resulted from revenues on an engineering contract with Alstom.

Selling, general and administrative expenses decreased by $186,237 (18%) for the quarter ended March 31, 1999, as compared to the same 1998 period. This decrease related primarily to a reduction (i) marketing expenses (including advertising, trade show, public relations, bidding and proposal and demonstration expenses), and (ii) employment of sales and marketing personnel and related payroll.

Changes in interest expense are attributable to changes in average outstanding borrowings and default interest and penalties on promissory notes during the 1999 period and changes in average outstanding borrowings during the 1998 period.

The net loss of $1,269,183 was greater than that of for the comparable 1998 quarter by $112,918 due primarily to reduced selling, general and administrative expenses offset by higher interest expense.

Liquidity and Capital Resources; Certain Transactions

The Company entered into a definitive agreement with IFT in a change of control transaction that is expected to close by May 15, 1999. The Company believes the IFT transaction will generate sufficient cash to fund currently anticipated future cash requirements during the next twelve months. If the proposed change of control should not be completed, the Company will require additional cash from alternative external sources in order to fund currently anticipated cash requirements, including performance under existing contracts, repayment of indebtedness and ongoing payroll expense. It is uncertain as to the Company's ability to obtain additional capital.

The Company's primary source of funding was principally due to the net proceeds from the issuance of $689,000 of debt. Cash used in operating activities was $914,762 and the purchase of property and equipment was $6,612. The negative change in cash from operating activities primarily resulted from a net loss of $1.3 million and a decrease in accounts payable and accrued expenses of $105,339 and an increase in inventory of $81,117, offset by a decrease in accounts receivable of $396,283. The reduction in cash from operating activities was offset by depreciation and amortization of $108,524.

Capital expenditures for the purchase of property and equipment for the fiscal period ended March 31, 1999 were $6,612, primarily for the purchase of additional equipment and software in order to expand product demonstration and development capabilities for CruiseView and TrainView. During 1999, capital expenditures, if any, are anticipated to be funded through existing working capital or other financing.

On January 25, 1999, the Company entered into a loan transaction with IFT, pursuant to (i) a promissory note in the principal amount of $750,000, bearing a rate of interest of 9.5% per annum, for a term ending on the earlier of May 15, 1999, or the closing date of a change of control transaction between the Company and IFT and (ii) a security agreement granting IFT a security interest in all accounts receivable of the Company.

On January 22, 1999, in consideration for the settlement of outstanding litigation brought by Sigma Designs, Inc., a vendor to the Company (the "Sigma") and the mutual release of claims, under the terms of the Settlement Agreement, the Company agreed to pay $50,000 in cash to Sigma and to issue to Sigma 110,000 Initial Shares of Common Stock. The Company also issued to Sigma a warrant to acquire 40,000 shares of Common Stock, exercisable at $3.44 per share. The Company is obligated to file with the Securities and Exchange Commission, a Registration Statement and to use its best efforts to keep the Registration Statement effective for a period of five (5) years after the Registration
Statement is declared effective, or until such earlier date when the Offered Shares may be sold pursuant to Rule 144(k) under the Securities Act. Under the terms of the Settlement Agreement, the Company may be required to pay an additional cash amount to the holder of the Shares in the event that on the date of Registration (the "Repricing Date"), the market price for the Initial Shares (the "Market Price") is not at least $319,850 (the "Repricing Price").

In April 1999, the Company issued to an institutional investor $400,000 face amount of short-term indebtedness due September 5, 1999 for $320,000, which indebtedness bears interest at 7% per annum, and which indebtedness the Company may repay (at its option) with the issuance of shares of its common stock at a discount to the then market price per share.

Effective May 10, 1999, the Company entered into a Securities Purchase Agreement with IFT pursuant to which, in consideration for the waiver of any prior defaults under the terms of the Company's Series B Preferred Stock (then owned by IFT), the Registration Rights Agreement related to the shares of Common Stock into which the Series B Preferred Stock is convertible and any other agreements under which IFT had rights with respect to the Series B Preferred Stock, the Company issued to IFT 800 shares of the Company's newly created Series C 8% Convertible Preferred Stock, $1,000 stated value, which shares are convertible into shares of the Company's common Stock at a 33.3% discount to the market price of the Company's Common Stock at the time of conversion and subject to mandatory redemption for cash under certain circumstances. Also effective May 10, 1999, the Company entered into a Fourth Allonge to its January 25, 1999 $750,000 note made in favor of IFT, as amended (the "IFT Note"), whereby in consideration for IFT's waiver of all prior defaults under the terms of the IFT Note, the Company agreed to make principal and accrued interest under the IFT Note convertible into shares of the Company's Series C Preferred Stock. Pursuant to Amendment No.1 to the Registration Rights Agreement originally entered into with the prior holder of the Series B Preferred Stock, the shares of Common Stock to be owned by IFT following conversion of its shares of the Company's Series C Preferred Stock will be subject to registration rights under the terms of such registration Rights Agreement, rights under which have been assigned to IFT.

Outlook: Issues and Risks

Potential Change of Control Transaction

On April 29, 1999, the Company, entered into a definitive agreement ("IFT Agreement") with Interactive Flight Technologies, Inc., a Delaware corporation ("IFT"), regarding the acquisition by the Company of all or substantially all of the assets and specified liabilities of IFT (the "Net Assets") relating to IFT's interactive entertainment business (the "Business") in consideration for the Company's issuance to IFT of that number of shares of its Capital Stock as would constitute 60% of the Company's fully-diluted equity as defined in the IFT Agreement (the"Acquisition").The NetAssets will include:$4.25 million in cash; the benefit of accounts receivable and warranty contracts owing to IFT; the proceeds and other recoveries generated by certain litigation brought by IFT; all IFT interactive entertainment intellectual property, and other tangible assets related to the Business (including but not limited to customer lists and files, trade secrets, trademarks, service marks, assignable government permits and other rights under leases and rights under specified contracts); inventory, furniture, fixtures, computers and equipment related to the Business; other infrastructure (including FAA certified repair station) relating to the Business; IFT's engineering and technical staff; and the benefit of all IFT research and development efforts. In addition to the usual and customary representations, covenants and conditions contained in agreements of the type used to consummate transactions like the Acquisition, the definitive agreement provides that closing of the Acquisition is subject to the receipt of a "fairness opinion" with respect to the terms of the Acquisition to the effect that the Acquisition is fair from a financial point of view, to the Company shareholders. The Company has agreed to refrain from entering into negotiations with any other party for the sale of all or substantially all of its assets, or for the sale of control of the Company, until May 15, 1999. IFT similarly agreed not to enter into negotiations for the acquisition of control of any other company engaged in the interactive entertainment business until May 15, 1999. The tansaction is expected to be treated as a reverse acquisition of the Company by IFT under the purchase method of accounting. There is no guarantee that the Acquisition will be consummated on the terms set forth in the IFT Agreement. IFT developed interactive entertainment products for use in the airline and travel industry. It currently maintains only one ongoing contract for its interactive entertainment products, and is currently engaged in the redirection of its business activities into new markets. IFT is a Nasdaq: NMS registrant and trades under the ticker symbol FLYT.

Potential Nasdaq and Boston Stock Exchange Delisting

The Company received notification from both NASDAQ and the Boston Stock Exchange that it no longer meets the requirements for continued listing based upon net assets and shareholder equity listing requirements. The Company must submit to NASDAQ and the Boston Stock Exchange its proposal for achieving compliance within a specified date. The Company believes that the transaction with IFT, which is expected to close by May 15, 1999, should allow TNCi to meet the continued listing requirements.

The Company is currently using its working capital to finance its current expenses, including installations, equipment purchases, product development, inventory and other expenses associated with the delivery and installation of systems for Carnival. Cash liquidity from external sources will be required to satisfy its indebtedness which is currently in default and to finance existing and anticipated growth in the Company's accounts receivable and inventories resulting from performance under outstanding orders, including ongoing payroll expenses. The Company believes that its working capital requirements will increase throughout 1999 and beyond, particularly as its focus continues on large, long-term projects. The Company believes the IFT transaction will generate sufficient cash to fund currently anticipated future cash requirements during the next twelve months. Even if the IFT transaction is completed, maintaining an adequate level of working capital through the end of 1999, and thereafter, will depend in part on collection of accounts receivable on a timely basis, successful litigation with non-paying customers already delinquent, satisfactory settlements with vendor-creditors (including those already suing the Company), the success of the Company's products in the marketplace, the relative profitability of those products, continued availability of memory and storage components at favorable pricing and the Company's ability to control operating expenses. Following completion of the IFT transaction, the Company may still seek or require additional financing for growth opportunities, including any expansion that the Company may undertake internally, for strategic acquisitions or partnerships, or for expansion of additional sites or major long-term projects. There can be no assurance that the IFT transaction will be completed and that if not that any financing will be available on terms acceptable to the Company, if at all. If future financing is not available when needed, the Company will be forced to curtail or discontinue operations. In such event, the creditors and stockholders may lose, or experience a substantial reduction in, the value of their indebtedness or investment in the Company.

Forward-Looking Statements

Statements in this Quarterly Report on Form 10QSB that are not descriptions of historical facts may be forward-looking statements that are subject to risks and uncertainties, including economic, competitive and technological factors affecting the Company's operations, markets, products, services and prices, as well as other specific factors discussed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those anticipated.

                           PART II. OTHER INFORMATION

Item 5. Other Information

     On April 25, 1999 and April 26, 1999 respectively, Marc Doyle and Arthur Bauer resigned as members of the Company's Board of Directors. These directors will be replaced with IFT appointed directors, after completion of the change of control transaction.

Item 6. Exhibits and Reports on Form 8-K

      (a) Exhibits

3.1.1 the Articles of Amendment to the Articles of Incorporation re Series B Preferred Stock

3.1.2 the Articles of Amendment to the Articles of Incorporation re Series C Preferred Stock

10.1 Asset Purchase and Sale Agreement with Interactive Flight Technologies dated April 29, 1999

10.2 Securities Purchase Agreement, dated as of May 10, 1999, between the Company and IFT

10.3  Secured Promissory Note, dated January 25, 1999, made in favor of IFT

10.4 First Allonge to Secured Promissory Note, dated May 10, 1999, made in favor of IFT

10.5 Second Allonge to Secured Promissory Note, dated May 10, 1999, made in favor of IFT

10.6 Third Allonge to Secured Promissory Note, dated May 10, 1999, made in favor of IFT

10.7 Fourth Allonge to Secured Promissory Note, dated May 10, 1999, made in favor of IFT

10.8 Amendment No. 1 to Registration Rights Agreement, dated May 10, 1999, between the Company and IFT.

27.   Financial Data Schedule

      (b) Reports on Form 8-K

             None

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        THE NETWORK CONNECTION, INC.
                                        (Registrant)


Date: May 13, 1999                      By: /s/ Wilbur Riner
                                            ------------------------------------
                                            Wilbur Riner
                                            Chairman and Chief Executive Officer


                                       By: /s/ Bryan R. Carr
                                           -------------------------------------
                                           Bryan R. Carr
                                           Chief Financial and Principal
                                           Accounting Officer

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 10-KSB

                            ------------------------

(MARK ONE)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

    For the fiscal year ended October 31, 1998

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

    For the transition period from ____________ to ____________.

                          COMMISSION FILE NO. 0-25668
                                              -------

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

                 DELAWARE                                    11-3197148
    -------------------------------                     -------------------
    (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)

                             4041 N. CENTRAL AVENUE
                             PHOENIX, ARIZONA 85012
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (602) 200-8900
                ------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

 Title of each Class                  Name of Each Exchange on Which Registered
 -------------------                  -----------------------------------------
Class A Common Stock,                           Nasdaq National Market
 $0.01 par value per share

    Check whether the Issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                Yes [X]   No [ ]

    Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-K contained in this form, and no disclosure will be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

    The Issuer's revenues for the fiscal year ended October 31, 1998 were $19,142,961.

    The aggregate market value of the voting stock held by non-affiliates of the Registrant on January 8, 1999 was approximately $15,967,494, based on the closing sales price of the Class A Common Stock on such date as reported by the Nasdaq National Market.

    The number of shares outstanding of each of the Issuer's classes of common equity, as of January 8, 1999 was 5,317,900 shares of Class A Common Stock, $0.01 par value, and 1,185,186 shares of Class B Common Stock, $0.01 par value.

                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

    The Registrant's Definitive Proxy Statement relating to the Registrant's 1999 Annual Meeting of Stockholders, to be filed by the Registrant with the Securities and Exchange Commission on or before February 28, 1999, is hereby incorporated by reference into Part III of this Annual Report on Form 10-KSB.

                 Transitional Small Business Disclosure Format:

                                Yes [ ]  No [X]
================================================================================

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.

                          ANNUAL REPORT ON FORM 10-KSB

                               TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
PART I....................................................................    1

  ITEM 1 -- DESCRIPTION OF BUSINESS.......................................    1

  ITEM 2 -- DESCRIPTION OF PROPERTY.......................................    7

  ITEM 3 -- LEGAL PROCEEDINGS.............................................    7

  ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS...........    8

PART II...................................................................    9

  ITEM 5 -- MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......    9

  ITEM 6 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
            CONDITION AND RESULTS OF OPERATIONS...........................    9

  ITEM 7 -- FINANCIAL STATEMENTS..........................................   15

  ITEM 8 -- CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
            ACCOUNTING AND FINANCIAL DISCLOSURE...........................   15

PART III..................................................................   16

  ITEMS 9 -12 -- DOCUMENTS INCORPORATED BY REFERENCE.....................    16

  ITEM 13 -- EXHIBITS AND REPORTS ON FORM 8-K.............................   16

SIGNATURES................................................................   18

FINANCIAL STATEMENTS......................................................  F-1

                                     PART I

ITEM I -- DESCRIPTION OF BUSINESS

THE COMPANY

     Interactive Flight Technologies, Inc. and subsidiary (the "Company") has been engaged in the development, assembly, installation and operation of a computer-based in-flight entertainment network (the "Entertainment Network" or the "IFEN-2").

     On September 15, 1998, the former management and Board of Directors resigned and elected the current directors as the Board of the Company. The current Board was reelected by the stockholders of the Company at the Annual Meeting held on October 30, 1998. The new management of the Company has been evaluating the in-flight entertainment business and the opportunities presented by technology related to such business and is developing a strategic plan to take advantage of the opportunities associated with the in-flight entertainment business and the technologies related thereto for alternative markets. New management is pursuing a sale to or a strategic alliance with other entities in the in-flight entertainment business in order to maximize the potential of the Entertainment Network. In addition, new management is currently evaluating technology related businesses that may build upon the Company's core competencies, as well as other technology related business opportunities. New management is evaluating how to re-deploy the Company's capital to exploit such potential alliance and business opportunities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook: Issues and Risks."

     On July 24, 1998, the Company acquired the assets and business of Johnny Valet, Inc., a retail dry cleaning plant in San Diego, California. The Company paid $688,736 in cash and signed a non-interest bearing note for $125,000. The acquisition represented the Company's initial foray into the dry cleaning business. In October 1998, the Company's new Board of Directors decided to not pursue the strategy of consolidating the dry cleaning industry. The Company is presently attempting to sell this business and will no longer be in the dry cleaning business.

     The Company was incorporated in Delaware in August 1994 and is the successor by merger to In-Flight Entertainment Services Corp., a New York corporation incorporated in February 1994. The Company completed an initial public offering of its securities in March 1995.

     Unless the context requires or as otherwise indicated, all references to the "Company" include the predecessor company. The Company's principal executive offices are located at 4041 N. Central Avenue, Suite B-200, Phoenix, Arizona 85012, and its telephone number is (602) 200-8900.

SWISSAIR

     The Entertainment Network provides aircraft passengers the opportunity to view movies, to play computer games and, in certain cases where permitted by applicable law, to gamble through an in-seat video touch screen. The IFEN-2 system can also support interactive advertising and shopping once arrangements are made with advertisers and vendors and once programming for particular products is created. See "The Entertainment Network."

     The Company's only agreement for the Entertainment Network is with Swissair VKB ("Swissair") which required the Company to install and maintain the Entertainment Network in the first, business and economy class sections of three aircraft at no cost to Swissair and in the first and business class of another sixteen aircraft at an average price of $1.7 million per aircraft. As of October 31, 1998, the Company had completed all installations under the initial Swissair program. The Company was responsible for maintenance costs through September 1998 for all nineteen aircraft. The Swissair agreement also provides a one-year warranty (which is extended to three years under the letter of intent described below) on all of the Entertainment Networks and requires specific software and hardware upgrades to the Entertainment Networks. Development of these upgrades is not complete. If the upgrades are not completed by specified deadlines, the Company may face significant penalties. The Company must also meet operational reliability criteria for the Entertainment Network through the year 2003 or be subject to penalties.

     The Company has a letter of intent from Swissair for $4,700,000, which is for first and business class installations on four Swissair MD-11 aircraft that were scheduled to be added to the Swissair fleet beginning in November 1998. The Company has also received a letter of intent from Swissair for $3,975,000 to extend the warranty on all installed systems for a second and third year. The Company has had no success in pursuing other major airlines to fill its pipeline following the completion of the installation phase of the initial Swissair program in March 1998. Because of the lack of prospects for success in obtaining additional orders, and in order to reduce its expenses further, prior management terminated almost all sales and marketing efforts as of May 29, 1998. Although the Company may respond to any requests for proposals it receives from airlines, the decision not to continue to invest resources in sales and marketing reflects the fact that the Company has no significant prospects for additional revenue from in-flight entertainment other than those related to the two letters of intent from Swissair. Moreover, the Company's prior decision not to expend money on developing the next generation of the Entertainment Network means that any technological leads it had in this area can be expected to dissipate quickly. As a consequence, the Company may well not be able to compete in the in-flight entertainment business even if market conditions were to improve.

     On October 29, 1998, the Company was notified by Swissair of its decision to deactivate the Entertainment Networks on all Swissair aircraft. Swissair told the Company that this precautionary action was taken in response to technical investigations conducted by the Canadian Transportation Safety Board following the crash of Swissair Flight No. 111 on September 2, 1998. However, based on investigation findings, the Company has been informed by representatives of the Canadian Transportation Safety Board and Swissair that its Entertainment Network has not been related, in any way, to the cause of the crash of Swissair Flight No. 111. The Federal Aviation Administration is conducting a review of the system's installation certification and to date, has found no safety hazards or violations of Federal Aviation Regulations. The Company and its system integrator/installation contractor are working closely with Swissair to take the necessary steps that will allow Swissair to reactivate all systems as quickly as possible. On December 9, 1998, the Company was notified by Swissair of their intent to reactivate the system in October 1999. The Company has submitted a plan to Swissair for earlier reactivation of the Entertainment Network, which is currently under discussion.

     On December 9, 1998, the Company received notice from Swissair stating their intent to cancel the order for the four additional installations. As of January 5, 1999, Swissair has paid $645,000 of the $4.7 million order for the four installations and continues to engage in active discussions with the Company regarding outstanding financial matters and a reactivation process.

BUSINESS BACKGROUND

     The potential market for in-flight entertainment networks developed as the number and length of long-haul flights has increased, as passengers on these flights seek additional and more sophisticated entertainment options and as airlines compete for passengers. Several domestic and international airlines have installed or are in the process of installing video displays that allow passengers to view movies of their choice, with several movies to choose from. However, since movies are traditionally provided free of charge to first-class and business-class passengers, and the potential revenue source available from interactive services, including secure casino gaming, pay-per-view movies, advertising, and shopping channels are still unproven, airlines must currently justify purchases on increasing passenger satisfaction. The airline industry as a whole has been experiencing record high passenger load factors during recent times. As a result, airlines must consider whether to make capital investments for additional aircraft or to make capital investments in passenger amenity features such as in-flight entertainment. It has been widely reported that the airline industry is making significant investments in additional aircraft. This may possibly have a negative effect on the in-flight entertainment industry as airlines determine capital expenditure priorities. Moreover, it has been reported that certain in-flight entertainment systems installed in aircraft by other entities have not proven reliable. In addition, the experience of Swissair and the Company to date indicates that the revenue generating ability of in-flight entertainment equipment, especially from secure casino gaming, is not sufficient to provide a compelling case for the purchase of in-flight entertainment equipment.

The Company believes that its Entertainment Network combines improved hardware, software and communications technologies to meet the requirements of passengers for additional in-flight entertainment options; however, it is unclear whether airlines will purchase systems that satisfy passenger desires while passenger load factors remain at historically high levels.

THE ENTERTAINMENT NETWORK

  General

     The Company believes that the Entertainment Network is the most technologically advanced interactive in-flight entertainment system currently available on a commercial airline. The Entertainment Network is a distributed network that combines computer, video and audio technologies in an interactive system capable of providing a variety of entertainment options for airline passengers on an in-seat terminal. These options currently include secure casino gaming, video-on-demand and video-in-progress movies, audio-on-demand, arcade games, the ability for passengers to pay for gaming and other features directly through their credit cards, and the ability (subject to arrangements with advertisers and vendors) to support in-flight interactive advertising. However, the Company has decided to reduce its expenditures on the development of its system. There can be no assurance that competitors will not be able to develop newer and more technologically advanced in-flight entertainment systems in the future. Indeed, this can be expected if expenditures by the Company are not increased.

  Technological Aspects of the Entertainment Network

     General. The Entertainment Network was designed to provide a network system platform that permits the distribution of flexible multimedia (audio and visual) content to individual users on a highly interactive basis. The Entertainment Network also provides valuable statistical data concerning end-user access to different entertainment and information options. This type of network system has applications in alternative markets, which may create new business opportunities for the Company, although no assurances can be made. The software architecture that has been developed is a Web-browser architecture, which readily supports many Internet applications.

     Distributed Network Architecture. The capabilities and reliability of any interactive system are determined, to a large extent, by the architecture of the communication network. The Entertainment Network is based on a distributed network designed to provide centralized control while reducing the possibility that a single point of failure will disrupt the operation of more than a small portion of the network. The Entertainment Network is centrally controlled on an aircraft by the cabin file server. The cabin file server is the central computer designed to coordinate and control all functions of the Entertainment Network. The cabin file server provides security for transactions on the Entertainment Network by providing multiple layers of software and hardware security systems. These security systems are designed to record all transactions for later downloading to the Central Ground System, as well as control the generation of all random factors that determine the outcome of any casino games being played by the passengers.

     The cabin file server controls a number of cluster controllers, and each cluster controller controls a group of approximately 32 in-seat video terminals. Consequently, the failure of one in-seat video terminal should not affect the operation of other terminals on the aircraft. Similarly, the failure of an individual cluster controller is expected to affect only the in-seat video terminals controlled by that cluster controller, and not the operation of the other in-seat video terminals on the aircraft. Further, even if the cabin file server fails, each cluster controller is designed to continue to operate autonomously without the cabin file server, except for certain gaming management functions which are performed by the cabin file server.

     The distributed network architecture is also designed to permit the Entertainment Network to deliver the short transaction response time required for interactive applications, while using lightweight and inexpensive hardware. Since interactive applications generally require several computerized communications transactions per event, an ordinary cabin file server can experience software overload, thereby creating a system failure at some or all of the in-seat video terminals. By designing the Entertainment Network to shift a portion of the workload to each cluster controller, the Company believes the distributed network architecture can reduce those performance problems.

     Central Ground System. Located at the Company's executive offices in Phoenix, Arizona, the Central Ground System is a computer system developed by the Company to serve as the control focal point for all of the Company's installed Entertainment Networks. The Central Ground System is provided with accounting and statistical data accumulated by the Entertainment Networks during flight. The Central Ground System can then process this data in order to, among other things, post the passenger transactions to their respective credit card processing centers and provide airline management with a variety of accounting and statistical reports. In addition, the Central Ground System can upload new information to the Entertainment Networks as needed, such as new games, shopping catalogs or other programming software. If real time downloading is not implemented, the data interchange between the aircraft and the Central Ground System will occur on the ground via a direct local telephone or radio link, or by using a removable magnetic cartridge. The Central Ground System is intended to store the complete history of all passenger transactions and allow airline management to access comprehensive data logs for each individual in-seat video terminal, subject to applicable privacy rules governing credit card processing.

     The Company is currently assessing other uses for the technology involved in the Entertainment Network besides the in-flight entertainment business.

PRODUCT DEVELOPMENT

     During fiscal 1998, the Company continued to expand the functionality of the Entertainment Network to include features which were contractually committed to Swissair. Research and development expenses during fiscal 1998 and fiscal 1997 were approximately $1.1 Million and $7.8 Million, respectively. Such amounts have not been borne by customers. The Company anticipates that research and development expenses will continue to substantially decrease in the future as the Company does not plan on developing any new generations of the Entertainment Network for airlines. Research and development efforts of the Company will include primarily those efforts that are required by contractual obligations. Due to the decision to not develop the next generation of the Entertainment Network, the Company has reduced the number of personnel involved in product development. Due to this decision and the significant shortage of qualified product development and program management personnel, many employees have departed the Company. While the Company has attempted to institute an employee retention program, there can be no assurance that these efforts will be successful. The Company will have to retain contract employees to complete some or all of its obligations to Swissair. This would result in a significant increase in the expected development costs as well as negatively impact the expected delivery schedule.

     The Company has arrangements with certain movie distributors pursuant to which the Company chooses from lists of available movies from each distributor and compiles the lists for presentation to the airlines. However, with the exception of certain casino gaming software licensed from FortuNet which is not being utilized by the Company and a limited number of casino and arcade games developed to date by the Company, the Company does not currently own or have rights to use or include any entertainment or other programming software for use on the Entertainment Network. The Company intends to evaluate additional programming software for availability on the Entertainment Network. Although the Company has had discussions with certain entertainment software developers, it has not yet entered into any long-term agreements or arrangements to obtain rights to any such programming software other than "Reversi."

COMPETITION

     The Company believes that the market for technologically advanced in-flight entertainment systems is emerging quite slowly. The Company believes that airlines are currently more interested in acquiring less technologically advanced in-flight entertainment systems at a lower cost than the Entertainment Network. The competition to provide technologically advanced in-flight entertainment systems to the airlines is intense. The Company is aware of several other companies that provide systems that compete with the Entertainment Network, some of which have been installed on aircraft. These competitors have substantially greater financial, customer support, marketing, engineering and other resources than the Company and, accordingly, have a significant competitive advantage over the Company. The Company's principal competitors include Sony, Matsushita, Rockwell-Collins (Hughes-Avicom), BE Aerospace, and The Network Connection.

     The Company believes that it competes with other companies primarily on the basis of its advanced hardware and software technology, the variety of entertainment options available for the Entertainment Network, and the fact that it has delivered technologically advanced in-flight entertainment systems to Swissair. There can be no assurance, however, that the Company will be able to compete successfully for additional sales in the in-flight entertainment market.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     Since the commencement of operations, the Company has developed a catalogue of proprietary technology and know-how relating to the Entertainment Network and its related systems. To date, the Company has not filed any patent applications with respect to such proprietary technology and know-how, but may elect in the future to do so.

CUSTOMER MAINTENANCE AND SUPPORT

     The Company's airline contracts call for the Company to provide airline customers with periodic upgrades of the software incorporated in the Entertainment Network. The Company trains airline personnel on the use of the Entertainment Network after an initial airline installation and for a short period thereafter. The Company is also generally obligated to provide support for the installed systems over the life of the contracts and, in the case of Swissair, provide maintenance for a specific time period. The Company's strategy is to contract with one or more third parties to provide international customer support and maintenance service for the Entertainment Network. In addition to service and repair functions, it is expected that such entity would be responsible for removing and replacing, on a regular basis, any software products which are not transmitted via the Central Ground System and for removing and transmitting to the Central Ground System the removable magnetic cartridge containing transaction data and billing information generated by the aircraft's Entertainment Network. Because the Company is not expected to have the personnel or financial resources to perform this function directly, the failure to obtain such an arrangement could have a material adverse affect on the Company's ability to perform under its contracts or to obtain purchase commitments from additional airlines.

MANUFACTURING, ASSEMBLY AND INSTALLATION

     The Company obtains most of the components of the Entertainment Network from commercially available sources. To date, the Company has engaged in only limited manufacturing operations and, when required components have not been commercially available, has subcontracted out substantially all component manufacturing. The Company has leased manufacturing and warehouse facilities in Phoenix that it uses to assemble the Entertainment Networks. The Company anticipates that this facility will be sufficient to satisfy the Company's needs through 1999. See "Item 2 -- Description of Property."

     The Company has contracted with Hollingsead International to perform system installation on all Swissair aircraft. The Company anticipates that future installations, if any, will be performed by an experienced third-party subcontractor such as Hollingsead International. See "Government Regulation."

GOVERNMENT REGULATION

     The installation and use of the Entertainment Network on any particular aircraft requires prior certification and approvals from the Federal Aviation Administration ("FAA") and certification and approvals from aeronautical agencies of foreign governments. Because the installation of the Entertainment Network is considered a major modification to an aircraft, the Company must apply for and be granted an STC from the FAA. This is a multi-step process involving required interim approvals. A separate STC will be required with respect to each aircraft type on which the Entertainment Network will be installed. Once an STC is issued with respect to an aircraft type, the unit may be installed on other aircraft of the same type with the same configuration provided each installation is performed in a manner as specified by the aircraft specific STC. To date, the Company has obtained STCs for Swissair B747 and MD-11 aircraft, Debonair RJ-146 aircraft and Alitalia MD-11 aircraft.

     Because the process of obtaining an STC is highly technical, the Company has entered into agreements with Hollingsead International and its subsidiary Elsinore Aerospace Services (collectively, "Hollingsead") to assist the Company in the application and approval process. Hollingsead is an FAA designated engineering representative experienced in in-flight entertainment systems and has the authority to approve, subject to final FAA review, certain aspects of the Company's STC applications.

     Once the Company identifies the specific aircraft type on which the Entertainment Network will be installed, it will, through the subcontractor, make application to the FAA for the STC for that aircraft type. Thereafter, the FAA will initially establish the certification criteria required to be met for approval, which will include an in-flight test. The FAA, or its designee, subject to FAA review, will review all necessary certification and technical drawings, manuals and procedures for adequacy and compliance; issue necessary interim approvals including permission to conduct a flight test of the Entertainment Network; review the results of the flight test; perform inspections to ensure that both the components of the Entertainment Network and their installation and operation conform to the certification requirements; and issue the STC. In addition, the Company or its subcontractor must obtain from the FAA a Parts Manufacturer Approval ("PMA") with respect to the components of the Entertainment Network to be installed on each specific aircraft type for which an STC is granted. There can be no assurance that the Company will be issued the STCs and PMAs for which it applies or that if such approvals are granted, that they will be granted within a reasonable time frame or within the amount budgeted by the Company for such approvals. See "Item 6 -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward Looking Information."

     The FAA, in the issuance of the STC, will consider such factors as whether the Entertainment Network will interfere with the operational and navigational equipment installed on the aircraft; whether the electrical components of the Entertainment Network are compatible with those of the aircraft; whether the components of the Entertainment Network installed in the passenger seats will interfere with emergency egress from the aircraft; whether the components of the Entertainment Network will, if subjected to heat or fire, emit toxic fumes; and similar safety and flight-related concerns.

     Federal law grants to the FAA the authority to reexamine at any time the basis upon which certification and approval of the Entertainment Network may be granted and, if appropriate, to amend or revoke such certifications and approvals, subject to certain appeal rights.

     In addition to approvals required to be obtained from the FAA, the Company may be required to obtain certification and approval of the Entertainment Network from the aeronautical authorities of foreign countries. In many cases, through technical working agreements between the FAA and the foreign aeronautical authorities, such authorities accept the FAA issuance of the STC as approval, although certain country authorities reserve the right to independently review the data and the compliance criteria which support the issuance of the STC and to reach an independent determination on whether to approve the equipment for installation and operation. There can be no assurance that necessary foreign government approvals will be obtained, or if obtained, within a reasonable time frame or within the amount budgeted by the Company for this aspect of the project.

     United States law, with certain exceptions, currently prohibits the knowing transportation of gaming devices on aircraft operated in interstate air transportation. In addition, states may prohibit the transportation and use of gaming devices on flights operating between two points in a single state. Federal law also prohibits the installation, transportation or operation of gaming devices by any U.S. or foreign air carrier or for such carriers to permit their use on aircraft operated to or from the United States in foreign air transportation. However, Federal law does not restrict flights by foreign air carriers between non-U.S. points, even if the aircraft routing includes a segment to or from the U.S. Federal law does not restrict the transportation of gaming devices installed on aircraft operating into or out of the U.S., provided that such devices are disabled. The United States Secretary of Transportation was directed by law to conduct a study and to report to Congress on the safety, commercial and operational issues posed by gaming devices aboard commercial aircraft. However, in a study released in 1996, the Secretary did not recommend that Congress take any action to revise current law and recommended that further studies be conducted to determine, among other things, the competitive need for gaming devices on such flights. Moreover, the laws regarding the transmission of gaming data into, out of, or within United States territory, even where such data was lawfully obtained in another jurisdiction, are unclear. As a result, there can be no assurance that the transmission of such data will not be restricted or prohibited. Because gaming can generally be expected to generate greater revenues and profitability than other entertainment options expected to be available on the Entertainment Network, the inability to offer gaming on flights may have a material adverse impact on the Company's business and on the market acceptance by airlines of the Entertainment Network. The Company will also be subject to the laws of foreign jurisdictions which may similarly restrict or prohibit the gaming or other activities offered on the Entertainment Network.

EMPLOYEES

     As of January 8, 1999, the Company employed 23 people on a full-time basis and 3 people on a temporary basis. None of the employees is covered by a collective bargaining agreement. The Company considers its relations with its employees to be good.

ITEM 2 -- DESCRIPTION OF PROPERTY

     The Company's principal executive offices and assembly and warehouse facilities, located in Phoenix, Arizona, contain approximately 45,000 square feet of space and are occupied pursuant to three separate leases providing for monthly rent of approximately $51,700. The leases expire in July 1999. The Company subleases approximately 4,200 square feet of space to an unrelated party at a monthly rent of $5,950. As a result of reductions in its work force, the Company is attempting to sublease additional space under one of its leases. However, the Company has been mostly unsuccessful in this effort and there can be no assurance that the Company will be able to sublet its facilities on terms that are favorable to the Company.

     The Company also leases facilities for its dry cleaning operations in San Diego, California pursuant to a lease that expires in August 2000. The lease provides for monthly rent of approximately $4,900.

     The Company has no policy regarding investments in real estate, real estate mortgages or securities of persons primarily engaged in real estate activities. However, the Company currently holds no such investments.

ITEM 3 -- LEGAL PROCEEDINGS

     The Company is not currently a party to any pending legal proceedings.

ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     On October 30, 1998, the Company held its 1998 Annual Meeting of Stockholders. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

     1. The following five individuals, constituting the full Board of Directors of the Company, were nominated and elected to serve as the directors of the
Company:

Irwin L. Gross                         FOR: 6,575,259
                                       WITHHOLD AUTHORITY: 47,182
Charles T. Condy                       FOR: 6,575,259
                                       WITHHOLD AUTHORITY: 47,182
Stephen Schachman                      FOR: 6,575,259
                                       WITHHOLD AUTHORITY: 47,182
M. Moshe Porat                         FOR: 6,575,259
                                       WITHHOLD AUTHORITY: 47,182
James W. Fox                           FOR: 6,575,259
                                       WITHHOLD AUTHORITY: 47,182

     2. The holders of 6,575,259 shares of Common Stock voted in favor of, the holders of 6,505 shares of Common Stock voted against, and the holders of 64,139 shares of Common Stock abstained with respect to the proposed amendment to the Amended and Restated Certificate of Incorporation of the Company for a Staggered Board.

     3. The holders of 6,575,259 shares of Common Stock voted in favor of, the holders of 132,900 shares of Common Stock voted against, and the holders of 12,103 shares of Common Stock abstained with respect to the proposed amendment to the Amended and Restated Certificate of Incorporation of the Company for the Reverse Stock Split.

     4. The holders of 6,651,926 shares of Common Stock voted in favor of, the holders of 25,252 shares of Common Stock voted against, and the holders of 10,367 shares of Common Stock abstained with respect to the ratification of the selection of KPMG LLP, independent certified public accountants, to serve as independent accountants for the Company.

                                    PART II

ITEM 5 -- MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's Class A Common Stock and Class B Warrants traded on the Nasdaq SmallCap Market under the symbols FLYT and FLYTZ, respectively, beginning March 7, 1995, the date of the Company's initial public offering. The Class B Warrants were called by the Company and ceased trading on January 16, 1997. The Class A Common Stock began trading on the Nasdaq National Market on May 19, 1997. The following table sets forth the high and low last sale prices for the Company's securities as reported by the Nasdaq SmallCap Market and the Nasdaq National Market. These prices do not reflect retail mark-ups, markdowns, or commissions and may not necessarily represent actual transactions.

     On December 17, 1997 and October 30, 1998, the Board of Directors authorized the Company to repurchase shares of its Class A Common Stock on the open market. As of January 8, 1999, the Company had repurchased 867,267 shares at prices ranging from $0.75 to $3.00 per share. The Company expects to make additional open market purchases of its shares in the future.

CLASS A COMMON STOCK                                          HIGH       LOW
---------------------                                       --------   --------
November 1, 1996 through January 31, 1997.................  39         22 7/8
February 1, 1997 through April 30, 1997...................  25 7/8      9 15/16
May 1, 1997 through July 31, 1997.........................  22 1/8      9 15/16
August 1, 1997 through October 31, 1997...................  10 7/8      3
November 1, 1997 through January 31, 1998.................   4 5/8      1 7/8
February 1, 1998 through April 30, 1998...................   3 11/16    2 6/16
May 1, 1998 through July 31, 1998.........................   3 1/2      1 7/8
August 1, 1998 through October 31, 1998...................   3 1/8      1 7/8

     The closing sales price of the Class A Common Stock as of January 8, 1999 as reported by the Nasdaq National Market was $3.125 per share.

     As of January 8, 1999, there were 33 record holders of Class A Common
Stock.

     On October 30, 1998, the stockholders of the Company approved a one-for-three reverse stock split on the Company's Class A Common Stock and Class B Common Stock. The reverse stock split was effective as of the close of business on November 2, 1998. All references to the number of common shares, price per share and stock option data elsewhere herein have been restated as appropriate to reflect the effect of the reverse stock split for all periods presented.

ITEM 6 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with, and is qualified in its entirety by, Interactive Flight Technologies, Inc. and subsidiary (the "Company") Consolidated Financial Statements and the Notes thereto appearing elsewhere herein. Historical results are not necessarily indicative of trends in operating results for any future period.

HISTORICAL OVERVIEW

     Interactive Flight Technologies, Inc. and subsidiary has been engaged in the development, manufacture, installation and operation of a computer-based in-flight entertainment network ("Entertainment Network" or "system"), which provides aircraft passengers the opportunity to view movies, purchase goods and services, play computer games and, in certain cases where permitted by applicable law, gamble through an in-seat video touch screen. The Company also operates a retail dry cleaning facility in San Diego, California which it is in the process of selling.

     Former management had determined to exit the in-flight entertainment business in May 1998, except for continuing efforts associated with meeting its contractual obligations with its only customer, Swissair. This decision was based on a number of factors including industry trends, financial resources of the Company and the Company's inability to attract new customers.

SWISSAIR

     The Company's main agreement with Swissair required the Company to install and maintain the Entertainment Network in the first, business and economy class sections of three aircraft at no cost to Swissair and in the first and business classes of another sixteen aircraft at an average price of $1.7 million per aircraft. As of October 31, 1998, the Company had completed all installations under the initial Swissair program. The Company was responsible for maintenance costs through September 1998 for all nineteen aircraft and specific software and hardware upgrades to the Entertainment Networks that are not yet completed. The Swissair agreement also provided for a one-year warranty on all of the Entertainment Networks. The Company has also received a letter of intent dated April 1, 1998, from Swissair to extend the warranty on all installed systems for a second and third year at a price of $3,975,000.

     On April 1, 1998, the Company also entered into a letter of intent with Swissair for a $4.7 million order for first and business class installations on four Swissair MD-11 aircraft that are being added to the Swissair fleet. As of October 31, 1998, none of the installations on the four aircraft were completed though the Company had purchased or contracted for purchase, the majority of materials required for the installations. On December 9, 1998, the Company received notice from Swissair stating their intent to cancel the order for the four additional installations. Inventory on-hand and outstanding purchase commitments for inventory relating to the four additional installations totaling $1,005,427 and $1,800,000, respectively, have been reflected in the Company's consolidated financial statements and notes thereto, as of October 31, 1998. As of January 8, 1999, Swissair had paid $645,000 of the $4.7 million order for the four installations and continues to engage in active discussions with the Company regarding outstanding financial matters related to current receivables, inventory, purchase commitments and extended warranty obligations. Significant uncertainty exists surrounding these matters and no assurances can be given that such events will be resolved on favorable terms to the Company.

RESULTS OF OPERATIONS

     Revenue for the year ended October 31, 1998 was $19,142,961, an increase of $8,042,252 (or 72%) over revenue of $11,100,709 for the year ended October 31, 1997. Revenues in each year consist of equipment sales (principally from the installation of the Entertainment Networks on Swissair aircraft) and service income. During the year ended October 31, 1998, the Company completed installations under the initial Swissair program in ten business classes and eighteen first classes whereas installations completed in fiscal 1997 were in nine business classes and one first class. Revenues from equipment sales rose 71% from $10.5 million in fiscal 1997 to $18.0 million in fiscal 1998 due to the increased installations in fiscal 1998. Service income of $1,104,342 for the year ended October 31, 1998 was principally generated from programming services provided to Swissair, the Company's share of gaming profits generated by the Swissair systems and revenue earned under the Swissair extended warranty Letter of Intent. Also included in service income for the year ended October 31, 1998 is revenue of $326,000 generated by the Company's dry cleaning operations acquired on July 24, 1998. Service income of $575,881 for the year ended October 31, 1997 was primarily derived from a Product Identification/Product Development Agreement with an airline and entertainment programming services provided to customers.

     Cost of equipment sales and service income for the year ended October 31, 1998 was $15,762,119, a decrease of $9,116,341 (or 37%) over the comparable figure of $24,878,460 for the fiscal year ended October 31, 1997. Cost of equipment sales includes materials, installation and maintenance costs, as well as estimated one-year warranty costs and costs of upgrades to the Swissair Entertainment Networks that the Company is contractually committed to providing to Swissair. The decrease in cost of equipment sales is primarily a result of the inclusion of provisions for inventory obsolescence, unusable inventory and rework adjustments of $11,496,748 in cost of equipment sales for fiscal 1997. The 1997 provision for inventory obsolescence was a result of the Company purchasing inventory for installation in the economy sections of Swissair aircraft and actually completing only three economy installations. The unusable inventory and rework adjustments primarily resulted from the Company's redesign of the tray table utilized in the Entertainment Networks for the economy section of an aircraft. The decrease in cost of equipment sales for fiscal 1998 is also attributable to reductions in maintenance costs and estimated one-year warranty costs as the reliability of the Entertainment Networks has improved. Additionally, the Company recognized a reduction in installation costs from its subcontractor during fiscal 1998. Included in cost of service income for fiscal 1998 is $225,047 of production costs related to the Company's dry cleaning operations.

     Provisions for doubtful accounts for the year ended October 31, 1998 were $9,869 compared to $216,820 for the year ended October 31, 1997. Fiscal 1998 provisions resulted from the Company's dry cleaning operations and fiscal 1997 provisions resulted from entertainment programming services provided to a previous customer.

     Bad debt recoveries of $1,064,284 during the year ended October 31, 1997 resulted from the recovery of accounts receivable under a customer agreement which were reserved for during the Company's fourth quarter of its fiscal year ended October 31, 1996.

     Research and development expenses for the year ended October 31, 1998 were $1,092,316, a decrease of $6,729,324 (or 86%) over expenses of $7,821,640 for the year ended October 31, 1997. The decrease in expenses reflects the Company's decision not to develop the next generation of the Entertainment Network and the resulting reduction in staff and professional fees. The Company does not plan to continue its research and development in the in-flight entertainment business beyond those efforts that are required contractually by the Swissair agreement. The Swissair agreement requires the Company to provide specific upgrades to the Entertainment Network currently installed on Swissair aircraft. The Company expects to complete the development of these upgrades in the first quarter of fiscal 1999 and does not plan to develop any further upgrades to the Entertainment Network. The anticipated costs of developing these upgrades were included as cost of equipment sales in the Company's consolidated statements of operations at the time of installation. The Company expects to continue any development efforts that are required to support the Swissair system reliability guarantees through the year 2003, subject to the development of a successful reactivation plan.

     General and administrative expenses for the year ended October 31, 1998 were $11,387,872, a decrease of $1,186,351 (or 9%) over expenses of $12,574,223 for the year ended October 31, 1997. The decrease in expenses reflects the Company's reduction in staff in administrative areas, including production, marketing and program management departments. As of May 29, 1998, the Company terminated almost all sales and marketing efforts related to the Entertainment Network. The decrease in expenses during fiscal 1998 was partly offset by the payment of $3,053,642 in severance to three former executives of the Company.

     Special charges for the year ended October 31, 1998 were $400,024 compared to $19,649,765 for the year ended October 31, 1997. Special charges in fiscal 1998 primarily resulted from equipment write-offs of $1,006,532. The write-offs were for excess computers, furniture and other equipment that the Company is not utilizing in its operations and is in the process of disposing. The equipment write-offs were partly offset by a recovery of special charges expensed in fiscal 1997. During fiscal 1998, a recovery of $190,000 was recognized as a special charge credit as a result of a reduction in the number of Entertainment Networks requiring maintenance. The Company also recognized a recovery of $416,508 related to Swissair's decision to not develop the system for the front row in the economy sections of its aircraft. Special charges in fiscal 1997 primarily resulted from the installment of the Entertainment Networks on three Swissair aircraft and installations required by the Debonair agreement. The Company was responsible for the costs of installing the system on three Swissair aircraft, including materials, installation, upgrades, a one-year warranty and maintenance through

September of 1998. The costs for these three systems of $14,292,404 were recorded as a special charge during fiscal 1997. Due to the termination of the Debonair agreement, the costs of the installed system ($956,447) and all inventory on-hand under the Debonair agreement ($2,881,962) were written off as a special charge in fiscal 1997. Additionally, the Company recorded a special charge of $1,518,952 for the write-off of a system integration lab utilized in software development and testing. The lab equipment will not be utilized in the Company's future operations.

     Interest expense was $11,954 for the year ended October 31, 1998 compared to $13,423 for the year ended October 31, 1997. The expense is attributable to the Company's capital leases for furniture that expire in September of 1999.

     Interest income for the year ended October 31, 1998 was $2,251,055, an increase of $80,380 (or 4%) over income of $2,170,675 for the year ended October 31, 1997. The interest arose principally out of short-term investments of working capital. The increase in income is due to the higher average cash balance during fiscal 1998 compared to fiscal 1997.

     Other income of $10,179 for the year ended October 31, 1998 represents proceeds from the sale of scrapped inventory. Other expense of $203,649 for the year ended October 31, 1997 represents the loss on disposals of property and equipment.

LIQUIDITY AND CAPITAL RESOURCES

     At October 31, 1998, the Company had working capital of approximately $23.1 million. The Company's primary source of funding has been through equity offerings. Excluding any payments to be received under the Swissair Letter of Intent to extend the warranty, the Company's backlog consisted only of installations on four Swissair aircraft, which have subsequently been cancelled as discussed above. Therefore, the Company does not expect any significant profit from its in-flight entertainment business for the foreseeable future. As a result, working capital may continue to decrease.

     During the year ended October 31, 1998, the Company used $3.2 million of cash in operating activities, a decrease of $31 million from the $34.2 million of cash utilized in operating activities during fiscal 1997. The decrease in cash utilized in operations in fiscal 1998 compared to fiscal 1997 is primarily a result of a decrease in the net loss. The cash utilized in operations during fiscal 1998 resulted from decreases in accounts receivable and inventories and an increase in accrued product warranties, partly offset by the net loss and decrease in accounts payable, accrued liabilities and deferred revenue.

     Purchases of property and equipment for the year ended October 31, 1998 were $77,013 compared to $10.3 million for the year ended October 31, 1997. Capital expenditures for fiscal 1997 were primarily related to the manufacture of the system under the Debonair agreement, the installation of systems on three aircraft under the Swissair Agreement, and research and development equipment.

     During fiscal 1998, the Company's restricted cash increased by $1.0 million for payments required under consulting and severance agreements with three former executives of the Company. The Company also loaned $447,939 to a related party for the purchase of 99,542 shares of the Company's Class A Common Stock. The note is secured by 99,542 shares of the Company's Class A Common Stock, bears interest at the prime rate plus 1% and is due in October 2001.

     In connection with a stock repurchase program during the year ended October 31, 1998, the Company purchased a total of 844,667 shares of the Company's Class A Common Stock in open market activities at a total cost of $2,315,983. On October 30, 1998, the Board of Directors authorized another repurchase program whereby the Company may repurchase up to 666,667 shares of its Class A Common Stock on the open market.

     At October 31, 1998, the Company's material capital commitments were purchase orders of approximately $1.8 million relating primarily to inventory purchases for its obligations under the Swissair Agreements.

     The Company is currently using its working capital to finance its current expenses, including product development, inventory purchases, repairs and other expenses associated with the delivery and installation of the Swissair systems and general and administrative costs. The Company believes that its current cash balances plus interest received on such balances will be sufficient to meet the Company's currently anticipated cash requirements for at least the next twelve months.

OUTLOOK: ISSUES AND RISKS

     On September 15, 1998 the former Board of Directors of the Company resigned and elected the current directors as the new Board of the Company. On October 30, 1998, the stockholders reelected the new Board at the Annual Stockholders' Meeting. The Company and its Board of Directors are in the process of developing a strategic plan for the Company to maximize shareholder value, though no assurances can be given as to the ultimate implementation and success of such plan. The Company is developing strategies to leverage off certain core competencies developed in the in-flight entertainment business to enter new markets with the technology. Further, the Company is investigating strategic alliances for the in-flight entertainment business and other technology related business opportunities. The Company believes its in-flight entertainment system core technology has value and the Company has begun a process to actively market the system and its related technology to or to form strategic alliances with respect thereto with its competitors and other avionics manufacturers. There can be no assurances that the Company will be successful in locating a buyer or a strategic partner for its system and technology.

     In November 1998, the Company entered into a Letter of Intent to acquire a 27.5% equity interest in Inter Lotto Ltd. (Inter Lotto). Inter Lotto is a United Kingdom company involved in the operation of lotteries. Pursuant to the Letter of Intent, the Company would pay pounds 200,000 to an unrelated third party for the 27.5% equity interest and enter into a management agreement with Inter Lotto whereby the Company would have the authority and responsibility for the management of Inter Lotto's operations. Prior to the closing of the transaction, the Company has committed to providing advances to Inter Lotto to fund their current operations. The closing is subject to completion of due diligence and other conditions.

     In December 1998, the Company entered into a Letter of Intent to acquire a 55% interest in Information Paradigms, Inc. (IPI). IPI has developed software for use by investment management companies. Pursuant to the Letter of Intent, the Company would commit up to $3,000,000 of capital in the form of a secured convertible interest-bearing note. The note would be convertible to equity of IPI at the Company's option. The closing of the transaction is subject to completion of due diligence and other conditions.

     The Company believes that it has cash and liquidity resources in excess of that required to fulfill its current contractual commitments, although this will depend in large part on the ability of the Company to fulfill those obligations in an efficient manner. There can be no assurances that the Company will be successful in developing an alternative business strategy or that it will be successful in locating, evaluating, purchasing and operating other businesses. In addition, the Company has used in the past, and may continue to use, a portion of its cash to repurchase its own shares.

     The Company's contract with Swissair requires the Company to support the Entertainment Networks installed on Swissair aircraft through 2003. The Company must meet operational reliability criteria for the systems and the Company is working to further improve the reliability of the systems through software revisions and through design improvements. The Company believes that the reliability goals for the system can be met; however, there can be no assurance that technical obstacles may not prove more difficult than anticipated or that as yet undetermined issues will not appear. The Company is subject to certain penalties, which could be substantial, if the Entertainment Networks do not meet these operational reliability criteria through the year 2003. Avoiding these penalties may require the Company to continue to maintain a presence in the in-flight entertainment business. The Company believes that Swissair's decision to deactivate the Entertainment Networks will not result in penalties.

     On July 24, 1998, pursuant to a strategic initiative of former management, the Company acquired the assets and business of Johnny Valet, Inc., a retail dry cleaning plant in San Diego, California, for $813,736. The acquisition represented the Company's initial foray into the dry cleaning business. In October 1998, the Company's new Board of Directors decided to not pursue the strategy of consolidating the dry cleaning industry and determined that it would sell the assets of Johnny Valet, Inc. There can be no assurances that the Company will be successful in divesting its dry cleaning operation in a timely manner or that the Company will be able to recover its investment.

YEAR 2000 ISSUE

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the year, thus rendering them incapable of properly managing and manipulating data that includes 21st century dates. The Company has performed an assessment of its Entertainment Network for year 2000 issues. The Entertainment Network is a Microsoft based network system that uses a four-digit year identifier and is therefore year 2000 compliant. The Company believes that its products have no inherent date sensitive features. The Company has also reviewed its existing software systems utilized in the planning, purchasing, manufacturing, product development and accounting areas and believes these systems are all year 2000 compliant. The Company does not believe the year 2000 issue will pose significant operational problems for the Company.

     The Company continues to evaluate the estimated costs associated with its year 2000 compliance efforts and does not expect the future costs to be material. However, no assurance can be given that the Company will not incur additional expenses pursuing year 2000 compliance. Furthermore, even if the Company's systems are year 2000 compliant, there can be no assurance that the Company will not be adversely affected by the failure of others to become year 2000 compliant. For example, the Company may be adversely affected by, among other things, warranty and other claims made by the Company's customers related to product failures caused by the year 2000 problem, the disruption or inaccuracy of data provided to the Company by non-year 2000 compliant third parties, and the failure of the Company's service providers to become year 2000 compliant. The Company will continue to monitor the progress of its material vendors and customers and formulate a contingency plan at that point in time when the Company does not believe a material vendor or customer will be compliant. Despite the Company's efforts to date, there can be no assurance that the year 2000 problem will not have a material adverse effect on the Company in the future.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No.130, "Reporting Comprehensive Income," to establish standards for reporting and display of comprehensive income (all changes in equity during a period except those resulting from investments by and distributions to owners) and its components in financial statements. This new standard, which will be effective for the Company for the fiscal year ending October 31, 1999, is currently anticipated to be applicable for the unrealized gains or losses on investment securities included in the consolidated statement of stockholders' equity.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," to establish standards for reporting information about operating segments in annual financial statements, selected information about segments in interim financial reports and disclosures about products and services, geographic areas and major customers. This new standard, which will be effective for the Company for the fiscal year ending October 31, 1999, may require the Company to report financial information on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments, which will result in more detailed information in the notes to the Company's financial statements than is currently required and provided.

FORWARD-LOOKING INFORMATION

     Except for historical information contained herein, the matters discussed in this ITEM 6 and elsewhere in this Annual Report on Form 10-KSB are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, but are not limited to, cost overruns in connection with the Company's current contracts, failure of installed systems to perform in accordance with system specifications, the failure of the Company to resolve its differences with Swissair on a favorable basis, the impact of competition and downward pricing pressures, the effect of changing economic conditions and conditions in the airline industry, the inability of the Company to evaluate other businesses, the risks and uncertainties involved in the Company's other proposed business ventures, the impact of any changes in domestic and foreign regulatory environments or the Company's inability to obtain requisite government approvals, risks in technology development, the risks involved in currency fluctuations, and the other risks and uncertainties detailed herein.

ITEM 7 -- FINANCIAL STATEMENTS

     The audited consolidated financial statements of the Company for the fiscal year ended October 31, 1998 are located beginning at page F-1 of this Annual Report on Form 10-KSB.

ITEM 8 -- CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There are no items or circumstances to be disclosed under this Item 8.

                                    PART III

ITEMS 9-12 -- DOCUMENTS INCORPORATED BY REFERENCE

     Information with respect to Items 9, 10, 11 and 12 of Form 10-KSB is hereby incorporated by reference into this Part III of Form 10-KSB from the Registrant's Definitive Proxy Statement relating to the Registrant's 1999 Annual Meeting of Stockholders to be filed by the Registrant with the Securities and Exchange Commission on or before February 28, 1999.

ITEM 13 -- EXHIBITS AND REPORTS ON FORM 8-K

     The exhibits listed in the Index to Exhibits below are filed as part of the Annual Report on Form 10-KSB.

     (A) EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -- -----                              -- ---------
 1.1(1)     --   Revised Form of Underwriting Agreement
 3.1(1)     --   Certificate of Ownership and Merger
 3.2(1)     --   Amended and Restated Certificate of Incorporation of the
                 Registrant
 3.3(1)     --   Certificate of Amendment of Amended and Restated Certificate
                 of Incorporation of Registrant
 3.4(1)     --   By-laws of the Registrant
 4.1(1)     --   Warrant Agreement, dated as of March 7, 1995, by and among the Registrant, D. H. Blair Investment Banking Corp. and
                 American Stock Transfer & Trust Company
 4.2(4)     --   Form of Amendment to March 7, 1995 Warrant Agreement, to be
                 entered into by and among the Registrant, D. H. Blair
                 Investment Banking Corp., and American Stock Transfer &
                 Trust Company
 4.3(4)     --   Warrant Agreement, dated as of October 24, 1996, by and
                 among the Registrant, D. H. Blair Investment Banking Corp., and American Stock Transfer & Trust Company
 4.4(4)     --   Form of Amendment to October 24, 1996 Warrant Agreement, to
                 be entered into by and among the Registrant, D. H. Blair
                 Investment Banking Corp., and American Stock Transfer &
                 Trust Company
 4.5(1)     --   Form of Underwriter's Unit Purchase Option
 4.6(1)     --   Specimen of Class A Common Stock Certificate
 4.7(1)     --   Specimen of Class B Common Stock Certificate
 4.10(2)    --   Specimen of Class D Warrant Certificate
 4.11(4)    --   Stock Purchase Warrant, dated as of November 7, 1996, issued to FortuNet, Inc.
 4.12(4)    --   Stock Purchase Warrant, dated as of November 12, 1996,
                 issued to Houlihan Lokey Howard & Zukin
10.1(3)     --   Amended and Restated 1994 Stock Option Plan
10.2(4)     --   Severance Agreement between the Registrant and Steven M.
                 Fieldman dated as of November 4, 1996
10.3(l)     --   Employment Agreement between the Registrant and Michail
                 Itkis dated as of October 31, 1994
10.4(4)     --   Employment Agreement between the Registrant and John
                 Alderfer, dated as of October 2, 1996
10.5(4)     --   Severance Agreement between the Registrant and Lance
                 Fieldman dated as of November 4, 1996
10.6(l)     --   Amended and Restated Shareholders' Agreement by and among
                 Yuri Itkis, Michail Itkis, Boris Itkis, Steven M. Fieldman,
                 Donald H. Goldman, Lance Fieldman and Registrant dated as of
                 October 6, 1994
10.7(4)     --   Amended and Restated Intellectual Property License and
                 Support Services Agreement by and between FortuNet, Inc. and
                 Registrant dated as of November 7, 1996

EXHIBIT
NUMBER                                 DESCRIPTION
--------                               -----------
10.8(1)     --   Amended and Restated Escrow Agreement by and between the
                 Registrant, American Stock Transfer & Trust Company, Yuri
                 Itkis, Michail Itkis, Boris Itkis, Steven M. Fieldman,
                 Donald H. Goldman and Lance Fieldman
10.9(4)     --   Sublease and Consent, dated July 16, 1996 between the
                 Registrant and AGF 4041 Limited Partnership
10.10(4)    --   Office Lease, dated July 15, 1996, between the Registrant
                 and AGF 4041 Limited Partnership
10.11(4)    --   Standard Industrial/Commercial Single-Tenant Lease-Net,
                 dated as of June 27, 1996, between the Registrant and 44th
                 Street and Van Buren Limited Partnership
10.12(1)    --   Form of Indemnification Agreement
10.14(4)    --   Strategic Alliance Agreement, dated as of November 12, 1996, between the Registrant and Hyatt Ventures, Inc.
10.15(4)    --   Registration Rights Agreement, dated as of November 12,
                 1996, between the Registrant and Hyatt Ventures, Inc.
10.16(4)    --   Amendment No. 2 to Amended and Restated Shareholders'
                 Agreement, dated as of November 12, 1996
10.18(5)    --   Employment Agreement between the Registrant and Thomas
                 Metzler, dated as of November 18, 1996
10.19       --   Termination Agreement, dated November 10, 1997, between the
                 Registrant and Hyatt Ventures, Inc.
10.20(6)    --   Debonair Termination Agreement, dated as of February 13,
                 1998
10.21(6)    --   Lease Termination Agreement, dated as of May 27, 1998
10.22(6)    --   Lease Surrender Agreement, dated as of May 12, 1998
10.23(7)    --   Amendment to Severance Compensation Agreement, dated as of
                 August 28, 1998
10.24(7)    --   Second Amendment to Employment Agreement, dated as of August
                 28, 1998
10.25(7)    --   Second Amendment to Employment Agreement, dated as of August
                 28, 1998
23          --   Consent of KPMG LLP
27          --   Financial Data Schedule

-------------------
(1) Incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-86928.
(2) Incorporated by reference from the Registrant's Quarterly Report on Form 1O-QSB for the fiscal period ended July 31, 1996, filed with the Securities and Exchange Commission on September 16, 1996, File No. 0-25668.
(3) Incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 333-02044.
(4) Incorporated by reference from the Registrant's Registration Statement on Form S-3, Registration No. 333-14013.
(5) Incorporated by reference from the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1997, filed with the Securities and Exchange Commission on March 17, 1997, File No. 0-25668.
(6) Incorporated by reference from the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended April 30, 1998, filed with the Securities and Exchange Commission on June 5, 1998, File No. 0-25668.
(7) Incorporated by reference from the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 1998, filed with the Securities and Exchange Commission on September 15, 1998, File No. 0-25668.

(B) REPORTS ON FORM 8-K.

     During the quarter ended October 31, 1998, the Company filed a Current Report on Form 8-K dated September 1, 1998, in which the Company disclosed information under "Item 5 -- Other Events" and a Current Report on Form 8-K dated October 29, 1998, in which the Company disclosed information under "Item 5 ---Other Events."

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          INTERACTIVE FLIGHT TECHNOLOGIES, INC.

Dated: January 14, 1999                   By: /s/ IRWIN L. GROSS
                                              ---------------------------------
                                              Irwin L. Gross,
                                              Chief Executive Officer

     In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                             TITLE                          DATE
          -- -------                            -- ---                         -- --
/s/ IRWIN L. GROSS             Chief Executive Officer and Director       January 14, 1999
------------------------------
Irwin L. Gross

/s/ JAMES W. FOX               President and Director                     January 14, 1999
------------------------------
James W. Fox

/s/ MORRIS C. AARON            Chief Financial Officer                    January 14, 1999
------------------------------ (Principal Financial Officer)
Morris C. Aaron

/s/ MARCHEA E. MALONE          Vice President -Finance                   January 14, 1999
------------------------------ (Chief Accounting Officer)
Marchea E. Malone

/s/ CHARLES T. CONDY           Director                                   January 14, 1999
------------------------------
Charles T. Condy

/s/ STEPHEN SCHACHMAN          Director                                   January 14, 1999
------------------------------
Stephen Schachman

/s/ M. MOSHE PORAT             Director                                   January 14, 1999
------------------------------
M. Moshe Porat

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report......................................          F-2

Consolidated Balance Sheets as of October 31, 1998 and 1997.......          F-3

Consolidated Statements of Operations for the years ended
  October 31, 1998 and 1997.......................................          F-4

Consolidated Statements of Stockholders' Equity for the
  years ended October 31, 1998 and 1997...........................          F-5

Consolidated Statements of Cash Flows for the years ended
  October 31, 1998 and 1997.......................................          F-6

Notes to Consolidated Financial Statements........................  F-7 to F-23

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Interactive Flight Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of Interactive Flight Technologies, Inc. and subsidiary as of October 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Interactive Flight Technologies, Inc. and subsidiary as of October 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG LLP

Phoenix, Arizona
December 11, 1998

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                     OCTOBER 31,
                                                              -------------------------
                                                                 1998          1997
                                                              -----------  -----------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $27,914,551    36,890,454
  Restricted cash...........................................    1,039,311            --
  Short-term investment securities..........................    1,762,049     1,697,023
  Accounts receivable.......................................    1,135,342     5,654,118
  Inventories, net..........................................    1,005,427     6,110,761
  Prepaid expenses..........................................      567,601       253,771
  Assets held for use.......................................      699,196            --
  Other current assets......................................      379,046       606,883
                                                              -----------  -----------
      Total current assets..................................   34,502,523    51,213,010
Investment securities.......................................    1,928,555       440,061
Note receivable from related party..........................      447,939            --
Property and equipment, net.................................      780,035     2,959,539
Other assets................................................      605,150       166,845
                                                              -----------  -----------
      Total assets..........................................  $38,264,202    54,779,455
                                                              ===========   ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 1,447,815     5,747,833
  Accrued liabilities.......................................    3,939,633     5,590,095
  Deferred revenue..........................................      453,022     2,383,904
  Accrued product warranties................................    5,369,008     4,610,687
  Current maturities of capital lease obligations...........       76,840        80,753
  Note payable..............................................      125,000            --
                                                              -----------  -----------
      Total current liabilities.............................   11,411,318    18,413,272
Accrued severance costs, noncurrent.........................           --       55,000
Capital lease obligations, less current maturities..........           --       76,840
                                                              -----------  -----------
      Total liabilities.....................................   11,411,318    18,545,112
                                                              -----------  -----------

Stockholders' equity:
  Preferred stock, par value $0.01 per share, 5,000,000
    shares authorized, none issued..........................           --           --
  Class A common stock, one vote per share, par value $0.01
    per share, 40,000,000 shares authorized; 6,125,908 and
    6,063,332 shares issued and outstanding, respectively...      183,777       181,900
  Class B common stock, six votes per share, par value $0.01 per share, 4,000,000 shares authorized; 1,244,445 shares
    issued and outstanding including 1,066,667 shares placed
    in escrow...............................................       37,334        37,334
  Additional paid-in capital................................  112,223,734   112,037,882
  Net unrealized gains on investment securities.............        6,754            --
  Accumulated deficit.......................................  (83,282,732)  (76,022,773)
  Treasury stock, at cost; 844,667 shares...................   (2,315,983)           --
                                                              -----------  -----------
      Total stockholders' equity............................   26,852,884    36,234,343
                                                              -----------  -----------

      Total liabilities and stockholders' equity............  $38,264,202    54,779,455
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              YEARS ENDED OCTOBER 31,
                                                             -------------------------
                                                                1998          1997
                                                             -----------  -----------
Revenue:
  Equipment sales..........................................  $18,038,619    10,524,828
  Service income...........................................    1,104,342       575,881
                                                             -----------  -----------
                                                              19,142,961    11,100,709
                                                             -----------  -----------

Costs and expenses:
  Cost of equipment sales..................................   15,523,282    24,646,334
  Cost of service income...................................      238,837       232,126
  Provision for doubtful accounts..........................        9,869       216,820
  Research and development expenses........................    1,092,316     7,821,640
  General and administrative expenses......................   11,387,872    12,574,223
  Special charges..........................................      400,024    19,649,765
  Bad debt recoveries......................................           --   (1,064,284)
                                                             -----------  -----------
                                                              28,652,200    64,076,624
                                                             -----------  -----------
        Operating loss.....................................   (9,509,239)  (52,975,915)

Other:
  Interest expense.........................................      (11,954)      (13,423)
  Interest income..........................................    2,251,055     2,170,675
  Other income (expense)...................................       10,179      (203,649)
                                                             -----------  -----------
        Net loss...........................................  $(7,259,959)  (51,022,312)
                                                             ===========   ===========
Basic and diluted net loss per share of common stock.......  $     (1.22)        (8.89)
                                                             ===========   ===========
Weighted average shares outstanding........................    5,933,004     5,738,987
                                                             ===========   ===========

          See accompanying notes to consolidated financial statements.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                            CLASS A                CLASS B
                                          COMMON STOCK          COMMON STOCK        ADDITIONAL
                                      --------------------  -------------------      PAID-IN
                                       SHARES     AMOUNT     SHARES    AMOUNT        CAPITAL
                                      ---------  --------  ---------  -------      ------------
Balance as of October 31, 1996......  2,700,683   $ 81,020   1,320,000   $39,600   $ 42,587,712
  Class A common stock issued for
    services received (20,000
    shares).........................     20,000        600          --       --       466,275
  Class A common stock issued
    pursuant to Class B warrant
    exercise offer..................  3,266,587     97,998          --       --    73,491,777
  Registration costs................         --        --           --       --    (4,481,164)
  Redemption of Class B warrants....         --        --           --       --       (40,576)
  Class A common stock issued under
    stock option plan pursuant to
    cashless exercise option........        507         16          --       --        13,858
  Automatic conversion of Class B
    shares to Class A shares upon
    sale to non-holder of Class B
    shares..........................     75,555      2,266     (75,555)   (2,266)            --
  Net loss..........................         --        --         --       --            --
                                      ---------  --------  ---------  -------  ------------
Balance as of October 31, 1997......  6,063,332    181,900   1,244,445    37,334    112,037,882
  Net unrealized gains on investment
    securities......................         --        --         --       --            --
  Issuance of common stock pursuant
    to bonus plan...................     62,576      1,877          --       --       185,852
  Treasury stock purchases (844,667
    shares).........................         --        --         --       --            --
  Net loss..........................         --        --         --       --            --
                                      ---------  --------  ---------  -------  ------------
Balance as of October 31, 1998......  6,125,908   $183,777   1,244,445   $37,334   $112,223,734
                                      =========   ========   =========   =======   ============

                                     NET UNREALIZED
                                       GAINS ON                                         TOTAL
                                      INVESTMENT     ACCUMULATED       TREASURY     STOCKHOLDERS'
                                      SECURITIES       DEFICIT           STOCK         EQUITY
                                     --------------  ------------     -----------  -------------

Balance as of October 31, 1996......    $   --       $(25,000,461)    $        --   $17,707,871
  Class A common stock issued for
    services received (20,000
    shares).........................        --                 --              --       466,875
  Class A common stock issued
    pursuant to Class B warrant
    exercise offer..................        --                 --              --    73,589,775
  Registration costs................        --                 --              --    (4,481,164)
  Redemption of Class B warrants....        --                 --              --       (40,576)
  Class A common stock issued under
    stock option plan pursuant to
    cashless exercise option........        --                 --              --        13,874
  Automatic conversion of Class B
    shares to Class A shares upon
    sale to non-holder of Class B
    shares..........................        --                 --              --            --
  Net loss..........................        --        (51,022,312)             --   (51,022,312)
                                        ------       ------------     -----------   -----------
Balance as of October 31, 1997......        --        (76,022,773)             --    36,234,343
  Net unrealized gains on investment
    securities......................     6,754                  --             --         6,754
  Issuance of common stock pursuant
    to bonus plan...................        --                 --              --       187,729
  Treasury stock purchases (844,667
    shares).........................        --                 --      (2,315,983)    (2,315,983)
  Net loss..........................        --         (7,259,959)             --    (7,259,959)
                                        ------       ------------     -----------   -----------
Balance as of October 31, 1998......    $6,754        $(83,282,732)   $(2,315,983)   $26,852,884
                                        ======        ============    ===========    ===========

          See accompanying notes to consolidated financial statements.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED OCTOBER 31,
                                                              -------------------------
                                                                 1998          1997
                                                              -----------  -----------
Cash flows from operating activities:
  Net loss..................................................  $(7,259,959)  (51,022,312)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................    1,338,017     1,815,779
    Expense recognized upon issuance of stock options,
     warrants and shares of Class A common stock............           --      480,749
    Provision for doubtful accounts.........................        9,869       216,820
    Provision for inventory valuation.......................           --    8,297,933
    Special charges.........................................     (606,507)   19,649,765
    Loss on disposals of property and equipment.............    1,006,531       203,649
    Changes in assets and liabilities, net of acquisition:
      Decrease (increase) in accounts receivable............    4,505,074    (3,815,139)
      Decrease in provision for doubtful accounts...........           --   (1,949,197)
      Decrease (increase) in inventories....................    5,105,334   (12,563,721)
      Increase in note receivable...........................     (447,939)           --
      (Increase) decrease in prepaid expenses, other current
       assets and other assets..............................     (532,338)      183,394
      (Decrease) increase in accounts payable...............   (4,284,167)    1,673,893
      Decrease in accrued liabilities.......................     (892,345)     (584,655)
      (Decrease) increase in deferred revenue...............   (1,930,882)    2,383,904
      Increase in accrued product warranties................      758,321       836,667
                                                              -----------  -----------
         Net cash used in operating activities..............   (3,230,991)  (34,192,471)
                                                              -----------  -----------
Cash flows from investing activities:
  Maturities of investment securities.......................    2,468,880     6,810,275
  Purchases of investment securities........................   (4,015,616)   (2,137,084)
  Purchases of property and equipment.......................      (77,013)  (10,341,561)
  Proceeds from sale of equipment...........................        3,620            --
  Increase in restricted cash...............................   (1,039,311)           --
  Purchase of Johnny Valet, Inc.............................     (688,736)           --
                                                              -----------  -----------
         Net cash used in investing activities..............   (3,348,176)   (5,668,370)
                                                              -----------  -----------
Cash flows from financing activities:
  Payments on capital lease obligations.....................      (80,753)      (53,085)
  Repurchase of common stock................................   (2,315,983)           --
  Proceeds from issuance of common stock....................           --   73,589,775
  Registration costs........................................           --   (4,481,164)
  Redemption of Class A and Class B warrants................           --      (40,576)
                                                              -----------  -----------
         Net cash provided by (used in) financing
           activities.......................................   (2,396,736)   69,014,950
                                                              -----------  -----------
         Net increase (decrease) in cash and cash
           equivalents......................................   (8,975,903)   29,154,109
Cash and cash equivalents at beginning of year..............   36,890,454     7,736,345
                                                              -----------  -----------
Cash and cash equivalents at end of year....................  $27,914,551    36,890,454
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            OCTOBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(A) DESCRIPTION OF BUSINESS

     Interactive Flight Technologies, Inc. and subsidiary (the "Company" or "IFT") is engaged in the development, manufacturing and marketing of a computer-based in-flight entertainment network (entertainment network or shipsets) which provides aircraft passengers the opportunity to view movies, purchase goods and services, play computer games and, in certain cases where permitted by applicable law, gamble through an in-seat video touch screen. The Company also operates a retail dry cleaning facility in San Diego, California.

(B) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Interactive Flight Technologies, Inc. and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

(C) REVERSE STOCK SPLIT

     On October 30, 1998, the stockholders of the Company approved a one-for-three reverse stock split on the Company's Class A common stock and Class B common stock. One share will be issued for three shares of Common Stock held by stockholders of record as of the close of business on November 2, 1998.

     All references to the number of common shares, per share amounts and stock option data elsewhere in the consolidated financial statements and related footnotes have been restated as appropriate to reflect the effect of the reverse split for all periods presented.

(D) CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash and cash equivalents.

(E) RESTRICTED CASH

     At October 31, 1998, the Company held restricted cash of $1,039,311 in a trust fund for payments required under consulting and severance agreements with three former executives of the Company. See Note 13.

(F) INVESTMENT SECURITIES

     Investment securities consist of debt securities with a maturity greater than three months at the time of purchase. In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115") the debt securities are classified as available-for-sale and carried at fair value, based on quoted market prices or classified as held-to-maturity and carried at amortized cost. The net unrealized gains or losses on these investments are reported in stockholders' equity, net of tax. The specific identification method is used to compute the realized gains and losses on the debt securities.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES -- (CONTINUED)

(G) INVENTORIES

     Inventories consisting principally of entertainment network components are stated at the lower of cost (first-in, first-out method) or market.

(H) GOODWILL

     The Company classifies as goodwill the excess of the purchase price over the fair value of the net assets acquired in a purchase transaction and goodwill is amortized over 10 years using the straight line method. At October 31, 1998, goodwill is included in assets held for sale on the consolidated balance sheet. See Note 5.

(I) PROPERTY AND EQUIPMENT

     Property and equipment are stated at the lower of cost or net realizable value. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are depreciated using the straight-line method over the shorter of the underlying lease term or asset life.

     Assets acquired under capital lease arrangements have been recorded at the present value of the future minimum lease payments and are being amortized on a straight line basis over the estimated useful life of the asset or lease term, whichever is shorter. Amortization of this equipment is included in depreciation and amortization expense.

(J) REVENUE RECOGNITION

     The Company's revenue derived from sales and installation of equipment is recognized upon installation and acceptance by the customer. Fees derived from servicing installed shipsets is recognized when earned, according to the terms of the service contract. Revenue pursuant to contracts that provide for revenue sharing with the airlines and/or others is recognized as cash is received in the amount of IFT's retained portion of the cash pursuant to the revenue sharing agreement. Revenue earned pursuant to extended warranty agreements is recognized ratably over the warranty period.

(K) DEFERRED REVENUE

     Deferred revenue represents the gross profit on advance billings of equipment sales as allowed under installation and extended warranty contracts.

(L) RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred except for development costs required by a customer contract. Development costs incurred pursuant to contractual obligations are allocated to aircraft based on seat installations. These development costs are expensed as cost of goods sold upon installation of the complete aircraft and acceptance by the customer.

(M) WARRANTY COSTS

     The Company provides, by a current charge to income, an amount it estimates will be needed to cover future warranty obligations for products sold with an initial warranty period. Revenue and expenses under extended warranty agreements are recognized ratably over the term of the extended warranty.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES -- (CONTINUED)

(N) IMPAIRMENT OF LONG-LIVED ASSETS

     The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

(O) INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(P) LOSS PER SHARE

     In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share". SFAS No. 128 replaced the calculation of primary and fully diluted loss per share with basic and diluted loss per share. Unlike primary loss per share, basic loss per share excludes any dilutive effects of options, warrants and convertible securities. Diluted loss per share is very similar to the previously reported fully diluted loss per share. All loss per share amounts for all periods have been presented, and where appropriate, restated to conform to the SFAS No. 128 requirements. Weighted average shares for purposes of the loss per share calculation do not include 1,066,667 shares placed in escrow at October 31, 1998 and 1997 due to the fact that they are contingently issuable and 685,610 and 710,717 stock options outstanding at October 31, 1998 and 1997, respectively, because their inclusion would have been anti-dilutive.

(Q) STOCK-BASED COMPENSATION

     In accordance with the provisions of Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company measures stock-based compensation expense as the excess of the market price at the grant date over the amount the employee must pay for the stock. The Company's policy is to generally grant stock options at fair market value at the date of grant; accordingly, no compensation expense is recognized. As permitted, the Company has elected to adopt the pro forma disclosure provisions only of SFAS No. 123, "Accounting for Stock-Based Compensation". See Note 9.

(R) RECLASSIFICATIONS

     Certain reclassifications have been made to the 1997 consolidated financial statements to conform to the 1998 presentation.

(S) USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Additionally, such estimates and assumptions affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES -- (CONTINUED)

(T) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," to establish standards for reporting and display of comprehensive income (all changes in equity during a period except those resulting from investments by and distributions to owners) and its components in financial statements. This new standard, which will be effective for the Company for the fiscal year ending October 31, 1999, is currently anticipated to be applicable for the unrealized gains or losses on investment securities included in the consolidated statement of stockholders' equity.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," to establish standards for reporting information about operating segments in annual financial statements, selected information about segments in interim financial reports and disclosures about products and services, geographic areas and major customers. This new standard, which will be effective for the Company for the fiscal year ending October 31, 1999, will require the Company to report financial information on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments, which may result in more detailed information in the notes to the Company's financial statements than is currently required and provided.

(2) INVESTMENTS

     A summary of investments by major security type at October 31, 1998 and 1997 follows:

                                                            GROSS        GROSS
                                                          UNREALIZED   UNREALIZED
                                             AMORTIZED     HOLDING      HOLDING
                                                COST        GAINS        LOSSES     FAIR VALUE
                                             ----------  ----------  ----------  ----------
OCTOBER 31, 1998
Available-for-sale:
  Corporate debt securities................  $3,683,850     $6,754       $  --     $3,690,604
                                             ==========     ======       =====      ==========
OCTOBER 31, 1997
Held-to-maturity:
  Corporate debt securities................  $2,137,084     $  306       $(131)     $2,137,259
                                             ==========     ======       =====      ==========

     Maturities of securities at October 31, 1998 and 1997 follow:

                                                  1998                       1997
                                         -----------------------   -----------------------
                                         AMORTIZED                  AMORTIZED
                                           COST       FAIR VALUE       COST      FAIR VALUE
                                         ----------   ----------    ----------   ----------
Available-for-sale:
  Due within one year..................  $1,759,728    $1,762,049   $       --   $       --
  Due after one year...................   1,924,122     1,928,555           --           --
                                         ----------   ----------    ----------   ----------
                                         $3,683,850    $3,690,604   $       --   $       --
                                         ==========    ==========   ==========   ==========
Held-to-maturity:
  Due within one year..................  $       --   $       --    $1,697,023   $1,697,062
  Due after one year...................          --           --       440,061      440,197
                                         ----------   ----------    ----------   ----------
                                         $       --   $       --    $2,137,084   $2,137,259
                                         ==========   ==========    ==========   ==========

     A one-time reclassification was made effective October 31, 1998 upon reassessment of the appropriateness of the classifications of all securities held. Securities with an amortized cost of $3,683,850 were transferred from securities classified as held-to-maturity to securities classified as available-for-sale. The unrealized gain on the securities transferred was $6,754. The Company

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS --(CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(2) INVESTMENTS --(CONTINUED)

reclassified the securities since they may be sold in response to needs for liquidity or changes in interest rates.

(3) ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following as of October 31, 1998 and 1997:

                                                  1998         1997
                                               ----------   ----------
Trade accounts receivable....................  $1,130,648   $4,883,043
Other........................................       4,694      771,075
                                               ----------   ----------
     Accounts receivable.....................  $1,135,342   $5,654,118
                                               ==========   ==========

(4) INVENTORIES

     Inventories consist of the following as of October 31, 1998 and 1997:

                                                 1998         1997
                                              ----------   -----------
Raw materials...............................  $2,192,442   $ 4,074,492
Work in process.............................   3,439,888     4,828,173
Finished goods..............................   4,102,702     8,387,991
                                              ----------   -----------
                                               9,735,032    17,290,656
Less provision for inventory valuation......  (8,729,605)  (11,179,895)
                                              ----------   -----------
     Inventories, net.......................  $1,005,427   $ 6,110,761
                                              ==========   ===========

(5) ASSETS HELD FOR USE

     On July 24, 1998, the Company purchased the assets of Johnny Valet, Inc. a retail dry cleaning plant in San Diego, California. The Company paid $688,736 in cash and signed a note payable for $125,000. The non-interest-bearing note is due on January 10, 1999. The acquisition was accounted for utilizing the purchase method of accounting with the purchase price being allocated to the assets acquired and liabilities assumed based on their fair values. The excess of the purchase price over the fair value of assets acquired of $543,150 was recorded as goodwill and is being amortized over ten years.

     In October 1998, the Company decided to not continue to pursue its strategy of consolidating the dry cleaning industry and determined that it would sell the assets of Johnny Valet, Inc. Goodwill was written down by $106,000 to reflect a reduction in the estimated amortizable life of the goodwill. The net assets held for use total $699,196 and have been classified as current assets on the consolidated balance sheet as of October 31, 1998. Operations of Johnny Valet, Inc. for the period from July 24, 1998 to October 31, 1998 resulted in a loss of $134,820 net of tax, including goodwill write-downs, and are included in the consolidated statement of operations for the year ended October 31, 1998.

(6) NOTE RECEIVABLE

     On October 21, 1998, the Company loaned Ocean Castle Investments, LLC (Ocean Castle) $447,939 to execute a block purchase of shares of the Company's Class A common stock from an unrelated third party. The Company's Chief Executive Officer is a principal of Ocean Castle. The note bears interest at the prime rate plus 1% with all interest and principal due October 21, 2001. The note is secured by 99,542 shares of the Company's Class A common stock.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(7) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of October 31, 1998 and 1997:

                                                 1998         1997
                                              ----------   -----------
Leasehold improvements......................  $  237,551   $   472,901
Purchased software..........................     149,703       274,617
Furniture...................................     138,609       526,900
Equipment...................................     903,873     2,744,073
Shipsets and shipsets under construction....          --     8,496,431
                                              ----------   -----------
                                               1,429,736    12,514,922
Less accumulated depreciation...............    (649,701)   (9,555,383)
                                              ----------   -----------
     Property and equipment, net............  $  780,035   $ 2,959,539
                                              ==========   ===========

     During the year ended October 31, 1998, the Company recorded equipment write-offs of $1,006,532 which are included in special charges on the consolidated statement of operations. The write-offs are principally related to excess computers, furniture and other equipment that the Company is not utilizing.

     During the year ended October 31, 1997, the Company recorded equipment write-offs of $1,518,952 which are included in special charges in the consolidated statement of operations. The write-offs principally related to a system integration lab utilized in software development and testing. The lab equipment will not be utilized in the Company's future operations. Additionally, as of October 31, 1997, shipsets and shipsets under construction were fully reserved.

(8) ACCRUED LIABILITIES

     Accrued liabilities consist of the following as of October 31, 1998 and 1997:

                                                  1998         1997
                                               ----------   ----------
Accrued development and support costs........  $1,845,915   $2,534,689
Accrued maintenance costs....................     402,418    1,286,873
Due to related parties (see note 13).........     880,000       55,000
Other accrued expenses.......................     811,300    1,713,533
                                               ----------   ----------
     Accrued liabilities.....................  $3,939,633   $5,590,095
                                               ==========   ==========

(9) STOCK OPTION PLANS

     In October 1994, the Company adopted a Stock Option Plan (the 1994 Plan) which provides for the issuance of both incentive and nonqualified stock options to acquire up to 200,000 shares of the Company's Class A common stock. In November 1996, the Company amended and restated the 1994 Plan to increase the maximum shares that may be issued and sold under the plan to 800,000. The Company has granted options to purchase stock to various parties. All options were issued at a price equal to or greater than the market price of the Company's common stock at the date immediately prior to the grant and have a term of ten years. Options generally become exercisable after one to three years at the discretion of the Board of Directors. No further options will be granted under this plan.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(9) STOCK OPTION PLANS -- (CONTINUED)

     In June 1997, the Company established a 1997 Stock Option Plan (the 1997
Plan). Options exercisable for a total of 500,000 shares of the Company's Class A common stock are issuable under the 1997 Plan. The 1997 Plan is administered by the Board of Directors of the Company (or a committee of the Board) which determines the terms of options granted under the 1997 Plan, including the exercise price and the number of shares subject to the option. The 1997 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. During fiscal 1998, 240,499 stock options with up to a three-year vesting period were granted at exercise prices ranging from $1.875 to $4.50. As of October 31, 1998, 258,557 stock options under the 1997 Plan remained available for grant.

     On February 10, 1998, the Company adopted a plan to reduce the exercise price on the stock options under the Company's 1994 and 1997 Plans on specified dates to $2.625 provided the holder is a current employee on the applicable future dates. The exercise price on one-half of each outstanding option was reduced to $2.625 on October 10, 1998 pursuant to the plan. A similar reduction in the exercise price for the remaining half of the options will occur on April 10, 1999, provided the option holder is still employed by the Company at that time.

     During the year ended October 31, 1998, the Company granted stock options to purchase 33,333 shares of Class A common stock at an exercise price of $4.50 to each of three stockholders of the Company. The options were granted in exchange for consulting services. See Note 13.

     In accordance with the provisions of APB 25, the Company measures stock-based compensation expense as the excess of the market price at the grant date over the amount the employee must pay for the stock. The Company's policy is to generally grant stock options at fair market value at the date of grant, so no compensation expense is recognized. As permitted, the Company has elected to adopt the disclosure provisions only of SFAS No. 123.

     Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net loss and net loss per share on a pro forma basis would be as indicated below:

                                               YEARS ENDED OCTOBER 31,
                                            -----------------------------
                                               1998              1997
                                            -----------      ------------
Net loss:
  As reported.............................  $(7,259,959)     $(51,022,312)
                                            ===========      ============
  Pro forma...............................  $(7,666,463)     $(53,486,930)
                                            ===========      ============
Basic and diluted net loss per share:
  As reported.............................  $     (1.22)     $      (8.89)
                                            ===========      ============
  Pro forma...............................  $     (1.29)     $      (9.32)
                                            ===========      ============

     Pro forma net losses reflect only options granted in fiscal 1998, 1997 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting period and compensation cost for options granted prior to November 1995 are not considered under SFAS No. 123.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(9) STOCK OPTION PLANS -- (CONTINUED)

     For purposes of the SFAS No. 123 pro forma net loss and net loss per share calculations, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in fiscal 1998 and 1997:

                                                  YEARS ENDED OCTOBER 31,
                                                  ------------------------
                                                   1998              1997
                                                  ------            ------
Dividend yield..................................      0%                0%
Expected volatility.............................  71.62%            71.62%
Risk free interest rate.........................   5.65%             6.12%
Expected lives (years)..........................    5.0               5.0

     Activity related to the stock option plans is summarized below:

                                                              YEARS ENDED OCTOBER 31,
                                               ------------------------------------------------------
                                                         1998                          1997
                                               ------------------------     ------------------------
                                                               WEIGHTED                      WEIGHTED
                                                               AVERAGE                       AVERAGE
                                               NUMBER OF       EXERCISE      NUMBER OF       EXERCISE
                                                 SHARES         PRICE          SHARES         PRICE
                                               ----------     --------       ----------      --------
Balance at the beginning of year.............    710,717        $24.15         534,900        $29.43
Granted......................................    240,499          3.01         282,233         22.32
Exercised....................................         --           --         (2,983)          21.72
Forfeited....................................   (265,606)        21.94        (103,433)        23.82
                                                --------                      --------
Balance at the end of year...................    685,610         17.42         710,717         24.15
                                                ========                      ========
Exercisable at the end of year...............    426,311         24.70         428,928         24.48
                                                ========                      ========
Weighted-average fair value of options
  granted during the year....................   $   1.91                      $  14.04
                                                ========                      ========

     The following table summarizes the status of outstanding stock options as of October 31, 1998:

                                                 OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                        -------------------------------------  ----------------------
                                                        WEIGHTED
                                                        AVERAGE      WEIGHTED                 WEIGHTED
                                         NUMBER OF     REMAINING     AVERAGE     NUMBER OF    AVERAGE
                                          OPTIONS     CONTRACTUAL    EXERCISE     OPTIONS     EXERCISE
RANGE OF EXERCISE PRICES                OUTSTANDING   LIFE (YEARS)    PRICE     EXERCISABLE    PRICE
-------------------------               -----------  ------------  --------     -----------   --------
$ 1.87 -$13.50.......................    279,029         9.58        $ 4.20       42,533      $10.60
$15.00 -$23.82.......................      7,750         7.83         19.55        5,250       18.94
$24.00................................   249,582         7.92         24.00      246,113       24.00
$28.86 -$43.14.......................    149,249         7.67         31.00      132,415       30.75
                                         -------                                 -------
                                         685,610                                 426,311
                                         =======                                 =======

     At the discretion of the Board of Directors, the Company may allow optionees to elect to receive shares equal to the market value of the option, in lieu of delivery of the exercise price in cash. The market value of the shares issued is charged to compensation expense. As a result of optionees selecting this exercise option, 507 shares of stock were issued upon the exercise of 2,950 options during the fiscal year ended October 31, 1997. Compensation expense of $13,874 is included in the accompanying consolidated statement of operations for the year ended October 31, 1997.

(10) BENEFIT PLAN

     The Company has adopted a defined contribution benefit plan that complies with section 401(k) of the Internal Revenue Code and provides for discretionary Company contributions. Employees who

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(10) BENEFIT PLAN -- (CONTINUED)

complete three months of service are eligible to participate in the Plan. The Company did not make any contributions to the Plan for the years ended October 31, 1998 or 1997.

(11) STOCKHOLDERS' EQUITY

     The Company's capital stock consists of Class A and Class B common stock. Holders of Class A common stock have one vote per share and holders of Class B common stock have six votes per share. Shares of Class B common stock are automatically convertible into an equivalent number of shares of Class A common stock upon the sale or transfer of such shares to a non-holder of Class B common stock.

(A) STOCK REPURCHASE ACTIVITY

     In connection with a stock repurchase program authorized by the Board of Directors on December 17, 1997, the Company purchased a total of 844,667 shares of the Company's Class A common stock in open market activities at a total cost of $2,315,983. On October 30, 1998, the Board of Directors authorized another repurchase program whereby the Company may repurchase up to 666,667 shares of its Class A common stock on the open market.

(B) ESCROW SHARES

     As a condition of the Company's initial public offering in March 1995, the underwriter required that an aggregate of 1,066,667 shares of the Company's Class B common stock be designated as escrow shares. The escrow shares are not assignable or transferable until certain earnings or market price criteria have been met. If the conditions are not met by January 31, 1999, such shares will be canceled and contributed to the Company's capital.

     Of the escrow shares, 416,667 shares will be released from escrow, on a pro rata basis, if and only if, one or more of the following conditions is/are met:

     * the Company's pretax income, exclusive of extraordinary items amount to at least $5,900,000 for fiscal 1995 or fiscal 1996, $8,000,000 for fiscal 1997 or $10,100,000 for fiscal 1998;

     * the closing bid price of the Company's Class A common stock is in excess of $48.00 for a 30-day period during the 18-month period following the public offering or in excess of $60.00 for a 30-day period in the subsequent 18-month period.

     The remaining 650,000 escrow shares will be released from escrow, if and only if, one or more of the following conditions is/are met:

     * the Company's pretax income, exclusive of extraordinary items, amounts to at least $8,500,000 for fiscal 1995 or fiscal 1996, $11,500,000 for fiscal 1997 or $14,500,000 for fiscal 1998;

     * the closing bid price of the Company's Class A common stock is in excess of $66.00 for a 30-day period during the 18-month period following the public offering or in excess of $84.00 for a 30-day period in the subsequent 18-month period.

     The shares will also be released under certain circumstances if the Company is acquired or merged.

     As restrictions on such shares are removed, they will be accounted for as issued for services rendered and the fair value of such shares will be charged to operations as compensation expense. Management believes the criteria will not be met and such shares would then revert to the Company's treasury.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(11) STOCKHOLDERS' EQUITY -- (CONTINUED)

(C) WARRANTS

     The following table summarizes warrant activity for the years ended October 31, 1998 and 1997:

                                                  CLASS B     CLASS C   CLASS D   CLASS E
                                                -----------   -------   -------   -------
Outstanding as of October 31, 1996............    3,536,482    55,000    55,000        --
Issued in connection with advisory services...           --        --        --    50,000
Issued in connection with amendment of license
  agreement...................................           --        --        --    16,667
Exercise of Class B warrants..................   (3,266,587)       --        --        --
Redemption of Class B warrants................     (269,895)       --        --        --
                                                -----------   -------   -------   -------
Outstanding as of October 31, 1997 and
  October 31, 1998............................           --    55,000    55,000    66,667
                                                ===========   =======   =======   =======
Exercise price................................  $     29.25   $ 33.00   $ 42.00   $ 24.00
                                                ===========   =======   =======   =======

     Each Class B, Class C, Class D and Class E warrant entitles the holder to one share of Class A common stock. All outstanding warrants are exercisable as of October 31, 1998.

     On November 22, 1996, the Company offered to the holders of its Class B warrants to reduce the exercise price of the Class B warrants to $22.50 per share from $29.25 per share upon the exercise of each Class B warrant exercised by December 24, 1996. As a result of this offer, 3,266,587 shares of Class A common stock were issued upon the exercise of 3,266,587 Class B warrants, yielding net proceeds of approximately $69,100,000, net of commissions and expenses approximating $4,480,000. Previously on October 23, 1996, the Company had notified the remaining Class B warrant holders of its intent to call all outstanding Class B warrants for redemption on January 17, 1997. The Company redeemed 269,895 Class B warrants at $.15 per warrant.

     In November 1996, the Company issued stock purchase warrants to purchase 50,000 shares of Class A common stock at $29.63 per share to Houlihan Lokey Howard & Zukin in exchange for advisory services. The exercise period of the warrants expires in November 2001. On January 6, 1997, the Company lowered the exercise price of the stock purchase warrants to $24 per share, such price being the trading price of the Class A common stock at the close of the previous business day.

     In November 1996, the Company issued stock purchase warrants to purchase 16,667 shares of Class A common stock at $32.25 per share in connection with the amendment and restatement of a License Agreement with FortuNet. The exercise period of the warrants expires in November 2001. On January 6, 1997, the Company lowered the exercise price of the stock purchase warrants to $24 per share, such price being the trading price of the Class A common stock at the close of the previous business day.

(D) UNIT PURCHASE OPTIONS

     In conjunction with the Company's initial public offering in March 1995, the Company agreed to sell to the underwriter and its designees, for nominal consideration, a unit purchase option to purchase up to 93,333 units. Each unit consists of one share of Class A common stock, one redeemable Class A warrant and one redeemable Class B warrant. The warrants are not subject to redemption by the Company unless, on the redemption date, the unit purchase option has been exercised and the underlying warrants are outstanding. The unit purchase option is exercisable during the four-year period commencing one year from the date of the initial public offering at an exercise price of $18.00 per unit, subject to certain events.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(12) INCOME TAXES

     Income tax benefit differed from the amounts computed by applying the U.S. Federal corporate income tax rate of 34% to net loss as a result of the following:

                                                        1998           1997
                                                     -----------   ------------
Computed expected tax benefit......................  $ 2,468,386   $ 17,347,586
Change in valuation allowance......................   (2,127,293)   (17,328,254)
Nondeductible severance payments...................     (416,498)            --
Other..............................................       75,405        (19,332)
                                                     -----------   ------------
                                                     $        --   $         --
                                                     ===========   ============

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are presented below:

                                                        1998           1997
                                                     -----------   ------------
Deferred tax assets:
  Net operating loss carryforward..................  $18,836,132   $ 13,014,307
  Property and equipment...........................    1,135,837      3,088,482
  Deferred start-up costs..........................      825,091      1,159,948
  Accrued product warranty costs...................    1,825,463      1,567,634
  Issuance of stock options and warrants...........      864,577        866,879
  Provision for inventory valuation................    2,968,066      3,801,164
  Accrued liabilities..............................    1,198,426      1,299,329
  Deferred revenue.................................      154,027        810,527
  Other............................................      133,205        205,261
                                                     -----------   ------------
                                                      27,940,824     25,813,531
Less valuation allowance...........................  (27,940,824)   (25,813,531)
                                                     -----------   ------------
        Net deferred tax asset.....................  $        --   $         --
                                                     ===========   ============

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has provided a valuation allowance for 100% of the deferred tax assets as the likelihood of realization cannot be determined. As of October 31, 1998, the Company has a net operating loss (NOL) carryforward for federal income tax purposes of approximately $55,400,000, which begins to expire in 2009, and a research and experimentation tax credit of approximately $247,000. The Company likely underwent a change in ownership in accordance with Internal Revenue Code Section 382, the effect of which has not yet been determined by the Company. This change would effect the timing of the utilization of the NOL, as well as the amount of the NOL which may ultimately be utilized, though it is not expected to materially effect the amount of the NOL carryforward.

(13) RELATED PARTY TRANSACTIONS

     During the year ended October 31, 1998, the Company executed severance agreements with three former officers, pursuant to which the Company paid the former officers $3,053,642. In addition, the

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(13) RELATED PARTY TRANSACTIONS -- (CONTINUED)

Company executed consulting agreements with the three former officers with varying terms expiring through September 1999. The consulting agreements require payments totaling $735,000 over the various terms. As of October 31, 1998, $133,750 has been paid under the consulting agreements, $175,000 has been included in accrued liabilities in the consolidated balance sheet and $308,750 has been included in general and administrative expenses in the consolidated statement of operations. Additionally, the Company's stockholders' agreement with principal stockholders covering certain corporate governance matters was canceled.

     The Company's Chief Executive Officer is a principal of Ocean Castle Investments, LLC (Ocean Castle) which maintains administrative offices for the Company's Chief Executive Officer, Corporate Secretary and certain other employees of the Company. The Company has an agreement with Ocean Castle whereby the Company will pay for all reasonable and ordinary expenses incurred by Ocean Castle in operating such offices and furthering the Company's business.

     During the year ended October 31, 1998, Ocean Castle executed consulting agreements with two principal stockholders of the Company. The rights and obligations of Ocean Castle under the agreements were assumed by the Company. The consulting agreements require payments aggregating $1,000,000 to each of the consultants through December 2003 in exchange for advisory services. Each of the consultants also received stock options to purchase 33,333 shares of Class A common stock at an exercise price of $4.50. Additionally, the Company also granted stock options to purchase 33,333 shares of Class A common stock at an exercise price of $4.50 to another stockholder of the Company. The options were granted in exchange for consulting services.

     During the year ended October 31, 1998, the Company extended by one year a consulting agreement with a former officer of the Company pursuant to which the Company will pay $55,000 for services received during the period November 1999 through October 2000.

     The Company has entered into a consulting agreement with First Lawrence Capital Corp. (First Lawrence) to perform various financial advisory services related to ongoing business development and management. The managing director of First Lawrence is also a director of the Company. After the date of the independent auditors' report, the Company retained, on a full time basis as President and Chief Operating Officer, the services of the managing director of First Lawrence effective December 12, 1998. Accordingly, the Company will enter into an employment contract with such individual. During the year ended October 31, 1998, the Company paid $11,846 under the First Lawrence consulting agreement. The Company executed a consulting agreement with the Whitestone Group, LLC, a shareholder of First Lawrence. Pursuant to the agreement, the Company will pay $250,000 for consulting services received during fiscal 1998.

     The Company has an Intellectual Property License and Support Services Agreement (the License Agreement) for certain technology with FortuNet, Inc. (FortuNet). FortuNet is owned by a principal stockholder and previous director of the Company. The License Agreement provides for an annual license fee of $100,000 commencing in October 1994 and continuing through November 2002. The Company paid FortuNet $100,000 during each of the years ended October 31, 1998 and 1997. As of October 31, 1998, the remaining commitment of $400,000 is included in accrued liabilities on the consolidated balance sheet.

     The Company had a letter agreement dated May 28, 1996 with a specialty investment-banking firm (the Firm) to act as the Company's financial advisor. The senior managing director of this Firm is also a former director of the Company. The Company paid the Firm $811,687 during the year ended October 31, 1997.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(13) RELATED PARTY TRANSACTIONS -- (CONTINUED)

     The Company had a consulting agreement with Worldwide Associates (Worldwide) to perform various consulting services. The chairman and president of Worldwide is also a former director of the Company. The Company paid Worldwide $56,063 during the year ended October 31, 1997.

     In November 1996, the Company executed a Strategic Alliance Agreement (Alliance Agreement) with Hyatt Ventures, Inc. (Hyatt), an affiliate of Hyatt Corporation. The president of Hyatt is also a former director of the Company. Under the terms of the Alliance Agreement, Hyatt, directly and through certain of its affiliates, agreed to use its best commercial efforts to assist the Company in advancing the Company's business with respect to the entertainment network. The Alliance Agreement was terminated in November 1997 as a result of changing market conditions. In January 1997, the Company issued 20,000 unregistered shares of Class A common stock to Hyatt in connection with Hyatt acting as a guarantor on behalf of the Company in certain contract negotiations. As a result of the stock issuance, a charge of $466,875 is included in the consolidated statement of operations for the year ended October 31, 1997.

     During the year ended October 31, 1996, the Company executed severance agreements with three former officers pursuant to which the Company will pay severance of $752,500 over a three-year period. As of October 31, 1998, $55,000 remains to be paid under these agreements.

(14) COMMITMENTS AND CONTINGENCIES

(A) LAWSUIT

     On March 6, 1998, the Company was named as a nominal defendant in a derivative action filed in the Supreme Court of the State of New York, County of New York, entitled Barington Capital Group, L.P. et al. v. Yuri Itkis et al. (No. 98103878). The lawsuit named ten former officers and directors of the Company and alleged various breaches of fiduciary duty. On October 21, 1998, the Company settled the lawsuit with Barington Capital Group, L.P. ("Barington"). As part of the settlement, the Company engaged Barington to provide investment banking services for a period of twelve months and has paid Barington a retainer of $250,000 and a twelve-month consulting fee of $360,000. The Company also paid Barington $150,000 for reimbursement of litigation and proxy solicitation expenses. The agreement requires the payment of additional fees should the Company utilize the services of Barington through October of 1999.

(B) LEASE OBLIGATIONS

     The Company leases office space and furniture under operating and capital leases that expire at various dates through August 2000. The future minimum lease commitments under these leases and sublease rentals are as follows:

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(14) COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

                                                 CAPITAL   OPERATING   SUBLEASE
YEAR ENDING OCTOBER 31,                          LEASES     LEASES     RENTALS
------------------------                         -------   ---------   --------
1999............................................ $80,548   $ 459,008   $ 53,550
2000............................................      --     48,970         --
                                                 -------   ---------   --------
Total minimum lease payments....................  80,548   $ 507,978   $ 53,550
                                                           =========   ========
Less amount representing interest...............  (3,708)
                                                 -------

Present value of net minimum lease payments..... $76,840
                                                 =======

     Rental expense under operating leases totaled $960,745 and $920,412 for the years ended October 31, 1998 and 1997, respectively.

     Amounts capitalized under capital lease agreements are as follows as of October 31, 1998 and 1997:

                                                           1998        1997
                                                         ---------   --------
Furniture..............................................  $ 302,085   $302,085
Less accumulated amortization..........................   (293,794)   (83,334)
                                                         ---------   --------
                                                         $   8,291   $218,751
                                                         =========   ========

(C) SALES COMMITMENTS AND SPECIAL CHARGES

     The Company has entered into sales contracts with three airlines, Schweizerische Luftverkehr AG (Swissair), Debonair Airways, Ltd. (Debonair) and Alitalia Airlines, S.p.A. (Alitalia) for the manufacture and installation of its in-flight entertainment network, and to provide hardware and software upgrades, as defined in the agreements.

     Pursuant to an agreement with Swissair, Swissair purchased shipsets for the first and business class sections of sixteen aircraft for an average of $1.7 million per aircraft. Included in the purchase price was material, installation, maintenance through September 1998, one-year warranty and upgrade costs for the sixteen aircraft. As of October 31, 1998, the Company had completed installations of the entertainment network on all of these aircraft. The agreement also required the Company to install the entertainment network in the first, business and economy class sections of three additional aircraft, at no charge to Swissair. The Company was responsible for all costs including entertainment network components, installation and maintenance through September 1998 for the three aircraft. As of October 31, 1998, the Company had completed installations of the entertainment network on all of these aircraft and title to each of these three shipsets had been transferred to Swissair. The estimated material, installation, maintenance and one-year warranty and upgrade costs for these three shipsets of $14,292,404 is included in the accompanying consolidated statement of operations as a special charge for the year ended October 31, 1997. During the fiscal year ended October 31, 1998, the Company recognized a recovery of special charges of $606,508. The recovery of special charges resulted from a reduction in the number of entertainment networks requiring maintenance in the economy class sections of the Swissair aircraft and a reduction in development expenses. The Company has also entered into two letters of intent with Swissair. The first relates to a $4,700,000 order for first and business class installations on four Swissair MD-11 aircraft that are being added to the Swissair fleet.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(14) COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

The Company has also received a letter of intent from Swissair to extend the warranty on all installed systems for a second and third year at a price of $3,975,000. On December 9, 1998, the Company received notice form Swissair stating their intent to cancel the order for the four additional installations. As a result, the Company and Swissair are engaged in discussions regarding outstanding financial matters. The Swissair agreement also subjects the Company to certain penalties, which could be substantial, if the entertainment networks do not meet certain operational reliability criteria.

     On October 29, 1998, the Company was notified by Swissair of its decision to deactivate the entertainment networks on all Swissair aircraft. Swissair told the Company that this precautionary action was taken in response to recent technical investigations conducted by the Canadian Transportation Safety Board following the crash of Swissair Flight No. 111 on September 2, 1998 off the coast of Nova Scotia. However, based on investigation findings, the Company has been informed by representatives of the Canadian Transportation Safety Board and Swissair that its entertainment network has not been related, in any way, to the cause of the crash of Swissair Flight No. 111. The Company and its system integrator/installation contractor are working closely with Swissair to take the necessary steps that will allow Swissair to reactivate the systems as quickly as possible.

     Pursuant to an agreement with Debonair, the Company was to manufacture, install, operate, and maintain the entertainment network on six Debonair aircraft for a period of eight years from installation. In February 1998, the Company and Debonair signed a Termination Agreement. Pursuant to the agreement, Debonair removed the entertainment network from its aircraft and the Company paid Debonair $134,235 as full and final settlement of all of its obligations with Debonair. Included in the accompanying consolidated statement of operations for the year ended October 31, 1997 are special charges of $956,447 for the cost of the first completed shipset and $2,881,962 to write-down all inventory related to the Debonair program.

     In connection with these current agreements with Swissair and Debonair and the absence of any new entertainment network orders for the Company, property and equipment write-downs of $1,006,532 and $1,518,952 were recorded as special charges during fiscal 1998 and 1997, respectively.

     Pursuant to an agreement with Alitalia, the Company delivered five first generation shipsets for installation on Alitalia aircraft during fiscal 1996. Alitalia has notified the Company that it does not intend to continue operation of the shipsets, and the Company has indicated that it will not support the shipsets. As of October 31, 1998, the Company has accrued for estimated product warranty costs that were to be incurred under the original agreement.

(D) PURCHASE COMMITMENTS

     As of October 31, 1998, the Company had approximately $1,800,000 of purchase commitments with various vendors in anticipation of the fulfillment of the Company's sales commitments.

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 "Disclosure about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

     Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)

uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.

     Since the fair value is estimated as of October 31, 1998, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

     The carrying amount of cash and cash equivalents approximates fair value because their maturity is generally less than three months. The fair value of investment securities is approximately $3,690,604. The carrying amount of accounts receivable, accounts payable and accrued liabilities approximate fair value as they are expected to be collected or paid within ninety days of year-end. The fair value of capital lease obligations and note payable approximate the terms in the marketplace at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

(16) RISK RELATED TO CONCENTRATION IN THE VOLUME OF BUSINESS

     Sales of entertainment networks by the Company are typically made to a relatively few number of customers. This concentration of business among a few customers exposes the Company to significant risk. For the year ended October 31, 1998, one customer accounted for 98% of the Company's sales and outstanding accounts receivable from this customer was approximately $1,100,000. For the year ended October 31, 1997, one customer accounted for 95% of the Company's sales and outstanding accounts receivable from this customer were approximately $4,900,000.

(17) SUPPLEMENTAL FINANCIAL INFORMATION

     A summary of additions and deductions related to the provisions for doubtful accounts and inventory valuation for the years ended October 31, 1998 and 1997 are as follows:

                                       BALANCE AT                               BALANCE AT
                                       BEGINNING                                   END
                                        OF YEAR      ADDITIONS    DEDUCTIONS     OF YEAR
                                      -----------   -----------   ----------   -----------
PROVISIONS FOR DOUBTFUL ACCOUNTS:
  Year ended October 31, 1998.......  $        --   $        --   $       --   $        --
                                      ===========   ===========   ==========   ===========
  Year ended October 31, 1997.......  $ 1,732,377   $   216,820   $1,949,197   $        --
                                      ===========   ===========   ==========   ===========

     During the year ended October 31, 1998, the Company recorded a provision for doubtful accounts of $9,869 which is included in assets held for use.

PROVISIONS FOR INVENTORY VALUATION:
  Year ended October 31, 1998.......  $11,179,895   $        --   $2,450,290   $ 8,729,605
                                      ===========   ===========   ==========   ===========
  Year ended October 31, 1997.......  $        --   $11,179,895   $       --   $11,179,895
                                      ===========   ===========   ==========   ===========

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                           OCTOBER 31, 1998 AND 1997

(17) SUPPLEMENTAL FINANCIAL INFORMATION -- (CONTINUED)

     Supplemental disclosure of cash flow information is as follows:

                                                        YEARS ENDED OCTOBER 31,
                                                        -----------------------
                                                           1998         1997
                                                        ----------    --------
Cash paid for interest................................   $ 11,954     $ 13,423
                                                         ========     ========
Noncash investing and financing activities:
  Acquisition:
     Fair value of assets acquired....................   $813,736     $     --
     Cash paid........................................    688,736           --
     Note payable.....................................    125,000           --
                                                         ========     ========
  Capital lease obligations incurred..................   $     --     $210,678
                                                         ========     ========
  Issuance of stock under stock option plan pursuant
     to cashless exercise option......................   $     --     $ 13,874
                                                         ========     ========
  Issuance of stock for services received.............   $187,729     $466,875
                                                         ========     ========

     Certain assets including accounts receivable, prepaid expenses, and property and equipment totaling $699,196 have been reclassified in the October 31, 1998 consolidated balance sheet to assets held for use.

                     U.S. SECURITIES AND EXCHANGE CONMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

For the quarter ended January 31, 1999

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

For the transition period from ____________ to _________________

                           Commission File No. 0-25668

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                      -------------------------------------
        (Exact Name of Small Business Issuer as Specified in Its Charter)

          Delaware                                              11-3197148
          --------                                              ----------
(State or other Jurisdiction of                             (I.R.S. Employer
Incorporation of Organization)                            Identification Number

                            4041 North Central Avenue
                                   Suite B-200
                             Phoenix, Arizona 85012
                     --------------------------------------
                    (Address of Principal Executive Offices)

                                 (602) 200-8900
                 ----------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

                                 Not Applicable
               ---------------------------------------------------
              (Former Name, Former Address and Former Fiscal Year,
                          if Changed Since Last Report)

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                Yes [X]  No [ ]

     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

            Class                            Outstanding at February 26, 1999
            -----                            --------------------------------
Class A common stock, $.01 par value                5,317,900 shares
Class B common stock, $.01 par value                 118,519 shares

                  Transitional Small Business Disclosure Format

                                Yes [ ]  No [X]

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                   Index to Consolidated Financial Statements

                                                                            PAGE
                                                                            ----
PART I.  FINANCIAL INFORMATION

Item 1.  Consolidated Financial Statements

     Condensed Consolidated Balance Sheets as of
       January 31, 1999 (unaudited)
       and October 31, 1998 (audited)..........................................3

     Condensed Consolidated Statements of Operations for
       the three months ended January 31,
       1999 and 1998 (unaudited)...............................................4

     Condensed Consolidated Statements of Cash Flows for
       the three months ended January 31, 1999 and
       1998 (unaudited)........................................................5

     Notes to Condensed Consolidated Financial
       Statements (unaudited)..................................................6

Item 2. Management's Discussion and Analysis of Financial
        Condition and Results of Operations...................................10

PART II. OTHER INFORMATION

Item 6: Exhibits and Reports on Form 8-K......................................16

     SIGNATURES ..............................................................17


                                      (2)

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                      Condensed Consolidated Balance Sheets


                                  Assets            January 31,     October 31,
                                                       1999            1998
                                                   ------------    ------------
                                                   (unaudited)
Current assets:
  Cash and cash equivalents                        $ 25,230,948    $ 27,914,551
  Restricted cash                                       782,779       1,039,311
  Short-term investment securities                    2,022,213       1,762,049
  Accounts receivable, net                              978,178       1,135,342
  Note receivable from related party                    447,939         447,939
  Inventories, net                                    1,535,209       1,005,427
  Prepaid expenses                                      431,420         567,601
  Assets held for use                                   631,389         699,196
  Other current assets                                1,097,639         379,046
                                                   ------------    ------------
         Total current assets                        33,157,714      34,950,462
                                                   ------------    ------------

Investment securities                                 1,534,832       1,928,555
Property and equipment, net                             695,054         780,035
Other assets                                            799,143         605,150
                                                   ------------    ------------

         Total assets                              $ 36,186,743    $ 38,264,202
                                                   ============    ============

                      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                 $  1,347,746    $  1,447,815
  Accrued liabilities                                 3,454,835       4,016,473
  Deferred revenue                                      939,454         453,022
  Accrued product warranties                          5,212,719       5,369,008
  Note Payable                                               --         125,000
                                                   ------------    ------------
         Total current liabilities                   10,954,754      11,411,318
                                                   ------------    ------------
Stockholders' equity:
  Preferred stock, par value $0.01 per share,
   5,000,000 shares authorized, none issued                  --              --

  Class A common stock, one vote per share,
   par value $0.01 per share, 40,000,000 shares
   authorized; 5,340,500 and 6,125,908 shares
   issued, respectively                                  53,405          61,259
  Class B common stock, six votes per share,
   par value $0.01 per share, 4,000,000 shares
   authorized; 118,519 and 1,244,445 shares
   issued and outstanding respectively                    1,185          12,445
  Additional paid-in capital                        110,074,271     112,371,141
  Net unrealized gains on investment securities           3,101           6,754
  Accumulated deficit                               (84,854,502)    (83,282,732)
  Treasury stock, at cost; 22,600 and 844,667
   shares, respectively                                 (45,471)     (2,315,983)
                                                   ------------    ------------
      Total stockholders' equity                     25,231,989      26,852,884
                                                   ------------    ------------
      Total liabilities and stockholders' equity   $ 36,186,743    $ 38,264,202
                                                   ============    ============

     See accompanying notes to condensed consolidated financial statements.

                                      (3)

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)


                                                           Three Months
                                                         ended January 31,
                                                   ----------------------------
                                                       1999            1998
                                                   ------------    ------------
Revenue:

  Equipment sales                                  $         --    $ 13,291,226

  Service income                                        324,758         118,439
                                                   ------------    ------------
                                                        324,758      13,409,665
                                                   ------------    ------------
Costs and expenses:

  Cost of equipment sales                                    --      11,567,395

  Cost of service income                                186,442           5,700

  Expenses associated with investments                  300,000              --

  Research and development expenses                          --         609,927

  General and administrative expenses                 1,880,949       1,606,431
                                                   ------------    ------------
                                                      2,367,391      13,789,453
                                                   ------------    ------------
         Operating loss                              (2,042,633)       (379,788)

Other:

  Interest income                                       442,976         545,132

  Interest expense                                       (1,689)         (3,761)

  Other income                                           29,576              --
                                                   ------------    ------------
         Net income (loss)                         $ (1,571,770)   $    161,583
                                                   ============    ============

Basic and diluted net income (loss) per share      $      (0.29)   $       0.03
                                                   ============    ============

Weighted average shares outstanding                   5,450,523       6,240,783
                                                   ============    ============

     See accompanying notes to condensed consolidated financial statements.

                                      (4)

                    INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND
                                   SUBSIDIARY
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                Three Months Ended
                                                                    January 31,
                                                           ----------------------------
                                                               1999            1998
                                                           ------------    ------------
Cash flows from operating activities:                      $ (1,571,770)   $    161,583
  Net income (loss)
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
    Provision for doubtful accounts                              18,778              --
    Depreciation and amortization                               103,389         320,357
    Changes in assets and liabilities
      Decrease in accounts receivable                           174,611       1,055,223
      Decrease (increase) in inventories                       (529,782)      3,501,444
      Increase in prepaid expenses, other current
        assets and other assets                                (772,178)       (254,653)
      Decrease in accounts payable                             (105,918)     (2,954,150)
      Decrease in notes payable                                (125,000)             --
      Increase (decrease) in accrued liabilities               (525,347)        535,880
      Increase (decrease) in deferred revenue                   486,432      (2,319,112)
      Decrease in accrued severance costs                            --         (13,750)
      Increase (decrease) in accrued product warranties        (156,290)      1,751,994
                                                           ------------    ------------
        Net cash provided by (used in) operating
           activities                                        (3,003,075)      1,784,816

Cash flows from investing activities:
  Purchases of property and equipment                            (9,805)         (5,694)
  Proceeds from sale of equipment                                 9,786              --
  Purchases of investment securities                           (921,418)       (500,547)
  Maturities of investment securities                                --         125,309
  Proceeds from sale of investment securities                 1,051,324              --
  Decrease in restricted cash                                   256,532              --
                                                           ------------    ------------
        Net cash provided by (used in) investing
          activities                                            386,419        (380,932)
                                                           ------------    ------------
Cash flows from financing activities:
  Purchases of treasury stock                                   (45,471)       (315,586)
  Payments on capital lease obligations                         (21,476)        (19,442)
                                                           ------------    ------------
        Net cash used in financing activities                   (66,947)       (335,028)
                                                           ------------    ------------

        Increase (decrease) in cash and cash equivalents     (2,683,603)      1,068,856

Cash and cash equivalents at beginning of period             27,914,551      36,890,454
                                                           ============    ============

Cash and cash equivalents at end of period                 $ 25,230,948    $ 37,959,310
                                                           ============    ============

     See accompanying notes to condensed consolidated financial statements.

                                      (5)

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


(1) Basis of Presentation

     The accompanying condensed consolidated financial statements include the accounts of Interactive Flight Technologies, Inc. and its wholly owned subsidiary (the "Company"). All intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to the amounts in the October 31, 1998 Balance Sheet to conform with the January 31, 1999 presentation.

     The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto for the fiscal year ended October 31, 1998, included in the Company's Annual Report on Form 10-KSB.

     The results of operations for the three months ended January
31, 1999 are, not necessarily indicative of the results to be expected for the entire fiscal year.

(2) Stockholders' Equity

(a) Stock Repurchase Program

     On October 30, 1998, the Board of Directors authorized the Company to repurchase up to 666,667 more shares of its Class A Common Stock on the open market. On January 11, 1999 the Company retired 844,667 shares of Class A Common Stock which were repurchased pursuant to a previous stock repurchase program authorized by the Board of Directors and held in treasury. As of January 31, 1999, the Company had repurchased an additional 22,600 shares at prices ranging from $1.4948 to $2.1250 per share,

(b) Reverse Stock Split

     On October 30, 199$, the stockholders of the Company approved a one-for-three reverse stock split of the Company's Class A common stock and Class B common stock, One share was issued for three shares of common stock held by stockholders of record as of the close of business on November 2, 1998.

                                      (6)

     All references to the number of common shares, per share amounts and stock option data elsewhere in the condensed consolidated financial statements and related footnotes have been restated as appropriate to reflect the effect of the reverse split for all periods presented.

(c) Escrow Shares

     As a condition of the Company's initial public offering in March 1995, the underwriter required that an aggregate of 1,066,667 shares of the Company's Class B common stock be designated as escrow shares. The escrow shares were not assignable or transferable until certain earnings or market price criteria were met. If the conditions were not met by January 31, 1999, such shares would be canceled and contributed to the Company's capital. The conditions contained in the Stock Escrow Agreement were not met and such shares have been cancelled and contributed to the Company's capital as of January 31, 1999.

(3) Investments

(a) Inter Lotto Ltd.

     On November 9, 1998, the Company signed a letter of intent to obtain the exclusive right to provide for the operation of daily lotteries in Great Britain, by way of a management contract with an outside third party, and will be responsible for developing, installing, marketing and operating the lottery, selecting the game and managing the network. In exchange, the Company will receive a percentage of the revenues generated by the sale of lottery tickets and will purchase from an unrelated party a 27.5% interest in Inter Lotto (UK) Ltd. ("ILL"), in the United Kingdom for (pound)200,000. ILL is a company licensed, by the Gaming Board for Great Britain, to operate daily lotteries on behalf of United Kingdom Charities.

     As of January 31, 1999 the Company has advanced ILL $212,000 in accordance with the letter of intent and has paid ILL a standstill fee of $150,000. Should a transaction not be consummated, ILL will be required to repay the advances over a period not to exceed three years. The closing of the transaction is subject to further due diligence and negotiation of final terms.

(b) Information Paradigms, Inc.

     In December 1998, the Company entered into a Letter of Intent to acquire a 55% interest in Information Paradigms, Inc. ("IPI") which it subsequently decided not to pursue. As of January 31, 1999, the Company had advanced IPI $250,000 pursuant to a one year Convertible Promissory Note.

(4) Purchase Commitments

     As of January 31, 1999, the Company had approximately $600,000 of purchase commitments with various vendors in anticipation of the fulfillment of the Company's sales commitments.

                                      (7)

(5) Subsequent Events

(a) The Network Connection, Inc.

     On February 4, 1999 the Company signed a letter of intent to merge the business of its Interactive Entertainment Division with The Network Connection, Inc. "TNCi". Under the terms of the transaction, the Company will make a $5 million cash payment to TNCi and merge the business of its Interactive Entertainment Division, which includes all operating assets and liabilities of such business, into TNCi for newly issued shares of common stock of TNCI so that IFT will own 60% of TNCi after the merger. The transaction is subject to the signing of a definitive agreement and the review and approval of TNCi shareholders. The merged entity will operate as TNCi. In connection with the proposed merger transaction, the Company entered into a $500,000 secured promissory note agreement with the related note bearing interest at 9.5% and maturing on the earlier of, i) May 15, 1999 or, ii) the date of closing of a merger transaction. The Company advanced $425,000 to TNCi as of January 31, 1999 and an additional $75,000 on February 19, 1999 pursuant to the note. As additional consideration for the note, the Company received 100,000 warrants to purchase common stock of TNCi at a price of $3.985 per share which expire in January 2004.

     TNCi develops and manufactures networked computer systems to provide customers with interactive, video-on-demand information and entertainment content on commercial aircraft, cruise ships, and trains. TNCi has also sold multimedia servers and has networked customer computers to educational institutions and to corporations to support interactive, video-based training program.

(b) Mexican Gaming Activities

     On February 18, 1999 the Company entered into a letter of intent to obtain an interest in certain Mexican gaming activities. Pursuant to such letter of intent, the Company has committed to loan $1.3 million subject to the terms of a final agreement. At the signing of the letter of intent, the Company advanced $300,000 against the $1.3 million commitment subject to the final terms of the agreement. If a final agreement is not reached by April 30, 1999, the advance will convert to a demand loan with interest accruing from the date of advance at 8% per annum.

(c) Dry Cleaning Operations

     On February 3, 1999 the Company signed a letter of intent to sell the assets of its dry cleaning operations for $750,000 in cash less fees and expenses. The transaction is expected to close in April 1999,

(d) Note Receivable

     On October 21, 1998, the Company loaned Ocean Castle Partners, LLC ("Ocean Castle") $447,939 to execute a block purchase of shares of the Company's Class A common stock from an unrelated third party. The Company's Chief Executive Officer is a principal of Ocean Castle. The note bears interest at the

                                      (8)
prime rate plus 1% with all interest and principal due October 21, 2001. The note is secured by 99,542 shares of the Company's Class A common stock. In February, 1999 Ocean Castle repaid such loan.

(e) U.S. Wireless Corporation

     On March 4, 1999, the Company agreed to make an investment in U.S. Wireless Corporation (NASDAQ: USWC), which provides wireless network infrastructure add-on systems for the emerging wireless Geo-location services marketplace, of $3 million in exchange for 30,000 shares of Series B Preferred Stock. The Company paid $1,620,000 at the closing and the balance of $1,380,000 was deposited in escrow pending approval of the issuances of such additional shares by the stockholders of U.S. Wireless. Each share of the Series B Preferred Stock of U.S. Wireless is convertible into 100 shares of Common Stock of U.S. Wireless, at the option of the Company, at any time commencing 90 days after the Closing Date, subject to adjustment upon occurrence of certain events. The Series B Preferred Stock is also subject to mandatory conversion into Common Stock at any time at the same conversion rate in the event the closing price for U.S. Wireless' Common Stock as reported on the NASDAQ is at least $5.00 per share for 30 consecutive trading days. The Series B Preferred Stock entitles the Company to a $100 per share liquidation preference before any distributions to the holders of Common Stock of U.S. Wireless in the event of a liquidation of U.S. Wireless. In addition, the Company and other holders of the Series B Preferred Stock are entitled, as a separate class, to elect one member to U.S. Wireless' Board of Directors and one additional individual as an observer to such Board. As a condition to making the investment, the Company also obtained certain registration rights relating to the registration under the Securities Act of 1933 of those shares of Common Stock of U.S. Wireless into which the Series B Preferred Stock is convertible.

                                      (9)

INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
Management's Discussion and Analysis
of Financial Condition and Results of Operations

     The following discussion should be read in conjunction with, and is qualified in its entirety by the Condensed Consolidated Financial Statements and Notes thereto of Interactive Flight Technologies, Inc. and subsidiary (the "Company") appearing elsewhere herein. Historical results are not necessarily indicative of trends in operating results for any future period.

                               Historical Overview

     Interactive Flight Technologies, Inc. and subsidiary has been engaged in the development, manufacture, installation and operation of a computer-based in-flight entertainment network ("Entertainment Network" or "system"), which provides aircraft passengers the opportunity to view movies, purchase goods and services, play computer games and, in certain cases where permitted by applicable law, gamble through an in-seat video touch screen.

     Former management had determined to exit the in-flight entertainment business in May 1998, except for continuing efforts associated with meeting its contractual obligations with its only customer, Swissair. This decision was based on a number of factors including industry trends, financial resources of the Company and the Company's inability to attract new customers. See "Outlook:
Issues and Risks" below for a discussion of new management's plan.

                                    Swissair

     On October 29, 1998, the Company was notified by Swissair of its decision to deactivate the Entertainment Network an all Swissair aircraft. Swissair told the Company that this precautionary action was taken in response to technical investigations conducted by the Canadian Transportation Safety Board following the crash of Swissair Flight No. 111 on September 2, 1998 off the coast of Nova Scotia. However, based on investigation findings, the Company has been informed by representatives of the Canadian Transportation Safety Board and Swissair that its Entertainment Network has not been related, in any way, to the cause of the crash of Swissair Flight No. 111. The Federal Aviation Administration is conducting a review of the system's installation certification and to date, has found no safety hazards or violations of Federal Aviation Regulations. The Company and its system integrator/installation contractor are working closely with Swissair to take the necessary steps that will allow Swissair to reactivate the system as quickly as possible. On December 9, 1998, the Company was notified by Swissair of their intent to reactivate the system in October 1999.

     The Company's main agreement with Swissair required the Company to install and maintain the Entertainment Network in the first, business and economy class sections of three aircraft at no cost to Swissair and in the first and business classes of another sixteen aircraft at an average price of $1.7 million per aircraft. As of October 31, 1998, the Company had completed all installations under the initial Swissair program. The Company was responsible for maintenance costs through September 1998 for all nineteen aircraft and specific software and

                                      (10)
hardware upgrades to the Entertainment Network that are not yet completed. The Swissair agreement also provided for a one-year warranty on the Entertainment Network. The Company has also received a letter of intent, dated April 1, 1998, from Swissair for $3,975,000 to extend the warranty on the installed system for a second and third year.

     On April 1, 1998, the Company also entered into a letter of intent with Swissair for a $4.7 million order for first and business class installations on four Swissair MD-11 aircraft that are being added to the Swissair fleet. Though none of the installations on the four aircraft were completed the Company's contract allows for billing of the full contract amount if installation schedules are not met due to no fault of the Company. Inventory on-hand and outstanding purchase commitments for inventory totaling $1,535,209 and $600,000, respectively, have been reflected in the Company's condensed consolidated financial statements and notes thereto, as of January 31, 1999. Based on recent negotiations with Swissair, as of February 26, 1999, Swissair has made payments of $1,450,000 on the $4.7million order for the four installations and continues to engage in active discussions with the Company regarding outstanding financial matters related to current receivables, inventory, purchase commitments and extended warranty obligations. Management believes that a substantial portion of the balance due will be paid, however, no assurances can be made that such balances will be paid by Swissair.

Results of Operations

     Revenues for the quarter ended January 31, 1999 were $324,758, a decrease of $13,084,907 versus revenues of $13.409,665 for the corresponding quarter of the previous fiscal year. Equipment sales generated during the quarter ended January 31, 1998 were principally from the installation of the Entertainment Network an Swissair aircraft. Service income of $324,758 for the quarter ended January 31, 1999 was principally generated from the Company's dry cleaning plant acquired an July 24, 1998. Service income of $118,439 for the quarter ended January 31, 1998 was principally generated from services provided to Swissair pursuant to a Media Programming Services Agreement and the Company's share of gaming profits generated by the Swissair system.

     Cost of equipment sales and service income for the quarter ended January 31, 1999 were $186,442, a decrease of $11,386,653 versus cost of equipment sales and service income of $11,573,095 for the corresponding quarter of the previous fiscal year. Cost of equipment sales includes materials, installation and maintenance costs, as well as estimated warranty costs and costs of upgrades to the Swissair Entertainment Network that the Company is contractually committed to providing to Swissair. The decrease in cost of sales is due to the lack of any installations of equipment for the three months ended January 31, 1999 compared to the installation of eight Swissair aircraft during the first quarter of fiscal 1998. The cost of service income for fiscal 1999 is primarily related to the Company's dry cleaning operations.

     Expenses associated with investments of $300,000 for the quarter ended January 31, 1999 represent a $150,000 write-off of an investment deemed to have no value, and a $150,000 standstill fee related to the Inter Lotto transaction.

                                      (11)

     There were no research and development expenses for the quarter ended January 31, 1999, compared to $609,927 for the corresponding quarter of the previous fiscal year. The decrease in expenses reflects the Company's decision not to develop the next generation of the Entertainment Network and the resulting reduction in staff and professional fees. The Company currently does not plan to continue its research and development beyond those efforts that are required contractually by the Swissair agreement. The Swissair agreement requires the Company to provide specific upgrades to the Entertainment Network currently installed on Swissair aircraft. The Company has completed the development of these upgrades and does not currently plan to develop any further upgrades to the Entertainment Network. The costs of developing these upgrades have previously been included in the Company's statements of operations as a cost of equipment sales. The Company will continue any development efforts that are required to support system reliability guarantees through the year 2003, subject to the development of a successful reactivation plan.

     General and administrative expenses for the quarter ended January 31, 1999 were $1,880,949, an increase of $274,518 (or 17%) over expenses of $1,606,431 for the corresponding quarter of the previous fiscal year. Significant components of general and administrative expenses include the costs of consulting agreements, legal and professional fees, consulting fees related to the Inter Lotto transaction (see "Outlook-Issues and Risks"), personnel costs, and corporate insurance costs.

     Interest income of $442,976 for the quarter ended January 31, 1999 decreased from $545,132 for the quarter ended January 31, 1998. The interest arose principally out of short-term investments of working capital. The decrease in income is due to the lower average cash balance during the first quarter of fiscal 1999 compared to the first quarter of fiscal 1998.

     Interest expense was $1,689 for the quarter ended January 31, 1998 compared to $3,761 for the quarter ended January 31, 1998. The expense is attributable to the Company's capital leases for furniture that expire in September 1999.

     Other income for the quarter ended January 31, 1999, included $29,576 in sublet income for the sublease of office space plus the proceeds from the sale of office equipment and office furniture to employees.

Liquidity and Capital Resources

     At January 31, 1999, the Company had working capital of approximately $22.2 million. The Company's primary source of funding has been through equity offerings. Excluding any payments to be received under the Swissair Letter of Intent to extend the warranty, the Company's backlog consisted only of installations on four Swissair aircraft which are currently being negotiated. Therefore the Company does not expect any significant profit from its in-flight entertainment business for the foreseeable future. As a result, working capital may continue to decrease.

     During the quarter ended January 31, 1999, the Company used $3.0 million of cash for operating activities, a decrease of $4.8 million from the $1.8 million

                                      (12)
of cash provided by operating activities for the corresponding period of the previous fiscal year. The cash utilized in operations during the quarter ended January 31, 1999 resulted from the quarter's loss and increases in inventories and other assets partly offset by the increase in deferred revenue. The cash provided by operations during the quarter ended January 31, 1998 was primarily a result of decreases in accounts receivable and inventories and an increase in accrued product warranties, partly offset by decreases in accounts payable and deferred revenue.

     During the quarter ended January 31, 1999, the Company's restricted cash decreased by $256,532 for payments made under consulting and severance agreements with three former executives of the Company.

     On October 30, 1998, the Board of Directors authorized the Company to repurchase additional shares of its Class A common stock on the open market. As of January 31, 1999, the Company had repurchased 22,600 shares at prices ranging from $1.49 to $2.13 per share.

     At January 31, 1999, the Company's material capital commitments were (i) purchase orders of approximately $600,000 relating primarily to inventory purchases and (ii) its obligations under the Swissair Agreement.

     The Company is currently using its working capital to finance its current expenses, product development, inventory purchases, repair and other expenses associated with the delivery and installation of the Swissair system and general and administrative costs. The Company believes that its current cash balances plus interest received on such balances are sufficient to meet the Company's currently anticipated cash requirements for at least the next twelve months.

Outlook:  Issues and Risks

     On February 4, 1999, the Company signed a letter of intent to merge the business of its Interactive Entertainment Division ("IED") with The Network Connection, Inc. ("TNCi"). Under the terms of the transaction, the Company will merge the business of its IED plus make a $5 million cash payment in exchange for a fully diluted 60% interest in TNCi. The specific terms will be set out in a definitive agreement which is subject to due diligence and shareholder approval of TNCi. TNCi develops and manufactures networked computer systems to provide customers with interactive, video-on-demand information and entertainment content on commercial aircraft, cruise ships, and trains. TNCi has also sold multimedia servers and networked client computers to educational institutions and to corporations to support interactive, video-based training programs. TNCi is a NASDAQ registrant and trades under the ticker symbol TNCX. The merged entity will operate as TNCi.

     The Company is also establishing a process for identifying new investment and operational opportunities that will capitalize on the core competencies, experiences and contacts of the new management team. The industries that management has chosen to concentrate on include the Internet, networking solutions, telecommunications and gaming entertainment. In assessing the viability of a potential transaction the Company will focus on three major criteria - (1) the size of the market opportunity, (2) proprietary aspects of

                                      (13)
the business which offer strong competitive advantages and potentially sustainable competitive advantages and (3) the quality of the current management team. If all three of these criteria are in place and the Company can complete a transaction on favorable terms, then the Company will look to move forward with such transaction.

     On November 9, 1998, the Company signed a letter of intent to obtain the exclusive right to provide for the operation of daily lotteries in Great Britain, by way of a management contract with an outside third party, and will be responsible for developing, installing, marketing and operating the lottery, selecting the game and managing the network. In exchange, the Company will receive a percentage of the revenues generated by the sale of lottery tickets and will purchase from an unrelated party a 27.5 % interest in Inter Lotto (UK) Ltd. "ILL", in the United Kingdom for (pound)200,000. ILL is a company licensed by the Gaming Board for Great Britain, to operate daily lotteries on behalf of United Kingdom Charities.

     As of January 31, 1999, the Company has advanced ILL $212,000 in accordance with the letter of intent and has paid ILL a standstill fee of $150,000. Should a transaction not be consummated, ELL will be required to repay the advances over a period not to exceed three years. The closing of the transaction is subject to further due diligence and negotiation of final terms. The Company has retained a third party consultant with significant experience in lottery operations to assist the Company with the development of operations of ILL. The Company's agreement with the consultant calls for payments of approximately $500,000 through implementation and startup which is projected for the last quarter of 1999, beginning with a region in the UK having a population of about 12 million. Thereafter, a national expansion could take place over the subsequent two-year period. The Company has paid the consultant $139,000 through January 31, 1999, which has been expensed.

     On February 18, 1999, the Company signed a letter of intent to obtain an interest in certain Mexican gaming activities. Pursuant to such letter of intent, The Company has committed to loan $1.3 million subject to the terms of a final agreement. At the signing of the letter of intent, the Company advanced $300,000 against the $1.3 million commitment subject to the final terms of the agreement. If a final agreement is not reached by April 30, 1999, the advance will convert to a demand loan with interest accruing from the date of advance at 8% per annum.

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the year, thus rendering them incapable of properly managing and manipulating data that includes 21st century dates.
The Company has performed an assessment of its Entertainment Network for year 2000 issues. The Entertainment Network is a Microsoft based network system that uses a four-digit year identifier and is therefore year 2000 compliant. The Company believes that its products have no inherent date sensitive features. The Company has also reviewed its existing software systems utilized in the planning, purchasing, manufacturing, product development and accounting areas and believes these systems are all year 2000 compliant. The Company does not believe the year 2000 issue will pose significant operational problems for the Company.

     The Company continues to evaluate the estimated costs associated with its year 2000 compliance efforts and does not expect the future costs to be material. However, no assurance can be given that the Company will not incur additional expenses pursuing year 2000 compliance. Futhermore, even if the Company's systems are year 2000 compliant, there can be no assurance that the Company will not be adversely affected by the failure of others to become year 2000 compliant. For example, the Company may be adversely affected by, among other things, warranty and other claims made by the Company's customers related to product failures caused by the year 2000 problems, the disruption or inaccuracy of data provided to the Company by non-year 2000 complaint third parties, and the failure of the Company's service providers to become year 2000

                                      (14)
complaint. The Company will continue to monitor the progress of its material vendors and customers and formulate a contingency plan at that point in time when the Company does not believe a material vendor or customer will be complaint. Despite the Company's efforts to date, there can be no assurance that the year 2000 problem will not have a material adverse effect on the Company in the future.

Forward-looking Information

     Except for historical information contained herein, the matters discussed in this Quarterly Report on Form 10-QSB are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements, Such risks and uncertainties include, but are not limited to, cost overruns in connection with the Company's current contracts, failure of installed systems to perform in accordance with system specifications, the failure of the Company to resolve its differences with Swissair on a favorable basis, the impact of competition and downward pricing pressures, the effect of changing economic conditions and conditions in the airline industry, the inability of the Company to evaluate other businesses, the risks and uncertainties involved in the Company's other proposed business ventures, the impact of any changes in domestic and foreign regulatory environments or the Company's inability to obtain requisite government approvals, risks in technology development, the risks involved in currency fluctuations, and the other risks and uncertainties detailed herein and in the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998.

                                      (15)

PART II.  OTHER INFORMATION

Item 6:  Exhibits and Reports on Form 8-K

(a)  Exhibits
     --------

       3.1(1)*      -     Certificate of Ownership and Merger
       3.2(1)*      -     Amended and Restated Certificate of Incorporation of
                          the Registrant
       3.3(1)*      -     Certificate of Amendment of Amended and Restated
                          Certificate of Incorporation of Registrant
       3.4(1)*      -     By-laws of the Registrant
       4.5(1)*      -     Form of Underwriter's Unit Purchase Option
       4.6(1)*      -     Specimen of Class A Common Stock Certificate
       4.7(1)*      -     Specimen of Class B Common Stock Certificate
       4.10(2)*     -     Specimen of Class D Warrant Certificate
       4.11(4)*     -     Stock Purchase Warrant, dated as of November 7, 1996,
                          issued to FortuNet, Inc.
       4.12(4)*     -     Stock Purchase Warrant, dated as of November 12, 1996,
                          issued to Houlihan Lokey Howard & Zukin
       27           -     Financial Data Schedule

----------
* Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998, filed with the Securities and Exchange Commission.

(b)  Reports on Form 8-K

     The Company did not file any reports on Form 8-K during the quarter ended January 31, 1999.

                                      (16)

                                   SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 15, 1999                   INTERACTIVE FLIGHT TECHNOLOGIES, INC.


                                             By: /s/ Irwin L. Gross
                                                -------------------------------
                                                     Irwin L. Gross
                                                     Chief Executive Officer


                                             By: /s/ Morris C. Aaron
                                                -------------------------------
                                                     Morris C. Aaron
                                                     Chief Financial Officer


                                      (17)

                                INDEX OF EXHIBITS


Exhibit No.                  Description                                Page No.
-----------                  -----------                                --------
 3.1(1)        Certificate of Ownership and Merger                        *
 3.2(1)        Amended and Restated Certificate of
               Incorporation of the Registrant                            *
 3.3(1)        Certificate of Amendment of Amended and                    *
               Restated Certificate of Incorporation
               of Registrant
 3.4(1)        By-laws of the Registrant                                  *
 4.5(1)        Form of Underwriter's Unit Purchase Option                 *
 4.6(1)        Specimen of Class A Common Stock Certificate               *
 4.7(1)        Specimen of Class B Common Stock Certificate               *
 4.10(2)       Specimen of Class D Warrant Certificate                    *
 4.11(4)       Stock Purchase Warrant, dated as of November 7,
               1996, issued to FortuNet, Inc.                             *
 4.12(4)       Stock Purchase Warrant, dated as of November 12
               1996, issued to Houlihan Lokey Howard & Zukin
27             Financial Data Schedule                                    19

----------
* Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998, filed with the Securities and Exchange Commission.

                                      (18)

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB
                                 --------------

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended April 30, 1999

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to _______

                           Commission File No. 0-25668

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
        -----------------------------------------------------------------
        (Exact Name of Small Business Issuer as Specified in Its Charter)

           Delaware                                          11-3197148
-------------------------------                        ----------------------
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation of Organization)                        Identification Number)

                            4041 North Central Avenue
                                   Suite B-200
                             Phoenix, Arizona 85012
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (602) 200-8900
                ------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes [X]  No [ ]

     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

               Class                                Outstanding at June 7, 1999
               -----                                ---------------------------
Class A Common Stock, $.01 par value                     5,342,117 shares
Class B Common Stock, $.01 par value                       118,519 shares

                  Transitional Small Business Disclosure Format

                              Yes [ ]  No [X]

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                   Index to Consolidated Financial Statements


                                                                            PAGE
                                                                            ----
PART I. FINANCIAL INFORMATION

Item 1.  Consolidated Financial Statements

         Condensed Consolidated Balance Sheets as of April 30, 1999
         (unaudited) and October 31, 1998 (audited)..........................  3

         Condensed Consolidated Statements of Operations for the Three
         Months and Six Months Ended April 30, 1999 and 1998 (unaudited).....  4

         Condensed Consolidated Statements of Cash Flows for the Six
         Months Ended April 30, 1999 and 1998 (unaudited)....................  5

         Notes to Condensed Consolidated Financial Statements................  6

Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations................................. 11

PART II. OTHER INFORMATION

Item 1.  Legal Proceedings................................................... 18

Item 6.  Exhibits and Reports on Form 8-K.................................... 18

SIGNATURES................................................................... 20

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                      Condensed Consolidated Balance Sheets


                                                       April 30,    October 31,
                                 Assets                  1999          1998
                                                     ------------  ------------
                                                      (unaudited)
Current assets:
  Cash and cash equivalents                          $ 19,732,520  $ 27,914,551
  Restricted cash                                         581,525     1,039,311
  Short-term investment securities                      7,990,056     1,762,049
  Accounts receivable, net                              1,281,255     1,135,342
  Note receivable from related party                           --       447,939
  Inventories, net                                      1,513,298     1,005,427
  Prepaid expenses                                        439,143       567,601
  Assets held for use                                     522,591       699,196
  Other current assets                                  1,042,707       379,046
                                                     ------------  ------------
         Total current assets                          33,103,095    34,950,462
                                                     ------------  ------------

Investment securities                                   1,674,132     1,928,555
Property and equipment, net                               636,113       780,035
Notes receivable, long-term                             1,050,000            --
Other assets                                            1,097,038       605,150
                                                     ------------  ------------
           Total assets                              $ 37,560,378  $ 38,264,202
                                                     ============  ============
                      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                   $  1,051,358  $  1,447,815
  Accrued liabilities                                   2,299,090     4,016,473
  Deferred revenue                                      2,158,028       453,022
  Accrued product warranties                            3,836,471     5,369,008
  Note payable                                                 --       125,000
                                                     ------------  ------------
         Total current liabilities                      9,344,947    11,411,318
                                                     ------------  ------------
Stockholders' equity:
  Preferred stock, par value $0.01 per share,
    5,000,000 shares authorized, none issued                   --            --
  Class A common stock, one vote per share,
    par value $0.01 per share, 40,000,000 shares
    authorized; 5,342,117 and 6,125,908 shares
    issued, respectively                                   53,421        61,259
  Class B common stock, six votes per share,
    par value $0.01 per share, 4,000,000 shares
    authorized; 118,519 and 1,244,445 shares issued
    and outstanding respectively                            1,185        12,445
  Additional paid-in capital                          110,078,500   112,371,141
  Accumulated other comprehensive income:
    Net unrealized gains on investment securities       2,373,893         6,754
  Accumulated deficit                                 (84,097,578)  (83,282,732)
  Treasury stock, at cost; 78,600 and 844,667
    shares, respectively                                 (193,990)   (2,315,983)
                                                     ------------  ------------
         Total stockholders' equity                    28,215,431    26,852,884
                                                     ------------  ------------

         Total liabilities and stockholders' equity  $ 37,560,378  $ 38,264,202
                                                     ============  ============

      See accompanying notes to condensed consolidated financial statements.

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Operations
                                    Unaudited

                                                 Three Months                    Six Months
                                                Ended April 30,                Ended April 30,
                                         ----------------------------    ----------------------------
                                             1999            1998            1999            1998
                                         ------------    ------------    ------------    ------------
Revenue:
  Equipment sales                        $         --    $  4,569,337    $         --    $ 17,860,563
  Service income                              301,990         162,825         626,748         281,264
                                         ------------    ------------    ------------    ------------
                                              301,990       4,732,162         626,748      18,141,827
                                         ------------    ------------    ------------    ------------
Costs and expenses:
  Cost of equipment sales                          --       3,768,459              --      15,335,854
  Reversal of warranty, maintenance
    and commission accruals                (1,986,972)             --      (1,986,972)             --
  Cost of service income                      187,705           7,257         374,147          12,957
  Expenses associated with investments             --              --         300,000              --
  Research and development expenses                --         482,389              --       1,092,316
  General and administrative expenses       1,764,202       1,271,967       3,645,151       2,878,398
                                         ------------    ------------    ------------    ------------
                                              (35,065)      5,530,072       2,332,326      19,319,525
                                         ------------    ------------    ------------    ------------
        Operating profit (loss)               337,055        (797,910)     (1,705,580)     (1,177,698)

Other:
  Interest income                             401,710         526,180         844,686       1,071,312
  Interest expense                             (1,191)         (3,234)         (2,880)         (6,995)
   Other income                                19,350             500          48,926             500
                                         ------------    ------------    ------------    ------------
        Net income (loss)                     756,924        (274,464)       (814,846)       (112,881)
                                         ============    ============    ============    ============
Basic and diluted net income (loss)
  per share                              $       0.14    $      (0.05)   $      (0.15)   $      (0.02)
                                         ============    ============    ============    ============

Weighted average shares outstanding         5,493,698       5,997,656       5,427,612       6,121,234
                                         ============    ============    ============    ============

     See accompanying notes to condensed consolidated financial statements.

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Cash Flows
                                    Unaudited

                                                                  Six Months Ended April 30,
                                                                 ----------------------------
                                                                     1999            1998
                                                                 ------------    ------------
Cash flows from operating activities:
  Net loss                                                       $   (814,846)   $   (112,881)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
     Provision for doubtful accounts                                   18,778              --
     Depreciation and amortization                                    205,270         641,419
     Reversal of warranty, maintenance and commission accruals      1,986,972              --
     Changes in assets and liabilities:
       Decrease (increase) in accounts receivable                    (133,894)      5,109,893
       Decrease (increase) in inventories                            (507,871)      5,003,382
       Increase in prepaid expenses, other current assets,
         other assets and notes receivable                         (1,620,701)       (616,121)
       Decrease in accounts payable                                  (396,159)     (3,868,360)
       Decrease in notes payable                                     (125,000)             --
       Decrease in accrued liabilities                               (863,559)       (218,437)
       Increase (decrease) in deferred revenue                      1,705,006      (2,193,060)
       Decrease in accrued severance costs                                 --         (27,500)
       Increase (decrease) in accrued product warranties             (251,304)      2,245,816
                                                                 ------------    ------------
        Net cash provided by (used in) operating activities        (4,771,252)      5,964,151
                                                                 ------------    ------------
Cash flows from investing activities:
  Purchases of property and equipment                                 (39,686)        (26,390)
  Proceeds from sale of equipment                                      10,805              --
  Purchases of investment securities                               (6,338,159)     (1,305,593)
  Maturities of investment securities                               1,049,995         234,615
  Proceeds from sale of investment securities                       1,681,720              --
  Decrease in restricted cash                                         457,786              --
                                                                 ------------    ------------
        Net cash used in investing activities                      (3,177,539)     (1,097,368)
                                                                 ------------    ------------
Cash flows from financing activities:
  Payments on capital lease obligations                               (43,494)        (39,371)
  Purchases of treasury stock                                        (193,990)     (1,010,979)
  Employee stock option purchase                                        4,244              --
                                                                 ------------    ------------
        Net cash used in financing activities                        (233,240)     (1,050,350)
                                                                 ------------    ------------
        Increase (decrease) in cash and cash equivalents           (8,182,031)      3,816,433
Cash and cash equivalents at beginning of period                   27,914,551      36,890,454
                                                                 ============    ============
Cash and cash equivalents at end of period                       $ 19,732,520    $ 40,706,887
                                                                 ============    ============

     See accompanying notes to condensed consolidated financial statements.

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
              Notes to Condensed Consolidated Financial Statements

(1) Basis of Presentation

     The accompanying condensed consolidated financial statements include the accounts of Interactive Flight Technologies, Inc. and its wholly owned subsidiary (the "Company"). All intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to the amounts in the October 31, 1998 Balance Sheet to conform with the April 30, 1999 presentation.

     The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto for the fiscal year ended October 31, 1998, included in the Company's Annual Report on Form 10-KSB.

     The results of operations for the three months and six months ended April 30, 1999 are not necessarily indicative of the results to be expected for the entire fiscal year.

     In the period ended April 30, 1999, the Company revised certain warranty, maintenance and commission accruals that were recorded in prior fiscal years which totaled $1,986,972. Such adjustments to prior period estimates resulted from an evaluation of specific contractual obligations and discussions between the new management of the Company and other parties related to such contracts. Based on the results of the Company's findings during this quarter, such accruals were no longer considered necessary.

(2) Stockholders' Equity

(a) Stock Repurchase Program

     On October 30, 1998, the Board of Directors authorized the Company to repurchase up to 666,667 more shares of its Class A Common Stock on the open market. On January 11, 1999 the Company retired 844,667 shares of Class A Common Stock which were repurchased pursuant to a previous stock repurchase program authorized by the Board of Directors and held in treasury. As of April 30, 1999, the Company had repurchased an additional 78,600 shares at prices ranging from $1.49 to $2.94 per share for a total cost of $193,990.

(b) Reverse Stock Split

     On October 30, 1998, the stockholders of the Company approved a one-for-three reverse stock split of the Company's Class A common stock and Class B common stock. One share was issued for three shares of common stock held by stockholders of record as of the close of business on November 2, 1998.

     All references to the number of common shares, per share amounts and stock option data elsewhere in the condensed consolidated financial statements and these notes have been restated as appropriate to reflect the effect of the reverse split for all periods presented.

(c) Earnings (Loss) Per Share

     Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding during each period presented as shown in the accompanying condensed consolidated statements of operations. Diluted earnings
(loss) per share is the same as basic earnings (loss) per share for all periods presented due to the immaterial amount of common stock equivalents for the three months ended April 30, 1999 and due to the antidilutive nature of such common stock equivalents for the other periods presented.

(3) Investments

(a) U.S. Wireless Corporation

     On March 4, 1999, the Company made a $3.0 million investment in U.S. Wireless Corporation ("U.S. Wireless") (NASDAQ: USWC). U.S. Wireless provides wireless network infrastructure add-on systems for the emerging wireless Geo-location services marketplace. In exchange for its investment, the Company received 30,000 shares of Series B Preferred Stock of U.S. Wireless ("Series B Preferred"). Each share of the Series B Preferred of U.S. Wireless is convertible into 100 shares of Common Stock of U.S. Wireless, at the option of the Company, at any time commencing 90 days after the Closing Date; however, should the Company voluntarily convert prior to March 2000, the Series B converts into approximately 67 shares of Common Stock of U.S. Wireless. The Series B Preferred Stock is also subject to mandatory conversion into Common Stock at any time at a conversion rate of 100 shares of Common Stock of U.S. Wireless in the event the closing price for U.S. Wireless' Common Stock as reported on the NASDAQ is at least $5.00 per share for 30 consecutive trading days. The Series B Preferred Stock entitles the Company to $100 per share liquidation preference before any distributions to the holders of Common Stock of U.S. Wireless in the event of a liquidation of U.S. Wireless. In addition, the Company and other holders of the Series B Preferred Stock have, as a separate class, elected one member to U.S. Wireless' Board of Directors and one additional individual as an observer to such Board. As a condition to making the investment, the Company also obtained certain registration rights relating to the registration under the Securities Act of 1933 of those shares of Common Stock of U.S. Wireless into which the Series B Preferred Stock is convertible. The Series B Preferred is classified as a short-term investment security at its fair market value as of April 30, 1999. Unrealized gains on this investment are reflected as a separate component of stockholders' equity. Fair market value was determined on an as-converted basis on April 30, 1999 into 2,000,000 shares of USWC common stock at a per share price of $2.688, resulting in a total fair market value of $5,376,000.

(b) Inter Lotto (UK) Ltd.

     On May 5, 1999, the Company completed the acquisition of a 27.5% equity interest in Inter Lotto (UK) Ltd. ("ILL"). ILL has a license with the exclusive right to provide for the operation of daily lotteries in Great Britain, by way of a management contract with an outside third party, and will be responsible for developing, installing, marketing and operating the lottery, selecting the game and managing the network. In exchange, the Company will receive a percentage of the revenues generated by the sale of lottery tickets. ILL is a company licensed, by the Gaming Board for Great Britain, to operate daily lotteries on behalf of United Kingdom Charities.

     As of April 30, 1999 the Company has advanced ILL $428,364 to fund operational obligations of ILL in accordance with a November 9, 1998 letter of intent. Such advances have been classified in Other Assets. In addition, the Company has paid ILL a standstill fee of $150,000 which was expensed in the fiscal quarter ended January 31, 1999.

     Further, the Company had deposited $487,500 into an escrow account prior to April 30, 1999, which deposit is classified as an Other Current Asset. On May 5, 1999, $325,540 and $161,960, respectively were distributed out of escrow to obtain the 27.5% interest in ILL from an unrelated third party and to fund a newly formed wholly-owned subsidiary of the Company in the United Kingdom.

(4) Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" which establishes standards for the reporting and presentation of comprehensive income and its components in financial statements. Comprehensive income encompasses net income and "other comprehensive income", which includes all other non-owner transactions and events which change stockholders' equity. Other comprehensive income consists only of net unrealized gains on investment securities for the Company and totaled $2,370,792 and $2,367,139 for the three and six months ended April 30, 1999, respectively.

(5) Contingencies

     Phillip J. Arnaldi, Individually as surviving father and in his representative capacity as the Administrator of the Estate of Adrienne Valerie Neuweiler, deceased v. SAIR Group, Swissair Transport Company, Ltd., SR Technics Ltd., Delta Airlines, Inc., McDonnell Douglas Corporation, The Boeing Company and Interactive Flight Technologies, Inc., United States District Court, Eastern District of New York, CV 99-1265 - The family of a victim of the air crash involving Swissair Flight No. 111 has alleged that the IFT in-flight entertainment system aboard the involved MD-11 was improperly installed and a cause of the crash. IFT denies all liability and has tendered the defense of this claim to its avionics insurer who has accepted the defense and is vigorously defending the claim.

     First Lawrence Capital Corp. v. James Fox, Irwin Gross, Interactive Flight Technologies, Inc., and John Doe Nos. 1 through 10. Supreme Court of the State of New York, County of Westchester, No. 7196/99 - This is an unliquidated claim by an investment banking firm that alleges its former employee, James Fox, wrongfully brought certain corporate opportunities to IFT when he left his employment with First Lawrence. IFT denies the allegations of the Complaint and is vigorously defending the claim.

     See Part II., Item 1. Legal Proceeding.

(6) Subsequent Events

(a) The Network Connection, Inc.

     As of April 30, 1999, The Network Connection, Inc. ("TNCi") was indebted to the Company in the approximate principal amount of $750,000. On May 10, 1999, TNCi executed a Fourth Allonge to the Secured Promissory Note evidencing such loan. Pursuant to such Fourth Allonge the balance due from TNCi to the Company became convertible into shares of TNCi's Series C 8% Convertible Preferred Stock, par value $.01 per share, $1,000 per share (the "Series C Preferred") at a conversion price of $1,000 per share. The Series C Preferred, in turn, is convertible into common stock of TNCi as described in the Series C Designations. As additional consideration for the Note, the Company received warrants to purchase 200,000 shares of the common stock of TNCi at an average price per share of $3.04. The warrants expire in 2004.

     On May 11, 1999, the Company acquired from a third party investor 1,500 shares of Series B 8% Convertible Preferred Stock of TNCi, par value $.01 per share, stated value $1,000 per share (the "Series B Shares") and cash in the amount of $1,030,000 in exchange for (a) 3,000 shares of the Company's Series A 8% Convertible Preferred Stock, par value $.01 per share, stated value $1,000 per share and (b) warrants to purchase 87,500 shares of the Company's Class A Common Stock, $.01 par value per share, at an exercise price of $3.00 per share.

     On May 17, 1999, the Company acquired 1,055,745 shares of the common stock and 2,495,400 shares of the Series D Convertible Preferred Stock of TNCi, par value $.01 per share, stated value $10 per share, pursuant to the terms of the Asset Purchase and Sale Agreement (the "Agreement") by and between the Company and TNCi dated April 29, 1999 (the "Transaction"). The consideration paid by the Company for all of such shares consisted of certain assets relating to the Company's Interactive Entertainment Division, including all fixed assets, inventory, intellectual property rights and other intangibles, prepaid expenses and other property of the Company used in such division, plus cash in the amount of $4,250,000. The cash which comprised a portion of the assets transferred to TNCi was taken from the Company's working capital reserves. As part of the Transaction, TNCi also assumed certain liabilities related to the the Company assets transferred.

     The TNCi common shares acquired by the Company in the Transaction, when combined with the number of TNCi common shares into which the shares of Series D Convertible Preferred Stock acquired by the Company in the Transaction can be converted, equal 60% of all of the then outstanding common stock of TNCi on a fully diluted basis, as defined in the Agreement. However, TNCi does not currently have a sufficient number of common shares authorized to permit such a conversion. The common stock of TNCi trades on the NASDAQ Small Cap Market under the symbol "TNCX."

     Each share of common stock of TNCi is entitled to one vote. Each share of Series D Convertible Preferred Stock of TNCi is entitled to six votes; however, notwithstanding the voting rights, the shares of Series D Convertible Preferred Stock cannot be voted if the number of voting shares which would then be held by TNCi as a result of the Transaction would exceed 19.99% of the voting shares then outstanding until the TNCi shareholders have approved of the Transaction or until July 15, 1999, whichever first occurs.

     TNCi develops and manufactures networked computer systems to provide customers with interactive, video-on-demand information and entertainment content on commercial aircraft, cruise ships, and trains. TNCi has also sold multimedia servers and has networked customer computers to educational institutions and to corporations to support interactive, video-based training programs.

(b) Mexican Entertainment and Gaming Activities

     On May 14, 1999, the Company loaned $1,600,000 (of which $300,000 was advanced on February 25, 1999) to a Mexican Corporation which was formed for the purpose of operating a gaming and entertainment center in Monterrey, Nuevo Leon, Mexico. The loan bears interest at a rate equal to the Prime Rate plus three percent (3%) and matures on April 30, 2001.

     The Company has also issued a letter of credit in the amount of $950,000 to secure repayment of the purchase price of certain gaming equipment to be acquired by the Company and leased to the Mexican Corporation. The Mexican Corporation will lease such equipment from the Company at the rate of $37,500 per month until the earlier of (i) the waiver or release of the requirement that the Company maintain such letter of credit or (ii) the payment in full by the Company of the purchase price, including all finance charges, of such equipment. Thereafter, the Mexican Corporation will pay as rent for the equipment the sum of $25,000 per month for as long as it uses any of the machines, provided that the Mexican Corporation's obligation to pay such $25,000 per month fee shall continue at least (i) until such time as the Company has paid the purchase price for the equipment, or (ii) May 14, 2001.

     In consideration for making the loan and issuing the letter of credit, the Company has been issued 24.5% of the capital stock of the Mexican Corporation and the Company will receive 25% of all of the profits generated by the Mexican Corporation. Furthermore, for a term of ten years following the closing of the loan to the Mexican Corporation, Regal Gaming and Entertainment, Inc. ("Regal"), the holder of 24.5% of the equity of the Mexican Corporation has agreed to issue to the Company, at no cost to the Company, 24.5% of the equity interest in any gaming venture in which Regal, it subsidiaries or affiliates is an investor and which relates to gaming activities in Mexico.

(c) Dry Cleaning Operations

     On May 14, 1999 the Company completed the sale of the assets of its dry cleaning operations for $750,000 in cash less fees and expenses of approximately $50,000.

              INTERACTIVE FLIGHT TECHNOLOGIES, INC. AND SUBSIDIARY
                      Management's Discussion and Analysis
                of Financial Condition and Results of Operations

     The following discussion should be read in conjunction with, and is qualified in its entirety by the Condensed Consolidated Financial Statements and Notes thereto of Interactive Flight Technologies, Inc. and subsidiary (the "Company") appearing elsewhere herein. Historical results are not necessarily indicative of trends in operating results for any future period.

Historical Overview

     The Company has been engaged in the development, manufacture, installation and operation of a computer-based in-flight entertainment network ("Entertainment Network" or "system"), which provides aircraft passengers the opportunity to view movies, purchase goods and services, play computer games and, in certain cases where permitted by applicable law, gamble through an in-seat video touch screen.

     Former management of the Company had determined to exit the in-flight entertainment business in May 1998, except for continuing efforts associated with meeting its contractual obligations with its only customer, Swissair. This decision was based on a number of factors including industry trends, financial resources of the Company and the Company's inability to attract new customers. The Company has recently completed several transactions which the Company believes will generate future earnings and cash flow. Such transactions include an acquisition of The Network Connection, Inc., the operations of which complement those of the Company's in-flight entertainment business, and investments in U.S. Wireless Corporation, Inter Lotto UK, Ltd. and a Mexican corporation focused on gaming and entertainment. See below discussion, "Outlook:
Issues and Risks" for a description of each investment. No assurances can be made that the above investments will be successful.

Swissair

     On October 29, 1998, the Company was notified by Swissair of the airline's decision to deactivate the Entertainment Network on all Swissair aircraft. Swissair told the Company that this precautionary action was taken in response to technical investigations conducted by the Canadian Transportation Safety Board following the crash of Swissair Flight No. 111 on September 2, 1998 off the coast of Nova Scotia. However, based on investigation findings, the Company has been informed by representatives of the Canadian Transportation Safety Board and Swissair that its Entertainment Network has not been related, in any way, to the cause of the crash of Swissair Flight No. 111. The Federal Aviation Administration is conducting a review of the system's installation certification and to date, has found no safety hazards or violations of Federal Aviation Regulations. Until April 1999, the Company and its system integrator/installation contractor had been working closely with Swissair to take the necessary steps that will allow Swissair to reactivate the systems as quickly as possible. On December 9, 1998, the Company was notified by Swissair of its intent to reactivate the system in October 1999.

     The Company's main agreement with Swissair required the Company to install and maintain the Entertainment Network in the first, business and economy class sections of three aircraft at no cost to Swissair and in the first and business classes of another sixteen aircraft at an average price of $1.7 million per aircraft. As of October 31, 1998, the Company had completed all installations under the initial Swissair program. The Company was responsible for maintenance costs through September 1998 for all nineteen aircraft and specific software and hardware upgrades to the Entertainment Network that are not yet completed. The Swissair agreement also provided for a one-year warranty on the Entertainment Network. The Company also received a letter of intent, dated April 1, 1998, from Swissair for $3,975,000 to extend the warranty on the installed system for a second and third year. Through April 30, 1999, the Company has been paid $707,500 under this letter of intent.

     On April 1, 1998, the Company also entered into a contract with Swissair for a $4.7 million order for first and business class installations on four Swissair MD-11 aircraft that are being added to the Swissair fleet. Though none of the installations on the four aircraft were completed the Company's contract allows for billing of the full contract amount if installation schedules are not met due to no fault of the Company. Inventory on-hand at April 30, 1999 of $1,513,298 relates primarily to the above contract with Swissair. As of February 26, 1999, Swissair has made payments of $1,450,000 on the $4.7 million order for the four installations and continues to engage in active discussions with the Company regarding outstanding financial matters related to current receivables, inventory, purchase commitments and extended warranty obligations.

     On May 6, 1999, the Company filed a lawsuit against Swissair in the United States District Court for the District of Arizona seeking over $100 million in damages for Swissair's failure to honor its obligations for payment and reactivation of the Company's Entertainment Network. Swissair has failed to make payments to the Company under installation and warranty contracts and has harmed the Company's business and reputation by failing to honor its commitments to reactivate the Entertainment Network on Swissair aircraft. Even though there has been no evidence that the Entertainment Network contributed in any way to the crash of Swissair Flight No. 111 on September 2, 1998, Swissair has continued to use the unfortunate circumstances of the crash as an excuse to avoid its obligations.

Results of Operations

     Revenues for the quarter ended April 30, 1999 were $301,990, a decrease of $4,430,172 or 94% compared to revenues of $4,732,162 for the corresponding quarter of the previous fiscal year. Revenues for the six months ended April 30, 1999 were $626,748, a decrease of $17,515,079 or 97% compared to revenues of $18,141,827 in the corresponding period of the previous fiscal year. Equipment sales generated during the three months and six months ended April 30, 1998 were principally from the installation of the Entertainment Network on Swissair aircraft. Service income of $301,990 and $626,748 for the three months and six months ended April 30, 1999 was principally generated from the Company's dry cleaning plant acquired on July 24, 1998. Service income of $162,825 and $281,264 for the three months and six months ended April 30, 1998, respectively, was principally generated from services provided to Swissair pursuant to a Media Programming Services Agreement, the Company's share of gaming profits generated by the Swissair systems and revenue earned under the Swissair Letter of Intent to extend the warranty.

     Cost of equipment sales and service income for the quarter ended April 30, 1999 was zero, a decrease of 100% compared to cost of sales of $3,768,459 for the corresponding quarter of the previous fiscal year. Cost of equipment sales and service income for the six months ended April 30, 1999 was zero, a decrease of 100% versus cost of sales of $15,335,854 in the corresponding period of the previous fiscal year. Cost of equipment sales includes materials, installation and maintenance costs, as well as estimated warranty costs and costs of upgrades to the Swissair Entertainment Network that the Company is contractually committed to providing to Swissair. The decrease in cost of sales is primarily due to the lack of any installations of equipment for the three months and six months ended April 30, 1999 compared to the installation of equipment in nine Swissair aircraft during the corresponding period of the previous fiscal year. The cost of service income for fiscal 1999 is primarily related to the Company's dry cleaning operations.

     For the three and six months ended April 30, 1999 the Company recorded warranty, maintenance and commission accrual adjustments of $1,281,233, $402,418 and $303,321 respectively. Such adjustments to prior period estimates, which totaled $1,986,972, resulted from an evaluation of specific contractual obligations and discussions between the new management of the Company and other parties related to such contracts. Based on the results of the Company's findings during this quarter, such accruals were no longer considered necessary.

     Expenses associated with investments of $300,000 for the six months ended April 30, 1999 represent a $150,000 write-off of an investment deemed to have no value, and a $150,000 standstill fee related to the Inter Lotto transaction.

     There were no research and development expenses for the three and six months ended April 30, 1999, compared to $482,389 and $1,092,316, respectively for the corresponding periods of the previous fiscal year. The decrease in expenses reflects the Company's decision not to develop the next generation of the Entertainment Network and the resulting reduction in staff and professional fees. The Company currently does not plan to continue its research and development beyond those efforts that are required contractually by the Swissair agreement. The Swissair agreement requires the Company to provide specific upgrades to the Entertainment Network currently installed on Swissair aircraft. The Company has completed the development of these upgrades and does not currently plan to develop any further upgrades to the Entertainment Network. The costs of developing these upgrades have previously been included in the Company's statements of operations as a cost of equipment sales. The Company will continue any development efforts that are required to support system reliability guarantees through the year 2003, subject to the development of a successful reactivation plan with Swissair.

     General and administrative expenses for the quarter ended April 30, 1999 were $1,764,202, an increase of $492,235 or 39% over expenses of $1,271,967 for the corresponding quarter of the previous fiscal year. General and administrative expenses for the six months ended April 30, 1999 were $3,645,151, an increase of $766,753 or 27% over expenses of $2,878,398 for the corresponding period of the previous fiscal year. Significant components of general and administrative expenses include the costs of consulting agreements, legal and professional fees, consulting fees related to the Inter Lotto transaction (see "Outlook-Issues and Risks"), personnel costs, and corporate insurance costs.

     Interest income of $401,710 and $844,686 for the three months and six months ended April 30, 1999 decreased from $526,180 and $1,071,312 for the three months and six months ended April 30, 1998, respectively. The interest arose principally out of short-term investments of working capital. The decrease in income is due to the lower average cash balance during the first six months of fiscal 1999 compared to fiscal 1998.

     Interest expense was $1,191 and $2,880 for the three months and six months ended April 30, 1999 compared to $3,234 and $6,995 for the three months and six months ended April 30, 1998, respectively. The expense is attributable to the Company's capital leases for furniture that expire in September 1999.

     Other income of $19,350 and $48,926 for the three and six months ended April 30, 1999 represent sublet income for the sublease of office space as well as proceeds from the sale of office equipment and office furniture to employees. Other income of $500 for the three months and six months ended April 30, 1998 represents the net gain on sales of equipment.

Liquidity and Capital Resources

     At April 30, 1999, the Company had working capital of approximately $23.8 million. The Company's primary source of funding has been through equity offerings. Excluding any payments to be received under the Swissair agreement to extend the warranty, the Company's backlog consisted only of installations on four Swissair aircraft which are currently being negotiated. Working capital may continue to decrease as the Company continues to complete transactions which are longer term by nature.

     During the six months ended April 30, 1999, the Company used $4.8 million of cash for operating activities, a decrease of $10.7 million from the 6.0 million of cash provided by operating activities for the corresponding period of the previous fiscal year. The cash utilized in operations during the six months ended April 30, 1999 resulted primarily from the period's loss and decreases in accrued liabilities and reversal of prior period warranty, maintenance and commission accruals, and an increase in other assets, partly offset by the increase in deferred revenue. The cash provided by operations during the six months ended April 30, 1998 is primarily a result of decreases in accounts receivable and inventories and an increase in accrued product warranties, partly offset by decreases in accounts payable and deferred revenue.

     Purchases of investment securities for the six months ended April 30, 1999 were $6.3 million compared to $1.3 million for the six months ended April 30, 1998. The increase in investment securities purchases for the first six months of fiscal 1999 includes a $3.0 million investment in U.S. Wireless Corporation (See "Outlook: Issues and Risks").

     During the six months ended April 30, 1999, the Company's restricted cash decreased by $457,786 for payments made under consulting and severance agreements with three former executives of the company.

     On October 30, 1998, the Board of Directors authorized the Company to repurchase shares of its Class A common stock on the open market. As of April 30, 1999, the Company had repurchased 78,600 shares at prices ranging from $1.49 to $2.94 per share.

     At April 30, 1999, the Company's material capital commitments were (i) its obligations under the Swissair agreements, and (ii) its obligations in connection with the closing of the TNCi transaction (as discussed elsewhere herein).

     The Company is currently using its working capital to finance recent transactions, inventory purchases, repair and other expenses associated with the delivery and installation of the Swissair system and general and administrative costs. The Company believes that its current cash balances plus interest received on such balances are sufficient to meet the Company's currently anticipated cash requirements for at least the next twelve months.

Outlook: Issues and Risks

     The Company has established a process for identifying new investment and operational opportunities that will capitalize on the core competencies, experiences and contacts of the Company's new management team. The industries that management has chosen to concentrate on include the Internet, networking solutions, telecommunications and gaming entertainment. In assessing the viability of a potential transaction, the Company will focus on three major criteria - (1) the size of the market opportunity, (2) proprietary aspects of the business which offer strong competitive advantages and potentially sustainable competitive advantages and (3) the quality of the current management team. If all three of these criteria are in place and the Company can complete a transaction on favorable terms, then the Company will look to move forward with such transaction.

     On February 4, 1999, the Company signed a letter of intent to merge the business of its Interactive Entertainment Division ("IED") with The Network Connection, Inc. ("TNCi"). On May 17, 1999 under the terms of the transaction, the Company merged the business of its IED plus a $4.25 million cash payment in exchange for a fully diluted 60% interest in TNCi, as defined in the Agreement. TNCi develops and manufactures networked computer systems to provide customers with interactive, video-on-demand information and entertainment content on commercial aircraft, cruise ships, and trains. TNCi has also sold multimedia servers and networked client computers to educational institutions and to corporations to support interactive, video-based training programs. TNCi is a NASDAQ registrant and trades under the ticker symbol TNCX. The merged business will operate as TNCi.

     On May 5, 1999, the Company completed the acquisition of a 27.5% interest in Inter Lotto(UK) Ltd. ("ILL"). ILL has a license with the exclusive right to provide for the operation of daily lotteries in Great Britain, by way of a management contract with an outside third party, and will be responsible for developing, installing, marketing and operating the lottery, selecting the game and managing the network. In exchange, the Company will receive a percentage of the revenues generated by the sale of lottery tickets. ILL is a company licensed, by the Gaming Board for Great Britain, to operate daily lotteries on behalf of United Kingdom Charities.

     As of April 30, 1999, the Company has advanced ILL $428,364 in accordance with the letter of intent and has paid ILL a standstill fee of $150,000. The Company has retained a third party consultant with significant experience in lottery operations to assist the Company with the development of operations of ILL. The Company's agreement with the consultant calls for payments of approximately $500,000 through implementation and startup which is projected for the last quarter of 1999, beginning with a region in the UK having a population of about 12 million. Thereafter, a national expansion could take place over the subsequent two-year period. The Company has paid the consultant $261,000 through April 30, 1999 which has been included in general and administrative expenses.

     On March 4, 1999, the Company made an investment in U.S. Wireless Corporation (NASDAQ: USWC), which provides wireless network infrastructure add-on systems for the emerging wireless Geo-location services marketplace, of $3 million in exchange for 30,000 shares of Series B Preferred Stock. Each share of the Series B Preferred Stock of U.S. Wireless is convertible into 100 shares of Common Stock of U.S. Wireless, at the option of the Company, at any time commencing 90 days after the Closing Date, subject to adjustment upon occurrence of certain events. The Series B Preferred Stock is also subject to mandatory conversion into Common Stock at any time at the same conversion rate in the event the closing price for U.S. Wireless' Common Stock as reported on the NASDAQ is at least $5.00 per share for 30 consecutive trading days. The Series B

Preferred Stock entitles the Company to $100 per share liquidation preference before any distributions to the holders of Common Stock of U.S. Wireless in the event of a liquidation of U.S. Wireless. In addition, the Company and other holders of the Series B Preferred Stock have, as a separate class, elected one member to U.S. Wireless' Board of Directors and one additional individual as an observer to such Board. As a condition to making the investment, the Company also obtained certain registration rights relating to the registration under the Securities Act of 1933 of those shares of Common Stock of U.S. Wireless into which the Series B Preferred Stock is convertible.

     On May 14, 1999 the Company invested in a newly formed Mexican joint venture created to pursue gaming and entertainment opportunities in Mexico. Under the terms of the agreement, the Company will receive a 24.5% equity interest in the joint venture, in exchange for a $1.6 million loan by the Company. The loan is structured to mature on April 30, 2001. The loan of $1.6 million, of which $300,000 was advanced on February 25, 1999, is being used to finance equipment purchases and start-up costs. In addition, the Company has issued a letter of credit of $950,000 to secure repayment of certain equipment purchased.

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the year, thus rendering them incapable of properly managing and manipulating data that includes a 21st century date. The Company has performed an assessment of its Entertainment Network for year 2000 issues. The Entertainment Network is a Microsoft based network system that uses a four-digit year identifier and is therefore year 2000 compliant. The Company believes that its products have no inherent date sensitive features. The Company has also reviewed its existing software systems utilized in the planning, purchasing, manufacturing, product development and accounting areas and believes these systems are all year 2000 compliant. The Company does not believe the year 2000 issue will pose significant operational problems for the Company.

     The Company continues to evaluate the estimated costs associated with its year 2000 compliance efforts and does not expect the future costs to be material. However, no assurance can be given that the Company will not incur additional expenses pursing year 2000 compliance. Furthermore, even if the Company's systems are year 2000 compliant, there can be no assurance that the Company will not be adversely affected by the failure of others to become year 2000 compliant. For example, the Company may be adversely affected by, among other things, warranty and other claims made by the Company's customer related to product failures caused by the year 2000 problem, the disruption or inaccuracy of data provided to the Company by non-year 2000 compliant third parties, and the failure of the Company's service providers to become year 2000 compliant. The Company will continue to monitor the progress of its material vendors and customers and formulate a contingency plan at that point in time when the Company does not believe a material vendor or customer will be compliant. Despite the Company's efforts to date, there can be no assurance that the year 2000 problem will not have a material adverse effect on the Company in the future.

Forward-looking Information

     Except for historical information contained herein, the matters discussed in this Quarterly Report on Form 10-QSB are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, but are not limited to, cost overruns in connection with the Company's current contracts, failure of installed systems to perform in accordance with system specifications, the failure of the Company to resolve its differences with Swissair on a favorable basis, the impact of competition and downward pricing pressures, the effect of changing economic conditions and conditions in the airline industry, the inability of the Company to evaluate other businesses, the risks and uncertainties involved in the Company's other proposed business ventures, the impact of any changes in domestic and foreign regulatory environments or the Company's inability to obtain requisite government approvals to conduct its regulated business (such as gaming), the rapidity with which technology in general, and the Company's technology, in particular, are being developed and the possible inability of the Company to maintain its competitveness as a result, the risks involved in currency fluctuation because of the Company's increasing investment in other countries, and the other risks and uncertainties detailed herein and in the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998.

PART II. OTHER INFORMATION

Item 1: Legal Proceedings

     Phillip J. Arnaldi, Individually as surviving father and in his representative capacity as the Administrator of the Estate of Adrienne Valerie Neuweiler, deceased v. SAIR Group, Swissair Transport Company, Ltd., SR Technics Ltd., Delta Airlines, Inc., McDonnell Douglas Corporation, The Boeing Company and Interactive Flight Technologies, Inc., United States District Court, Eastern District of New York, CV 99-1265 - The family of a victim of the air crash involving Swissair Flight No. 111 has alleged that the IFT in-flight entertainment system aboard the involved MD-11 was improperly installed and a cause of the crash. IFT denies all liability and has tendered the defense of this claim to its avionics insurer who has accepted the defense and is vigorously defending the claim.

     First Lawrence Capital Corp. v. James Fox, Irwin Gross, Interactive Flight Technologies, Inc., and John Doe Nos. 1 through 10. Supreme Court of the State of New York, County of Westchester, No. 7196/99 - This is an unliquidated claim by an investment banking firm that alleges its former employee, James Fox, wrongfully brought certain corporate opportunities to IFT when he left his employment with First Lawrence. IFT denies the allegations of the Complaint and is vigorously defending the claim.

Item 6: Exhibits and Reports on Form 8-K

Exhibits

Exhibit No.                Description                                  Page No.
-----------                -----------                                  --------
2.1        Asset Purchase and Sale Agreement dated as of                      *
           April 29, 1999 by and between Interactive
           Flight Technologies, Inc. and The Network Connection, Inc.
2.2        First Amendment to Asset Purchase and Sale Agreement dated         *
           as of May 14, 1999 by and between Interactive Flight
           Technologies, Inc. and The Network Connection, Inc.
3.3        Certificate of Amendment of Amended and Restated                   *
           Certificate of Incorporation of Registrant
3.4        By-law of the Registrant                                           *
3.5        Certificate of Amendment to Amended and Restated                  24
           Certificate of Incorporation of Registrant dated November
           2, 1998
3.6        Certificate of Designations, Preferences, and Rights of           **
           Series A Convertible Preferred Stock of Interactive
           Flight Technologies, Inc.
3.7        Certificate of Designations, Preferences, and Rights of           **
           Series B Convertible Preferred Stock of Interactive
           Flight Technologies, Inc.
4.5        Form of Underwriter's Unit Purchase Option                         *
4.6        Specimen of Class A Common Stock Certificate                       *
4.7        Specimen of Class B Common Stock Certificate                       *
4.10       Specimen of Class D Warrant Certificate                            *
4.11       Stock Purchase Warrant, dated as of November 7, 1996,              *
           issued to FortuNet, Inc.
4.12       Stock Purchase Warrant, dated as of November 12, 1996,             *
           issued to Houlihan Lokey Howard & Zukin

4.13       Certificate of Designations, Preferences and Rights of            27
           Series A Convertible Preferred Stock of Interactive Flight Technologies, Inc.
4.14       Certificate of Designations, Preferences and Rights of            52
           Series B Convertible Preferred Stock of Interactive Flight Technologies, Inc.
10.21      Lease Termination Agreement, dated as of May 27, 1998              *
10.22      Lease Surrender Agreement, dated as of May 12, 1998                *
10.23      Securities Purchase Agreement dated as of May 6, 1999 by          80
           and between Interactive Flight Technologies, Inc. and The
           Shaar Fund, Ltd.
27         Financial Data Schedule                                          108
99.1       Certificate of Designations of Series B Convertible                *
           Preferred Stock of TNC dated October 23, 1998
99.2       Amendment dated as of April 29, 1999 to Certificate of             *
           Designations of Series B Convertible Preferred Stock of TNC
99.3       Certificate of Designation of Series C Convertible                 *
           Preferred Stock of TNC dated as of April 30, 1999
99.4       Certificate of Designations of Series D Convertible                *
           Preferred Stock of TNC dated as of May 5, 1999
99.5       Secured Promissory Note Dated January 26, 1999 made by TNC         *
           and payable to the order of the Company
99.6       Allonge to Secured Promissory Note Dated January 29, 1999          *
99.7       Second Allonge to Secured Promissory Note Dated March 19,          *
           1999
99.8       Third Allonge to Secured Promissory Note Dated March 24,           *
           1999
99.9       Fourth Allonge to Secured Promissory Note Dated May 10, 1999       *

---------
* Incorporated by reference from Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998 and Current Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission.
** See Exhibits 4.13 and 4.14.

(b) Reports on Form 8-K

     The Company did not file any reports on Form 8-K during the quarter ended April 30, 1999.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 14, 1999                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.


                                          By: /s/ Irwin L. Gross
                                              --------------------------------
                                              Irwin L. Gross
                                              Chief Executive Officer



                                          By: /s/ Morris C. Aaron
                                              ---------------------------------
                                              Morris C. Aaron
                                              Chief Financial Officer

                                INDEX OF EXHIBITS
Exhibit No.                Description                                  Page No.
-----------                -----------                                  --------
2.1        Asset Purchase and Sale Agreement dated as of                      *
           April 29, 1999 by and between Interactive
           Flight Technologies, Inc. and The Network Connection, Inc.
2.2        First Amendment to Asset Purchase and Sale Agreement dated         *
           as of May 14, 1999 by and between Interactive Flight
           Technologies, Inc. and The Network Connection, Inc.
3.3        Certificate of Amendment of Amended and Restated                   *
           Certificate of Incorporation of Registrant
3.4        By-law of the Registrant                                           *
3.5        Certificate of Amendment to Amended and Restated                  24
           Certificate of Incorporation of Registrant dated November
           2, 1998
3.6        Certificate of Designations, Preferences, and Rights of           **
           Series A Convertible Preferred Stock of Interactive
           Flight Technologies, Inc.
3.7        Certificate of Designations, Preferences, and Rights of           **
           Series B Convertible Preferred Stock of Interactive
           Flight Technologies, Inc.
4.5        Form of Underwriter's Unit Purchase Option                         *
4.6        Specimen of Class A Common Stock Certificate                       *
4.7        Specimen of Class B Common Stock Certificate                       *
4.10       Specimen of Class D Warrant Certificate                            *
4.11       Stock Purchase Warrant, dated as of November 7, 1996,              *
           issued to FortuNet, Inc.
4.12       Stock Purchase Warrant, dated as of November 12, 1996,             *
           issued to Houlihan Lokey Howard & Zukin
4.13       Certificate of Designations, Preferences and Rights of            27
           Series A Convertible Preferred Stock of Interactive Flight Technologies, Inc.
4.14       Certificate of Designations, Preferences and Rights of            52
           Series B Convertible Preferred Stock of Interactive Flight Technologies, Inc.
10.21      Lease Termination Agreement, dated as of May 27, 1998              *
10.22      Lease Surrender Agreement, dated as of May 12, 1998                *
10.23      Securities Purchase Agreement dated as of May 6, 1999 by          80
           and between Interactive Flight Technologies, Inc. and The
           Shaar Fund, Ltd.
27         Financial Data Schedule                                          108
99.1       Certificate of Designations of Series B Convertible                *
           Preferred Stock of TNC dated October 23, 1998
99.2       Amendment dated as of April 29, 1999 to Certificate of             *
           Designations of Series B Convertible Preferred Stock of TNC
99.3       Certificate of Designation of Series C Convertible                 *
           Preferred Stock of TNC dated as of April 30, 1999
99.4       Certificate of Designations of Series D Convertible                *
           Preferred Stock of TNC dated as of May 5, 1999
99.5       Secured Promissory Note Dated January 26, 1999 made by TNC         *
           and payable to the order of the Company
99.6       Allonge to Secured Promissory Note Dated January 29, 1999          *

99.7       Second Allonge to Secured Promissory Note Dated March 19,          *
           1999
99.8       Third Allonge to Secured Promissory Note Dated March 24,           *
           1999
99.9       Fourth Allonge to Secured Promissory Note Dated May 10, 1999       *

---------
* Incorporated by reference from Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998 and Current Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission.
** See Exhibits 4.13 and 4.14.

                          THE NETWORK CONNECTION, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints ___________________, or any of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Special Meeting of the Stockholders of The Network Connection, INC. (The "Company") to be held at __________________________ on _____________, at 9:00 am, local time, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

Proposal No. 1:     To  ratify  and  approve  the acquisition of the interactive entertainment business of Interactive Flight Technologies, Inc., a Delaware corporation and the related issuance of 1,055,745 shares of the Common Stock, par value $.001 per share and 2,495,400 shares of the Series D 8% Convertible
                    Preferred Stock, par value ___ per share pursuant to an Asset Purchase and Sale Agreement, dated as of April 30,
                    1999 by and between the Company and IFT.

                    ____ VOTE FOR      ____ VOTE AGAINST      ____ VOTE WITHHELD

Proposal No. 2:     A  proposal  to  amend  the  Company's  Amended and Restated
                    Articles of Incorporation to increase the authorized number of shares of capital stock of the Company to 42,500,000, of which 40,000,000 shares will be Common Stock and 2,500,000 shares will be Preferred Stock.

                    ____ VOTE FOR      ____ VOTE AGAINST      ____ VOTE WITHHELD


         PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

     This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

                                        DATED:            , 1999
                                              ------------

                                        ----------------------------------------
                                                      (Signature)


                                        ----------------------------------------
                                                      (Signature)

                                        When signing as executor, administrator,
                                        attorney,  trustee or  guardian,  please
                                        give   full   title   as   such.   If  a
                                        corporation,   please   sign   in   full
                                        corporate  name by  president  or  other
                                        authorized  officer.  If a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person. If a joint tenancy, please have both joint tenants sign.